                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement.          [_] Confidential, For Use of the
                                             Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive proxy statement.

[_] Definitive additional materials.

[_] Soliciting material pursuant to Rule 14a-12.

                          ARGOSY EDUCATION GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement no.:

  (3) Filing Party:

  (4) Date Filed:

                      [ARGOSY EDUCATION GROUP, INC. LOGO]

                    MERGER PROPOSAL--YOUR VOTE IS IMPORTANT

Dear stockholder:

   You are cordially invited to attend a special meeting of stockholders of Argosy Education Group, Inc. to be held at 10:00 a.m. local time on Wednesday, October 31, 2001, at The Northern Trust, 50 South LaSalle Street, 6th Floor Assembly Room, Chicago, Illinois 60675.

   The board of directors of Argosy has unanimously approved an Agreement and Plan of Merger by and among Argosy, Education Management Corporation and HAC Inc., a wholly-owned subsidiary of Education Management. The merger agreement provides for the merger of HAC with and into Argosy, with Argosy becoming a wholly-owned subsidiary of Education Management. In the merger, you will be entitled to receive $12.00 in cash, without interest, for each of your shares of Argosy common stock. At the special meeting, you will be asked to consider and vote upon the approval of the merger agreement and the merger.

   The board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Argosy and its stockholders. The board of directors unanimously recommends that you vote in favor of the approval of the merger agreement and the merger.

   The accompanying proxy statement explains the proposed merger and related transactions and provides specific information concerning the special meeting. We encourage you to read this information carefully and vote your shares promptly. You may also obtain additional information about us from documents that we have filed with the Securities and Exchange Commission.

   Your vote is important. Because approval of the merger agreement and the merger is based on the affirmative vote of at least two-thirds of all shares outstanding rather than of the number of votes cast, failure to vote your shares will have the same effect as voting against the merger agreement and the merger. Before I sold 4.9 million shares of Argosy common stock beneficially owned by me to Education Management, which represented approximately 75% of Argosy's outstanding shares of common stock, I voted all 4.9 million shares in favor of the merger agreement and the merger. I encourage you to also vote your shares by signing, dating and promptly returning the enclosed proxy card to ensure that your shares will be voted at the meeting. Instructions regarding voting by proxy are contained on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

   On behalf of the board of directors, I thank you for your continuing support and urge you to vote FOR approval of the merger agreement and the merger.

                                          Sincerely,

                                          /s/ Michael C. Markovitz

                                          Michael C. Markovitz

                                          Chairman of the Board


    Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the merger described in the accompanying proxy statement, nor have they determined if the proxy statement is adequate or accurate. Furthermore, the Securities and Exchange Commission has not determined the fairness or merits of the merger. Any representation to the contrary is a criminal offense.

   The accompanying proxy materials are dated September 27, 2001 and are first being mailed to our stockholders on or about October 1, 2001.

                          ARGOSY EDUCATION GROUP, INC.
                            Two First National Plaza
                       20 South Clark Street, Suite 2800
                            Chicago, Illinois 60603

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               Wednesday, October 31, 2001 at 10:00 a.m. local
DATE AND TIME:                 time.

PLACE:                         The Northern Trust
                               50 South LaSalle Street, 6th Floor Assembly
                               Room
                               Chicago, Illinois 60675

ITEMS OF BUSINESS:             (1) Consider and vote upon a proposal to
                               approve the Agreement and Plan of Merger dated
                               July 9, 2001, by and among Argosy Education
                               Group, Inc., Education Management Corporation and HAC Inc., and the transactions contemplated by such merger agreement, including the merger.

                               The merger agreement provides for, among other things, the merger of HAC, a wholly-owned subsidiary of Education Management, with and into Argosy, with Argosy becoming a wholly-owned subsidiary of Education Management. The merger agreement provides that the stockholders of Argosy will be entitled to receive $12.00 in cash, without interest, for each share of Argosy common stock owned by them.

                               (2) Transact such other business as may
                               properly come before the special meeting or any adjournment or postponement thereof.

DISSENTERS' RIGHTS:            If you do not vote in favor of the merger
                               agreement and the merger, you have the right to dissent and to obtain payment for the fair value of your shares if the merger is consummated and you comply with the requirements set forth in the Illinois Business
                               Corporation Act related to dissenters' rights described on pages 42 to 43 of the accompanying proxy statement.

RECORD DATE:                   Only stockholders of record at the close of
                               business on September 17, 2001 are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.

VOTING BY PROXY:               You may vote in person or by proxy. In order to
                               assure that your vote will be counted, whether or not you plan to attend the special meeting, please vote by signing, dating and returning the enclosed proxy card promptly in the enclosed prepaid envelope. Instructions regarding voting by proxy are contained on the proxy card.

                               Your vote is important. Because the vote is based on the number of shares outstanding rather than the number of votes cast, failure to vote your shares will have the same effect as voting against the merger agreement and the merger.

                                          By Order of the Board of Directors,

                                          /s/ Charles T. Gradowski

                                          Chief Financial Officer

Chicago, Illinois
September 27, 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Summary Term Sheet........................................................   1

About the Special Meeting.................................................   8
  Why am I receiving these materials?.....................................   8
  What am I being asked to vote upon?.....................................   8
  What is the voting recommendation of our board of directors?............   8
  When and where will the special meeting be held?........................   8
  Who may vote and attend the special meeting?............................   8
  What constitutes a quorum at the special meeting?.......................   9
  How can I vote shares held in my broker's name?.........................   9
  How do I vote?..........................................................   9
  What happens if I do not vote?..........................................   9
  Can I change my vote?...................................................  10
  What vote is required to approve the merger agreement and the merger?...  10
  Have any stockholders agreed to vote their shares for the proposal to approve the merger agreement and the merger?...........................  10
  What should I do now?...................................................  11
  Should I send in my stock certificates now?.............................  11
  What rights do I have if I oppose the merger?...........................  11
  Are there any other matters that will be considered at this special meeting?...............................................................  11
  How are we soliciting this proxy and who will bear the costs?...........  11
  Who can help answer my questions?.......................................  12

The Parties...............................................................  13

The Merger................................................................  14
  Background of the Merger................................................  14
  Recommendation of the Board of Directors; Fairness of the Merger........  15
  Opinion of Financial Advisor............................................  17
  Certain Effects of the Merger...........................................  20
  Conduct of the Business of Argosy if the Merger is Not Consummated......  22
  Accounting Treatment....................................................  22
  Financing of the Merger and Stock Purchase..............................  22
  Regulatory Requirements.................................................  22
  Conflicts of Interest of Certain Persons in the Merger; Certain
   Relationships..........................................................  23
  Material Federal Income Tax Consequences of the Merger..................  25
  Fees and Expenses.......................................................  26

The Stock Purchase Agreement..............................................  27
  Background..............................................................  27
  Purchase of Common Stock................................................  27
  Escrow Release..........................................................  27
  Rescission of Stock Purchase............................................  27
  Agreement to Vote.......................................................  28
  Change of Control of our Board of Directors.............................  28
  Sale of Certain Businesses..............................................  29

The Merger Agreement......................................................  30
  Completion of the Merger................................................  30
  Merger Consideration....................................................  30

  The Exchange Fund; Payment for Shares of Argosy Common Stock..............  30
  Transfers of Argosy Common Stock..........................................  31
  Treatment of Options and Warrants.........................................  31
  Representations and Warranties............................................  32
  Covenants.................................................................  33
  Conditions to the Merger..................................................  38
  Termination...............................................................  40
  Termination Fee...........................................................  41
  Amendments and Waivers....................................................  41

Dissenters' Rights..........................................................  42

Provisions for Unaffiliated Security Holders................................  44

Market for Argosy Common Stock..............................................  44

Securities Ownership........................................................  45

Our Directors and Executive Officers........................................  46

Our Board of Directors......................................................  48

Executive Compensation......................................................  50

Section 16(a) Beneficial Ownership Reporting Compliance.....................  54

Audit Committee Report......................................................  54

Stock Price Performance Graph...............................................  55

Stockholder Proposals.......................................................  56

Where You Can Find More Information.........................................  56

Additional Information......................................................  57

Independent Auditors........................................................  57

Cautionary Statement Regarding Forward-Looking Statements...................  57

Other Business..............................................................  58

ANNEXES

   Annex A Agreement and Plan of Merger
   Annex B Stock Purchase Agreement
   Annex C Illinois Business Corporation Act--Right to Dissent
   Annex D Opinion of JPMorgan H&Q

                     [ARGOSY EDUCATION GROUP, INC. LOGO]


                            Two First National Plaza
                       20 South Clark Street, Suite 2800
                            Chicago, Illinois 60603

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This proxy statement contains information related to the special meeting of stockholders of Argosy Education Group, Inc., to be held on Wednesday, October 31, 2001 at 10:00 a.m. local time at The Northern Trust, 50 South LaSalle Street, 6th Floor Assembly Room, Chicago, Illinois, or at such other time and place to which the special meeting may be adjourned or postponed. The enclosed proxy is solicited by our board of directors.

                               SUMMARY TERM SHEET

   The following summary briefly describes the material terms of the merger of HAC Inc., a wholly-owned subsidiary of Education Management Corporation, with and into Argosy Education Group, Inc., pursuant to the Agreement and Plan of Merger attached hereto as Annex A. While this summary describes the material terms that you should consider when evaluating the merger agreement and the transactions contemplated by such merger agreement, including the merger, we encourage you to read the entire proxy statement and the documents attached to this proxy statement. We have included below section references to direct you to a more complete description of the topics addressed in this summary.

The Proposed Transaction

  . You are being asked to consider and vote upon a proposal to approve the merger agreement and the merger. The merger agreement provides for HAC, a wholly-owned subsidiary of Education Management, to be merged with and into Argosy. As a result of the merger and the stock purchase described below, Argosy will become a wholly-owned subsidiary of Education Management.

  . Because Education Management required U.S. Department of Education approval as a condition to the merger, it was necessary in order to facilitate such approval process for Michael C. Markovitz, our Chairman of the Board, to agree to sell 4.9 million shares of Argosy common stock that he beneficially owns to Education Management prior to the merger and upon the satisfaction of certain conditions. Dr. Markovitz, who has already voted the 4.9 million shares in favor of the merger agreement and the merger, will receive the same consideration for his shares that you will be receiving in connection with the merger. On September 26, 2001,
    4.9 million shares of Argosy common stock beneficially owned by Dr. Markovitz were transferred into escrow, along with the purchase price, pending the closing of the merger. A change in control of Argosy occurred as a result of the sale and purchase of the 4.9 million shares.

  . If the merger agreement is terminated as described below, Education
    Management may still retain Dr. Markovitz's shares and remain the controlling stockholder of Argosy. All of our current directors, other than Dr. Markovitz, have agreed to resign in such event and, in connection therewith, Dr. Markovitz has agreed to appoint to our board three new directors nominated by Education Management.

  . As a result of the merger:

   --you will receive cash in exchange for your shares of common stock and will no longer have any interest in the future earnings or growth of Argosy;

   --Argosy will no longer be a public company; and

   --the common stock will no longer be quoted on the Nasdaq National
    Market.

  Please read "ABOUT THE SPECIAL MEETING" beginning on page 8, "THE MERGER-- Certain Effects of the Merger" beginning on page 20 and "THE STOCK PURCHASE AGREEMENT" beginning on page 27.

Payment

  . If the merger is completed, you will receive $12.00 in cash, without interest, for each of your shares of common stock, unless you perfect your dissenters' rights as described below.

  Please read "THE MERGER" beginning on page 14 and "THE MERGER AGREEMENT" beginning on page 30.

Dissenters' Rights

  . If you do not vote in favor of the merger agreement and the merger, you have the right to dissent and obtain payment for the fair value of your shares, plus any accrued interest, if the merger is consummated and you comply with the requirements set forth in the Illinois Business Corporation Act described below.

  For a more complete description of your dissenters' rights, please read "DISSENTERS' RIGHTS" beginning on page 42.

Recommendation to Stockholders

  . Based upon the determination of our board of directors that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Argosy and its stockholders, the board unanimously recommends to the stockholders of Argosy that they vote in favor of approving the merger agreement and the merger.

  . When you consider the recommendation of our board of directors, you should be aware that certain directors and executive officers of Argosy may have interests, described below, that are different from, or in addition to, their interests as stockholders of Argosy generally. The board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

  Please read "THE MERGER--Recommendation of the Board of Directors; Fairness of the Merger" beginning on page 15 and "THE MERGER--Conflicts of Interest of Certain Persons in the Merger; Certain Relationships" beginning on page 23.

Opinion of Financial Advisor

  . In deciding to approve the merger agreement and the merger, the board of directors received and considered the opinion of its financial advisor, JPMorgan H&Q, a division of J.P. Morgan Securities Inc., that, as of the date of such opinion, and based upon and subject to certain matters set forth in such opinion, the $12.00 per share cash consideration to be received by the stockholders of Argosy is fair from a financial point of view to such stockholders.

  We urge you to read "THE MERGER--Opinion of the Financial Advisor" beginning on page 17 and the full text of the opinion attached to this proxy statement as Annex D.

The Special Meeting

  . The special meeting will be held on Wednesday, October 31, 2001 at 10:00 a.m. local time at The Northern Trust, 50 South LaSalle Street, 6th Floor Assembly Room, Chicago, Illinois.

  . The merger agreement and the merger must be approved by the affirmative vote of holders of at least two-thirds of the outstanding shares of common stock. Pursuant to the terms of the stock purchase agreement attached hereto as Annex B, Dr. Markovitz, who beneficially owned approximately 75% of the outstanding shares of our common stock prior to selling such shares to Education Management, has already voted all such shares of common stock in favor of the merger agreement and the merger and has also given an irrevocable proxy to Education Management to vote such shares.

  . You are entitled to vote at the special meeting if you owned shares of common stock at the close of business on September 17, 2001, the record date for the special meeting.

  . On September 17, 2001, the 4.9 million shares of Argosy Class B common stock (with 10 votes per share) beneficially owned by Dr. Markovitz were converted into the same number of shares of Argosy Class A common stock (with 1 vote per share) in accordance with the terms of our articles of incorporation. We no longer have any Class B common stock outstanding and, as of the record date, Dr. Markovitz beneficially held approximately 75% of the outstanding shares of our common stock.

  Please read "ABOUT THE SPECIAL MEETING" beginning on page 8 and "THE STOCK PURCHASE AGREEMENT" beginning on page 27.

Education Management Corporation and HAC Inc.

  . Education Management Corporation, a Pennsylvania corporation, is among the largest providers of proprietary post-secondary education in the United States, based on student enrollments and revenues. Its schools offer bachelor's and associate's degree programs and non-degree programs in the areas of design, media arts, culinary arts and fashion.

  . HAC Inc. is a newly-formed Illinois corporation and a wholly-owned subsidiary of Education Management formed for the sole purpose of effecting the merger.

  Please read "PARTIES" beginning on page 13.

Regulatory Approvals

  . The merger agreement requires that the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been terminated or shall have expired, and certain approvals from regulatory and accrediting bodies, including without limitation the U.S. Department of Education, educational licensing agencies in the states where Argosy does business and the agencies who accredit Argosy's schools, shall have been obtained to the extent necessary to consummate the merger. On July 27, 2001, the Federal Trade Commission granted early termination of the waiting period under the HSR Act and Argosy, with the assistance of Education Management, continues to work toward obtaining the approvals of the regulatory and accrediting bodies.

  . The consummation of the merger is also conditioned upon receipt of final approval from the Department of Education, state education licensing authorities and accrediting agencies of the change in control effected pursuant to the merger agreement and the stock purchase agreement. Argosy has received notice in writing from the Department of Education that it sees no material impediment to a prompt resumption of Title IV funding pending its final review of Argosy's application and Argosy, together with Education Management, is working to achieve final approval from the Department of Education and the state licensing authorities and accrediting agencies whose approval is required.

  . No other government or other regulatory approvals are required as a prerequisite to the merger other than certain required filings pursuant to federal securities laws and the filing of the certificate of merger with the Secretary of State of the State of Illinois.

   Please read "THE MERGER--Regulatory Requirements" beginning on page 22.

Financing

  . We estimate that approximately $78.0 million is required for the payment by Education Management of (1) the consideration for the 4.9 million shares of common stock purchased from Dr. Markovitz and (2) the merger consideration for the common stock to be paid to our stockholders, assuming no stockholders perfect their dissenters' rights under Illinois law. In addition, we estimate that $1,104,000 will be required to be paid with respect to the economic value (or spread) on a stock purchase warrant.

  . Education Management has obtained and delivered to Argosy a commitment letter from National City Bank pursuant to which Education Management expects to have available to it sufficient funds to consummate the transactions contemplated by the merger agreement and the stock purchase agreement, including payment of the merger consideration and all related costs and expenses.

   Please read "THE MERGER--Financing of the Merger and Stock Purchase" beginning on page 22.

Surrender of Certificates

  . Pursuant to the merger agreement, Education Management will deposit with Mellon Investor Services, or another similar institution, an amount of cash necessary to pay the aggregate consideration payable to the stockholders of Argosy in the merger. Promptly after the effective time of the merger, each stockholder of record will be mailed a letter of transmittal and detailed instructions specifying the procedures to be followed in surrendering certificates representing common stock. Share certificates should not be forwarded until receipt of the letter of transmittal.

  . Upon the proper surrender of your share certificate(s), you will receive a check representing an amount equal to $12.00 per share of common stock so surrendered, without interest.

  Please read "THE MERGER AGREEMENT--The Exchange Fund; Payment for Shares of Argosy Common Stock" beginning on page 30.

Conditions to the Merger

   The obligations of Argosy, Education Management and HAC to consummate the merger and the other transactions are subject to the satisfaction or waiver of the following conditions:

  . The expiration of the applicable waiting period under the HSR Act in connection with the transactions contemplated by the merger agreement and by the stock purchase agreement.

  . All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental entity or accrediting body required by or with respect to Argosy, Education Management or any of their respective subsidiaries in connection with the execution and delivery of the merger agreement or the consummation of the merger and other transactions contemplated thereby and by the stock purchase agreement shall have been obtained or made except for such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Argosy or Education Management or materially impair Argosy's, Education Management's or HAC's ability to consummate the merger.

  . The merger agreement, the merger and the transactions contemplated by the merger agreement shall have received the requisite approval and authorization of the stockholders in accordance with applicable law and the articles of incorporation and bylaws of Argosy.

  . No law shall have been enacted or promulgated by any governmental entity which prohibits the consummation of the merger or the transactions contemplated by the stock purchase agreement and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the merger.

  . Argosy shall have cleared all SEC comments to this proxy statement, if any. No proceeding preventing distribution of this proxy statement or any part thereof shall have been initiated or threatened in writing by the SEC, and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of Argosy and Education Management.

  . No action, suit or proceeding shall be pending before any governmental entity which is reasonably likely to result in a judgment, order, decree, stipulation or injunction that would (1) prevent consummation of any of the transactions contemplated by the merger agreement or the stock purchase agreement, (2) cause any of the transactions contemplated by the merger agreement or the stock purchase agreement to be rescinded following consummation or (3) affect adversely the right of Education Management to own, operate or control any material portion of the assets and operations of the surviving corporation and each of its subsidiaries following the transactions contemplated in the merger agreement or in the stock purchase agreement, and no such judgment, order, decree, stipulation or injunction shall be in effect.

   The obligations of Argosy to consummate the merger and the other transactions are subject to satisfaction or waiver of the following additional conditions:

  . The representations and warranties of Education Management and HAC contained in the merger agreement shall be true and correct in all respects as of the closing date with the same effect as though made as of the closing date except (1) for changes specifically contemplated by the terms of the merger agreement and (2) where the failure of the representations and warranties to be true and correct in all respects could not in the aggregate reasonably be expected to have a material adverse effect on Education Management.

  . Education Management shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with by it at or prior to the closing date.

  . If the closing under the stock purchase agreement shall have occurred and not been rescinded, Education Management shall have irrevocably directed the escrow agent to release the escrowed funds upon consummation of the merger in accordance with the stock purchase agreement and the escrow agreement.

  . Education Management shall have delivered to Argosy an officers' certificate certifying the satisfaction of certain closing conditions.

  . Argosy shall be reasonably satisfied with all of the actions taken by Education Management in connection with the proposed transactions and all certificates, opinions, instruments and other documents required to effect the proposed transactions shall have been reasonably satisfactory in form and substance to Argosy and its counsel.

   The obligations of Education Management and HAC to consummate the merger and the other transactions are subject to satisfaction or waiver of the following additional conditions:

  . The representations and warranties of Argosy contained in the merger agreement shall be true and correct in all respects as of the closing date with the same effect as though made as of the closing date except
     (1) for changes specifically contemplated by the terms of the merger agreement and (2) where the failure of the representations and warranties to be true and correct in all respects could not in the aggregate reasonably be expected to have a material adverse effect on Argosy.

  . Argosy shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with by it at or prior to the closing date.

  . Argosy shall have delivered to Education Management an officers' certificate certifying the satisfaction of certain closing conditions.

  . From the date of the merger agreement to the effective time of the merger, there shall not have been any event or development which results in a material adverse effect on Argosy.

  . Education Management shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of the material contracts of Argosy, except where the failure to so obtain could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Argosy.

  . Education Management shall have received all written consents, assignments, waivers, authorizations or other certificates from state education regulatory bodies and any other applicable governmental entities to the extent necessary to consummate the merger and the other transactions contemplated by the merger agreement and by the stock purchase agreement.

  . All conditions precedent to the escrow release set forth in the stock purchase agreement, including receipt of final Department of Education approval of the Argosy schools' applications for recertification to participate in the Title IV programs after closing, shall have been satisfied or waived by Education Management.

  . Argosy shall have, if requested by Education Management, completed the sale, divestiture, donation or other disposition of the excluded operations as contemplated by the merger agreement.

  . Education Management shall be reasonably satisfied with all of the actions taken by Argosy in connection with the proposed transactions and all certificates, opinions, instruments and other documents required to effect the proposed transactions shall have been reasonably satisfactory in form and substance to Education Management and its counsel.

  Please read "THE MERGER AGREEMENT--Conditions to the Merger" beginning on page 38.

Effective Time

  . The merger will become effective as of the date and time that a certificate of merger is filed with the Secretary of State of the State of Illinois, which is expected to occur as soon as practicable after the Argosy stockholders approve the merger agreement and the merger at the special meeting and the closing conditions described above are satisfied or waived.

  Please read "THE MERGER AGREEMENT--Completion of the Merger" on page 30.

Termination and Termination Fee

  . The merger agreement may be terminated at any time prior to the effective time of the merger by the mutual agreement of the parties.

  . The merger agreement may be terminated by either Argosy or Education Management upon the occurrence of certain events described on page 40, including if the merger has not been consummated by January 31, 2002, subject to a limited exception.

  . We may terminate the merger agreement upon the occurrence of events described on pages 40 to 41, including in the event that our board of directors determines that an alternative acquisition proposal to acquire Argosy is more favorable to you than a transaction with Education Management.

  . Education Management may terminate the merger agreement upon the occurrence of the events described on page 41, including in the event Argosy's board withdraws or modifies, in a manner adverse to Education Management, its recommendation that you vote in favor of the merger agreement.

  . Upon the occurrence of certain events described on pages 40 to 41, including a termination relating to any alternative acquisition proposal as described above, Argosy must pay Education Management a $2.0 million termination fee.

  . The stock purchase agreement does not terminate automatically if the merger agreement is terminated and, therefore, Education Management may retain the 4.9 million shares that were previously beneficially owned by Dr. Markovitz and remain the controlling stockholder of Argosy.

  Please read "THE MERGER AGREEMENT--Termination" beginning on page 40 and "THE MERGER AGREEMENT--Termination Fee" beginning on page 41.

Tax Consequences and Accounting Treatment

  . The receipt of cash in the merger by you will be taxable to you for U.S.
    federal income tax purposes in the same way as if you sold your shares in the market for $12.00 per share in cash. Assuming you hold your shares as a capital asset, you will recognize capital gain or loss on each share as a result of the merger equal to the difference, if any, between $12.00 per share and your adjusted tax basis in such share.

  . You will need to provide a Substitute Form W-9 along with your letter of transmittal or a tax withholding will be made from your merger consideration.

  . Because of the complexities of the tax laws, you are advised to consult your own tax advisors concerning the applicable federal, state, local, foreign and other tax consequences resulting from the merger.

  . The merger will be treated as a "purchase" for accounting purposes.

  Please read "THE MERGER--Material Federal Income Tax Consequences of the Merger" beginning on page 25 and "THE MERGER--Accounting Treatment" on page 22.

                               ----------------

   Throughout this proxy statement, the term "merger agreement" refers to the Agreement and Plan of Merger dated July 9, 2001, by and among Argosy, Education Management and HAC (a copy of which is included at the back of this proxy statement as Annex A), the term "merger" refers to the merger of HAC, a wholly-owned subsidiary of Education Management, with and into Argosy, with Argosy becoming a wholly-owned subsidiary of Education Management, the term "merger consideration" refers to the $12.00 per share in cash, without interest, to be received by stockholders of Argosy in the merger and the term "stock purchase agreement" collectively refers to the Stock Purchase Agreement dated July 9, 2001, by and between Education Management and Michael C. Markovitz (a copy of which is included at the back of this proxy statement as Annex B) and the Joinder Agreement dated September 26, 2001, by and between Education Management, Dr. Markovitz, The MCM Trust and the Michael C. Markovitz Dynastic Trust (a copy of which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 27, 2001 and incorporated herein by reference). For ease of reference, we sometimes refer in this document to Education Management Corporation as "Education Management," to HAC Inc. as "HAC," and to Argosy Education Group, Inc. as "Argosy," "we," "us" and "our." We are also using the term "common stock" to mean the Argosy Class A common stock, par value $0.01 per share.

                           ABOUT THE SPECIAL MEETING

Q:  Why am I receiving these            A:  This proxy statement is being
    materials?                              furnished to you and the other
                                            stockholders of Argosy in
                                            connection with the solicitation of
                                            proxies on behalf of the board of
                                            directors for use at a special
                                            meeting of stockholders to be held
                                            on October 31, 2001, or at any
                                            adjournment or postponement
                                            thereof. This proxy statement is
                                            first being mailed to our
                                            stockholders on or about October 1,
                                            2001.

Q:  What am I being asked to vote       A:  You are being asked to vote upon a
    upon?                                   proposal to approve a merger
                                            agreement and the transactions
                                            contemplated thereby, including the
                                            merger.

Q:  What is the voting                  A:  Our board of directors has:
    recommendation of our board of
    directors?

                                           .  unanimously determined that the
                                              merger agreement and the
                                              transactions contemplated
                                              thereby, including the merger,
                                              are fair and in the best
                                              interests of Argosy and its
                                              stockholders;

                                           .  unanimously approved and adopted
                                              the form, terms and provisions
                                              of the merger agreement and the
                                              performance by Argosy of its
                                              obligations under the merger
                                              agreement; and

                                           .  unanimously recommended to the
                                              stockholders of Argosy that they
                                              authorize and approve the merger
                                              agreement and Argosy's
                                              performance thereunder.

Q:  When and where will the             A:  The special meeting will take place
    special meeting be held?                at 10:00 a.m. local time on
                                            Wednesday, October 31, 2001 at The
                                            Northern Trust, 50 South LaSalle
                                            Street, 6th Floor Assembly Room,
                                            Chicago, Illinois.

Q:  Who may vote and attend the         A:  All stockholders of record as of
    special meeting?                        the close of business on September
                                            17, 2001, the record date for the
                                            special meeting, are entitled to
                                            receive notice of and to attend and
                                            vote at the special meeting, or any
                                            postponement or adjournment
                                            thereof.

                                           As of the record date, we had
                                           outstanding 6,497,296 shares of
                                           Class A common stock. On September
                                           17, 2001, the 4,900,000 shares of
                                           Class B common stock (with 10 votes
                                           per share) beneficially owned by
                                           Dr. Markovitz, which represented
                                           all of the issued and outstanding
                                           shares of our Class B common stock,
                                           were converted into the same number
                                           of shares of our Class A common
                                           stock (with 1 vote per share) in
                                           accordance with the terms of our
                                           articles of incorporation. We no
                                           longer have any Class B common
                                           stock outstanding.

Q:  What constitutes a quorum at
    the special meeting?                A:  The presence in person or by proxy
                                            of holders of at least a majority
                                            of the outstanding shares of common
                                            stock entitled to vote at the
                                            special meeting constitutes a
                                            quorum. Proxies received but marked
                                            as abstentions and properly
                                            executed "broker non-votes" will be
                                            included in the calculation of the
                                            number of shares considered to be
                                            present and entitled to vote at the
                                            meeting.

                                           "Broker non-votes" result when
                                           brokers are precluded from
                                           exercising their voting discretion
                                           with respect to the approval of
                                           non-routine matters, such as the
                                           proposal to approve the merger
                                           agreement and the merger. Absent
                                           specific instructions from the
                                           beneficial owner of those shares,
                                           brokers are not empowered to vote
                                           the shares with respect to the
                                           approval of those proposals.

Q:  How can I vote shares held in       A:  If your broker holds your shares in
    my broker's name?                       its name (or in what is commonly
                                            called "street name"), then you
                                            should give your broker
                                            instructions on how to vote.
                                            Otherwise, your shares will not be
                                            voted and you will, in effect, be
                                            voting against the merger agreement
                                            and the merger.

Q:  How do I vote?                      A:  You can vote on the merger
                                            agreement and the merger in two
                                            ways:

                                           .  by completing, dating and
                                              signing the enclosed proxy card
                                              and returning it in the enclosed
                                              postage-paid envelope; or

                                           .  by written ballot at the special
                                              meeting.

                                           Please see your proxy card for
                                           specific instructions on the above
                                           methods of voting.

                                           All shares of common stock
                                           represented at the special meeting
                                           by properly executed proxies
                                           received prior to or at the special
                                           meeting, unless previously revoked,
                                           will be voted at the special
                                           meeting in accordance with the
                                           instructions on the proxies. Unless
                                           contrary instructions are
                                           indicated, proxies will be voted
                                           "FOR" the approval of the merger
                                           agreement and the merger. In
                                           addition, the persons designated on
                                           our proxy card will have the
                                           discretion to vote on such other
                                           matters as may properly come before
                                           the special meeting.

Q: What happens if I do not vote?
                                        A: Because approval of the merger
                                           agreement and the merger is based on
                                           the affirmative vote of at least
                                           two-thirds of all shares of common
                                           stock outstanding rather than the
                                           number of votes cast, failure to
                                           vote your shares using one of the
                                           two
                                         ways described above will have the
                                         same effect as voting against the
                                         merger agreement and the merger.
                                         Similarly, abstentions and "broker
                                         non-votes" will have the same effect
                                         as a vote against approval of the
                                         merger and the merger agreement.

Q: Can I change my vote?              A: Yes. You may change your vote at any
                                         time before the vote at the special
                                         meeting. For shares held directly in
                                         your name, you may do this by:

                                         . filing with the Chief Financial
                                           Officer of Argosy a notice of
                                           revocation;

                                         . sending in another duly executed
                                           and completed proxy card bearing a
                                           later date; or

                                         . attending the special meeting and
                                           casting your vote in person.

                                         Your last vote is the vote that is
                                         counted. Simply attending the meeting
                                         alone will not revoke your proxy
                                         unless you vote at the meeting. For
                                         shares held in "street name," you may
                                         change your vote only by giving new
                                         voting instructions to your broker or
                                         nominee.

Q:  What vote is required to          A: The merger agreement and the
    approve the merger agreement         transactions contemplated thereby,
    and the merger?                      including the merger, must be
                                         approved by the affirmative vote of
                                         the holders of at least two-thirds of
                                         the outstanding shares of common
                                         stock.

                                         Holders of our common stock are
                                         entitled to 1 vote per share. We no
                                         longer have outstanding any shares of
                                         our supervoting Class B common stock.

Q: Have any stockholders agreed       A: Yes. Michael C. Markovitz, our
   to vote their shares for the          Chairman of the Board, has already,
   proposal to approve the merger        pursuant to the terms of the stock
   agreement and the merger?             purchase agreement attached hereto as
                                         Annex B, voted 4.9 million shares of
                                         common stock of Argosy beneficially
                                         owned by him on the record date in
                                         favor of the merger agreement and the
                                         merger and also has given an
                                         irrevocable proxy to Education
                                         Management to vote such shares. As of
                                         the record date, Dr. Markovitz
                                         beneficially owned 4,950,418 shares
                                         of our common stock and controlled
                                         approximately 75% of the voting
                                         power.

                                        Dr. Markovitz voted the 4.9 million
                                         shares beneficially owned by him in
                                         favor of the merger and the merger
                                         agreement prior to transferring title
                                         to such shares to Education
                                         Management pursuant to the stock
                                         purchase agreement.

Q: What should I do now?
                                        A: Please carefully review this proxy
                                           statement, including the annexes,
                                           and consider how the merger affects
                                           you. Then, vote your shares in one
                                           of the two ways described above so
                                           that your shares may be represented
                                           and voted at the special meeting.

Q: Should I send in my stock            A: No. After the merger is completed,
   certificates now?                       you will receive a letter of
                                           transmittal and written instructions
                                           that will tell you how to exchange
                                           your certificates for $12.00 per
                                           share. PLEASE DO NOT SEND IN YOUR
                                           CERTIFICATES NOW OR WITH YOUR PROXY
                                           CARD. Hold your certificates until
                                           you receive further instructions.

Q: What rights do I have if I           A: If you wish, you may seek to obtain
   oppose the merger?                      the fair value of your shares of
                                           common stock, but only if you comply
                                           with all of the requirements of
                                           Illinois law relating to dissenters'
                                           rights described on pages 42 to 43
                                           and in Annex C of this proxy
                                           statement.

                                          As explained below, a vote in favor
                                           of the merger agreement and the
                                           merger means that the holder of
                                           those shares will not have the right
                                           to dissent and seek payment of the
                                           fair value of such shares.

Q: Are there any other matters          A: We do not know of any other matters
   that will be considered at this         that are to come before the special
   special meeting?                        meeting. If any other matters are
                                           properly presented at the special
                                           meeting for action, the persons
                                           named in the enclosed proxy card and
                                           acting thereunder generally will
                                           have discretion to vote on such
                                           matters in accordance with their
                                           best judgment. Notwithstanding the
                                           foregoing, the persons named in the
                                           enclosed proxy card will not use
                                           their discretionary authority to use
                                           proxies voting against the merger
                                           agreement and the merger to vote in
                                           favor of adjournment or postponement
                                           of the special meeting.

Q: How are we soliciting this           A: We will bear the cost of preparing,
   proxy and who will bear the             assembling and mailing this proxy
   costs?                                  statement, the notice of special
                                           meeting of stockholders and the
                                           enclosed proxy card. We are
                                           requesting that banks, brokers and
                                           other custodians, nominees and
                                           fiduciaries forward copies of the
                                           proxy materials to their principals
                                           and request authority for the
                                           execution of proxies. We may
                                           reimburse such persons for the
                                           expenses they incur in so doing. In
                                           addition to the solicitation of
                                           proxies by mail, our directors,
                                           officers and employees may, without
                                           receiving any
                                           additional compensation, solicit
                                           proxies by telephone, telefax,
                                           telegram, other electronic means or
                                           in person.

Q: Who can help answer my               A: If you have more questions about the
   questions?                              special meeting or the merger or
                                           would like additional copies of this
                                           proxy statement, you should contact
                                           Charles T. Gradowski, Chief
                                           Financial Officer of Argosy, at Two
                                           First National Plaza, 20 South Clark
                                           Street, Suite 2800, Chicago,
                                           Illinois 60603; telephone (312) 899-
                                           9900.

                                           No person is authorized to give any
                                           information or make any
                                           representation not contained in
                                           this proxy statement, and if given
                                           or made, such information or
                                           representation should not be relied
                                           upon as having been authorized.

                                  THE PARTIES

Argosy Education Group, Inc.

   Argosy Education Group, Inc., an Illinois corporation incorporated in 1975, is a leading provider of undergraduate and graduate education, with a primary focus on doctoral-level academic programs.

   Argosy recently announced that it is combining its three largest educational institutions -- the American Schools of Professional Psychology, the University of Sarasota and the Medical Institute of Minnesota -- to create a national university called Argosy University. Argosy University will have 18 campuses nationwide offering doctoral, master's, bachelor's and associate's degrees in education, psychology, business and health care. Argosy also owns:

  . Western State University College of Law and John Marshall Law School of Atlanta, Georgia;

  . Prime Tech Institute in Toronto, Canada;

  . The Ventura Group, a professional services division which offers licensure preparation courses for the mental health professions and continuing education for the periodic re-certification of K-12 teachers; and

  . The Connecting Link, a provider of continuing professional education for K-12 teachers.

   The principal executive offices of Argosy are located at Two First National Plaza, 20 South Clark Street, Suite 2800, Chicago, Illinois 60603; telephone:
(312) 899-9900.

   For additional information regarding us and our business, see "WHERE YOU CAN FIND MORE INFORMATION" and "ADDITIONAL INFORMATION" beginning on pages 56 and 57, respectively.

Education Management Corporation

   Education Management Corporation, a Pennsylvania corporation incorporated in 1962, is among the largest providers of proprietary post-secondary education in the United States, based on student enrollment and revenues. Education Management's 24 current educational institutions offer bachelor's and associate's degree programs and non-degree programs in the areas of design, media arts, culinary arts and fashion.

   The common stock of Education Management is quoted on the Nasdaq National Market under the symbol "EDMC." The principal executive offices of Education Management are located at 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222; telephone: (412) 562-0900.

HAC Inc.

   HAC Inc. is an Illinois corporation and a wholly-owned subsidiary of Education Management formed in July 2001 for the purpose of effecting the merger. HAC has not carried on any activities to date other than those incident to its formation and the negotiation and execution of the merger agreement.

   The principal executive offices of HAC are located at 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222; telephone: (412) 562-0900.

                                   THE MERGER

Background of the Merger

   Our board of directors and management regularly consider the strategic alternatives of Argosy as part of their ongoing efforts to enhance stockholder value. These alternatives have generally included (1) continuing our pursuit of organic growth and executing selective acquisitions and (2) entering into a business combination with a strategic partner to gain access to greater financial resources and operational capabilities.

   From time to time, directors and management of Argosy have had contacts with parties interested in pursuing a business combination with Argosy. In particular, in the first half of 2000, Argosy entertained discussions with several parties who had expressed interest in acquiring the company. These organizations included both private equity sponsored buyers and other publicly traded education companies. All of these discussions remained preliminary. In late 2000 and continuing into early 2001, Argosy entertained discussions with another private equity sponsored buyer interested in a business combination. In each case the discussions contemplated an acquisition price less than the proposed merger consideration per share.

   In April 2001, Michael C. Markovitz, our Chairman of the Board, and Robert
B. Knutson, Chairman of the Board of Education Management, held introductory discussions concerning their respective businesses and the potential of a business combination. Dr. Markovitz and Mr. Knutson had known each other prior to that time and had each entertained the notion of a business combination from time to time, but no serious discussions had been held prior to April 2001. During April and early May 2001, Dr. Markovitz and Mr. Knutson continued their discussions, which ultimately resulted in Education Management's May 16, 2001 proposal letter to acquire Argosy for a combination of cash and Education Management stock equal to $12.00 per share.

   During the period from May 16 through May 21, 2001, Dr. Markovitz held a number of conferences with members of the Argosy board and Argosy's financial and legal advisors. After reviewing the terms of the proposed acquisition in comparison to Argosy's prior discussions with other potential acquirors over the preceding sixteen month period, on May 21, 2001, Argosy executed Education Management's proposal letter and in connection therewith granted Education Management a 60-day period of exclusivity in which to conduct due diligence and negotiate a definitive agreement. In light of Argosy's ongoing discussions with other interested parties, Education Management insisted on receiving, and Argosy agreed that, with certain exceptions, in the event a definitive agreement was not reached by the parties on terms consistent with Education Management's original proposal and Argosy or Dr. Markovitz pursued an alternative transaction within six months of any termination of its discussions with Education Management, Argosy would pay a termination fee. Argosy and Education Management also executed a confidentiality agreement at that time to facilitate Education Management's due diligence effort.

   On May 24, 2001, members of Argosy's senior management and Argosy's outside counsel met with members of Education Management's senior management and their advisors to discuss transaction structure and organize the due diligence effort. On May 25, 2001, Argosy formally engaged JPMorgan to provide further financial advice with respect to the proposed Education Management transaction.

   Over the next several weeks Education Management and its advisors conducted due diligence on Argosy, and Argosy and Education Management engaged in protracted negotiations over the structure and terms of the acquisition. In particular, the parties agreed that the consideration would be $12.00 cash per share rather than a combination of cash and stock, and, in order to facilitate the U.S. Department of Education approval process, the transaction would be structured as a private purchase of the shares of Class B common stock beneficially owned by Dr. Markovitz to be followed by a merger in which the public would receive the same consideration of $12.00 per share as Dr. Markovitz will receive in the private purchase. Also, Argosy agreed that, upon Education Management's timely request, it would dispose of John Marshall Law School, Inc. and/or PrimeTech Canada, Inc., each of which has historically incurred losses and, as such, presented an obstacle to achieving a more favorable price for the Argosy stockholders in the transaction. In order to support the Argosy board in obtaining the most favorable price for the Argosy stockholders in the transaction with Education Management, Dr. Markovitz agreed that, upon Argosy's request, he would purchase John Marshall and/or PrimeTech for nominal consideration. Please read "THE STOCK PURCHASE AGREEMENT--Sale of Certain Businesses" on page 29.

   On July 6, 2001, the Argosy board met telephonically to discuss the merger and the stock purchase, the terms of the merger agreement and the stock purchase agreement and the proposed consideration per share. Representatives of JPMorgan and Argosy's legal counsel attended the meeting. At the meeting, JPMorgan discussed the consideration per share and delivered its opinion to the Argosy board that the consideration per share is fair from a financial point of view to the Argosy stockholders. The Argosy board also considered the other key terms of the merger agreement and stock purchase agreement, including the termination and non-solicitation provisions. These provisions permit the board to consider and, if desirable, accept an unsolicited superior proposal in the event one is presented prior to the earlier of December 31, 2001 and the closing date. In the event the board seeks to take such action, however, Education Management could still retain the 4.9 million shares of Argosy common stock that were previously beneficially owned by Dr. Markovitz. The Argosy board also gave specific consideration to the termination fee of $2.0 million contained in the merger agreement. The Argosy board determined that the termination fee is both reasonable and customary in the market, and such fee was demanded by Education Management as a condition to executing the merger agreement. The Argosy board also specifically considered the potential disposition of John Marshall and/or PrimeTech and the potential sale to Dr. Markovitz. While the board did not make a final determination as to the ultimate disposition, pending a request from Education Management, the board concluded that upon Education Management's request, such disposition would be pursued and that, if appropriate, the sale to Dr. Markovitz would be in the best interests of the Argosy stockholders. The Argosy board then approved the merger agreement, subject to continued negotiation and the approval of management, and approved the transactions contemplated by the stock purchase agreement.

   Negotiations continued over the next several days between representatives of Argosy and Education Management. On July 9, 2001, representatives of Argosy and Education Management finalized the terms of the merger agreement and Dr. Markovitz executed the merger agreement on Argosy's behalf and executed the stock purchase agreement in his personal capacity.

Recommendation of the Board of Directors; Fairness of the Merger

   At a special telephonic meeting of the board of directors on July 6, 2001, at which all directors of Argosy were present, the board unanimously concluded that the terms and provisions of the merger agreement and the merger were fair to and in the best interests of Argosy and its stockholders and approved the merger agreement and the stock purchase agreement and recommended that the stockholders approve the merger agreement and the transactions contemplated thereby, including the merger.

   In reaching its decision to approve and recommend the Education Management offer of $12.00 per share, the board considered a variety of factors, including without limitation the following, each of which, individually and in the aggregate, in the opinion of the board, supported such determination:

  . Terms of the Merger Agreement and Stock Purchase Agreement. The board considered the transaction structure and the financial and other terms of the merger agreement and the stock purchase agreement.

  . Fairness Opinion of JPMorgan. The board considered the detailed financial analyses and other financial information presented by JPMorgan and its written opinion delivered to the board to the effect that, as of the date of its opinion and based upon and subject to certain matters stated therein, the $12.00 per share cash consideration to be received by Argosy stockholders in the merger is fair from a financial point of view to such stockholders. A copy of the opinion of JPMorgan, with a discussion of the information reviewed, assumptions made and matters considered by JPMorgan, is attached to this proxy statement as Annex D. You should read this opinion in its entirety as well as the other information described under "--Opinion of Financial Advisor" beginning on page 17 below.

  . Financial Condition. The board analyzed our financial condition, results of operations, business and prospects and compared them to our recent and historic stock prices and earnings performances.

  . Access to Capital. The board considered Education Management's access to capital to finance both the proposed merger and stock purchase and the continued academic excellence of our schools and our continued growth.

  . Market Price and Premium. The board considered:

   . The fact that the $12.00 per share price offered by Education
     Management would represent a premium of approximately 31% over the closing price of the common stock on July 6, 2001, and approximately 79% over the average closing prices of the common stock during the period beginning September 1, 2000 and ending July 6, 2001.

   . The history of the trading of the common stock on the Nasdaq National
     Market since our initial public offering in March 1999 and the premium represented by the merger consideration to the prices of our common stock reflected in such history.

  . Educational Impact. The board considered the potential reaction of the U.S. Department of Education to the proposed merger and the impact of the proposed merger on our students and the communities in which our schools operate.

  . Possible Decline in Market Price of Common Stock. The board considered the alternatives available to us, and the probability that if we remained an independent public corporation, the price that could be received by holders of shares of the common stock in the open market or in another transaction would be less than the $12.00 per share merger consideration.

  . Absence of Superior Acquisition Proposals. The board considered that all other indications of interest with respect to acquisition proposals had been at a lesser price per share.

  . Availability of Dissenters' Rights. The board considered the fact that dissenters' rights would be available to the holders of common stock under Illinois law.

   The board also considered the potential drawbacks or risks relating to the merger, including the following:

  . The consummation of the merger will preclude stockholders from participating in the future growth of Argosy.

  . The fact that an all-cash transaction would be taxable to Argosy stockholders for income tax purposes.

  . The fact that consummation of the transactions is subject to approvals of various regulatory, educational and accrediting bodies.

   The foregoing discussion of the information and factors considered by our board is not intended to be exhaustive but is believed to include all material factors considered by our board in approving the merger agreement and the stock purchase agreement and the transactions contemplated thereby, including the merger. In view of the wide variety of factors considered in connection with its evaluation of the merger, the board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The determination to approve the merger and the stock purchase was made after consideration of all of the factors as a whole. In addition, individual members of the board may have given different weights to different factors. In considering the recommendation of the board with respect to the merger agreement and the merger, stockholders should be aware that the members of the board are equity and/or option holders in Argosy. The board members believe, however, that their interests as stockholders in considering the merger agreement and the merger are substantially the same as the interests of the other stockholders of Argosy.

Opinion of Financial Advisor

   Pursuant to an engagement letter dated May 25, 2001, we retained JPMorgan as our financial advisor in connection with the proposed merger.

   At the meeting of the board of directors of Argosy on July 6, 2001, JPMorgan rendered its oral opinion to the board that, as of such date, the merger consideration in the proposed merger was fair from a financial point of view to Argosy's common stockholders. JPMorgan subsequently confirmed its oral opinion in writing. No limitations were imposed by the board upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinions.

   The full text of the written opinion of JPMorgan, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex D to this proxy statement and is incorporated herein by reference. Argosy's stockholders are urged to read the opinion in its entirety. JPMorgan's written opinion is addressed to the board of directors of Argosy, is directed only to the consideration to be paid in the merger and does not constitute a recommendation to any stockholder of Argosy as to how such stockholder should vote at the special meeting. The summary of the opinion of JPMorgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

   In arriving at its opinions, JPMorgan, among other things:

  . reviewed a draft of the merger agreement dated July 5, 2001 and a draft of the stock purchase agreement dated July 5, 2001;

  . reviewed certain publicly available business and financial information concerning Argosy and the industry in which it operates;

  . compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies it deemed relevant and the consideration received for such companies;

  . compared the financial and operating performance of Argosy with publicly available information concerning certain other companies it deemed relevant and reviewed the current and historical market prices of the common stock of Argosy and certain publicly traded securities of such other companies;

  . reviewed certain internal financial analyses and forecasts prepared by the management of Argosy relating to its business;

  . visited certain representative facilities of Argosy and performed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion; and

  . held discussions with certain members of management of Argosy and Education Management with respect to certain aspects of the merger, and the past and current business operations of Argosy, the financial condition and future prospects and operations of Argosy and certain other matters it believed necessary or appropriate to its inquiry.

   JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Argosy or otherwise reviewed by JPMorgan, and JPMorgan has not assumed any responsibility or liability therefor. JPMorgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to JPMorgan. In relying on financial analyses and forecasts provided to JPMorgan, JPMorgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Argosy to which such analyses or forecasts relate. JPMorgan has also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement.

   The projections furnished to JPMorgan for Argosy were prepared by the management of Argosy. Argosy does not publicly disclose internal management projections of the type provided to JPMorgan in connection with JPMorgan's analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

   JPMorgan's opinion is based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of such opinion. Subsequent developments may affect its opinion, and JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. JPMorgan expressed no opinion as to the underlying decision by Argosy to engage in the merger.

   In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with providing its opinion.

   Public Trading Multiples. Using publicly available information, JPMorgan compared selected financial data of Argosy with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be analogous to Argosy. The companies selected by JPMorgan were Apollo Group, Inc., Career Education Corporation, Corinthian Colleges, Inc., DeVry, Inc., ITT Educational Services, Inc. and Strayer Education, Inc. For each comparable company, JPMorgan used estimates of calendar year 2001 results published in publicly available equity analyst research reports. JPMorgan selected the high and low values for each multiple, specifically: enterprise value as a multiple of estimated calendar year 2001 EBITDA; calendar year 2001 price/earnings ratio and calendar year 2001 price/earnings to growth. JPMorgan excluded the results of Apollo Group, Inc. from its calculations of the high and low multiples because, in its judgment, it had determined that such results were not comparable with the results of Argosy. The equity value of a company is equal to its enterprise value less net debt. The enterprise value of a company is equal to its market value, plus net debt. For purposes of this analysis, the price/earnings to growth of a company was calculated by dividing that company's price/earnings ratio by its estimated five-year earnings per share growth. The price/earnings ratio of a company is equal to the stock price divided by earnings per share. JPMorgan then applied these multiples to calculate the implied equity value of Argosy using Argosy's calendar year 2001 EBITDA and calendar year 2001 net income estimates included in publicly available equity analyst research reports and provided by Argosy's management, and as a multiple of calendar year 2001 price/earnings to growth using publicly available equity analyst research estimates and assuming an earnings per share growth of 23%. JPMorgan assumed that Argosy had net cash of approximately $7.7 million and there were approximately 6.5 million fully diluted outstanding shares of common stock. The results of this analysis were as follows:

                                                                   Equity Value
                                          Multiple                      per
                                            Range    Equity Value      Share
                                         ----------- ------------- -------------
                                          Low  High   Low    High   Low    High
                                         ----- ----- ------ ------ ------ ------
                                                      (in millions)
CY 2001E EBITDA
  Argosy Management Estimates........... 15.0x 18.9x $103.7 $128.7 $15.86 $19.68
  Published Research Report Estimates... 15.0x 18.9x $ 79.7 $ 98.4 $12.19 $15.05
CY 2001E Net Income
  Argosy Management Estimates........... 30.1x 41.2x $ 63.2 $ 86.5 $ 9.67 $13.23
  Published Research Report Estimates... 30.1x 41.2x $ 54.2 $ 74.2 $ 8.29 $11.34
CY 2001E Price/Earnings to Growth.......  1.4x  1.9x $ 58.9 $ 80.0 $ 9.02 $12.24

   Selected Transaction Analysis. Using publicly available information, JPMorgan examined selected merger and acquisition transactions in the for-profit education industry. Specifically, JPMorgan reviewed the following transactions: New Mountain Capital's investment in Strayer Education, Inc.; Career Education Corporation's acquisition of EduTrek International, Inc.; The Washington Post Company's acquisition of Quest

Education Corporation; Career Education Corporation's acquisition of the California Culinary Academy; and Career Education Corporation's acquisition of the Scottsdale Culinary Institute. JPMorgan calculated the implied enterprise value of the acquired company in each transaction as a multiple of such company's last twelve months of revenue, as a multiple of such company's last twelve months of EBITDA and, in the case of Quest Education Corporation (the only company for which such information was available), as a multiple of estimated one-year forward revenue.

   JPMorgan then selected the high and low values for each multiple and calculated the implied equity value of Argosy using Argosy's last twelve months of revenues, its last twelve months of EBITDA and estimates of calendar year 2001 revenues provided by Argosy management and included in published equity analyst research reports. JPMorgan excluded the results of New Mountain Capital's investment in Strayer Education, Inc. from its calculation of high and low multiples because, in its judgment, it had determined that such transaction was not comparable with the proposed merger. In each calculation, JPMorgan assumed that Argosy had net cash of approximately $7.7 million and approximately 6.5 million fully diluted outstanding shares. The results of this analysis were as follows:

                                                        Equity    Equity Value
                                      Multiple Range     Value      per Share
                                      --------------- ----------- -------------
                                                    (in millions)
                                        Low    High    Low  High   Low    High
LTM Revenues.........................    0.9x    1.7x $50.7 $89.0 $ 7.76 $13.61
LTM EBITDA...........................    7.8x    8.6x $50.6 $55.0 $ 7.74 $ 8.41
CY 2001E Revenues
  Argosy Management Estimates........    1.3x    1.3x $93.5 $93.5 $14.30 $14.30
  Published Research Report
   Estimates.........................    1.3x    1.3x $92.7 $92.7 $14.18 $14.18

   Premiums Paid Analysis. Using publicly available information, JPMorgan reviewed the following transactions: Career Education Corporation's acquisition of EduTrek International, Inc.; The Washington Post Company's acquisition of Quest Education Corporation; and Career Education Corporation's acquisition of the California Culinary Academy. JPMorgan noted that the premium to the closing stock price of the acquired company one day prior to announcement of the transaction ranged from 36.7% to 88.2% and the premium to the average closing stock price of the acquired company for the twenty trading days prior to announcement of the transaction ranged from 32.0% to 95.7%.

   JPMorgan then calculated the implied equity value of Argosy based upon the closing price of Argosy common stock on July 5, 2001 and the average closing price of Argosy for the twenty trading days prior to the announcement of the merger. A premium range of between 36.7% and 37.7% resulted in an implied equity value range of between approximately $69.2 million and $69.8 million based upon the closing price of Argosy's common stock on July 5, 2001 and of between $64.2 million and $67.3 million based upon the average closing price of Argosy common stock for the preceding twenty trading days.

   Discounted Cash Flow Analysis. JPMorgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for Argosy's common stock. JPMorgan calculated the unlevered free cash flows that Argosy is expected to generate during fiscal years 2002 through 2006 based upon financial projections prepared by management of Argosy through the fiscal years ended August 31, 2002 and publicly available equity analyst research reports and financial guidance from the management of Argosy for the fiscal years ended August 31, 2003 through 2006. JPMorgan also calculated a range of terminal asset values of Argosy at the end of the 5-year period ending August 31, 2006 by applying a multiple of EBITDA to enterprise value of 6.0x to 8.0x to Argosy's estimated fiscal year 2006 EBITDA. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 12.0% to 16.0%, which were chosen by JPMorgan based upon an analysis of the weighted average cost of capital of Argosy and comparable companies. This analysis implied an equity value for Argosy of between approximately $11.84 and $17.18 per share, assuming 6.5 million fully diluted shares outstanding.

   The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. JPMorgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan based its analyses are set forth above under the description of each such analysis. JPMorgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

   As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to advise Argosy with respect to the merger on the basis of such experience and its familiarity with Argosy.

   For services rendered in connection with the merger, Argosy has agreed to pay JPMorgan a fee equal to 2.0% of the enterprise value of Argosy at the closing date or a minimum of $1,500,000. In addition, Argosy has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under the federal securities laws.

   JPMorgan and its affiliates maintain banking and other business relationships with Argosy and its affiliates, for which JPMorgan receives customary fees. In the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of Argosy or Education Management for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Effects of the Merger

   General. If the merger is consummated, Argosy will become a wholly-owned subsidiary of Education Management and you will no longer have any interest in, and will not be a stockholder of, Argosy. Therefore, you will not benefit from any future earnings or growth of Argosy or benefit from any increase in the value of Argosy, but you will also no longer bear the risk of any decrease in value of Argosy. Instead, you will have the right to receive upon consummation of the merger $12.00 for each of your shares of common stock. The benefit to the holders of common stock of the transactions contemplated by the merger agreement and the stock purchase agreement is the payment of a premium, in cash, above the market value for such stock prior to the announcement of the merger agreement. This cash payment assures that all stockholders will receive the same amount for their shares.

   Non-employee/Non-director Stock Options. At the effective time of the merger, each outstanding stock option to acquire Argosy common stock held by a person who is not an employee or director of Argosy or one of its subsidiaries will be converted into, and each option holder will be entitled to receive upon surrender of such option for cancellation, (1) in the case of non-employee/non-director options with an exercise price less than $12.00 per share, cash equal to the difference between $12.00 and the exercise price of the option, multiplied by the number of shares subject to the option, less any amounts required to be withheld or deducted, and (2) with respect to non-employee/non-director options with an exercise price equal to $12.00 per share or greater, an amount of cash equal to the cash value of such option as determined by the Black-Scholes option valuation method, less any amounts required to be withheld or deducted. As of the date of this proxy statement, there were no outstanding non-employee/non-director options.

   Employee and Director Stock Options. At the effective time of the merger, each outstanding stock option to acquire Argosy common stock held by an employee or director of Argosy or one of its subsidiaries shall be converted into an option to acquire, on the same terms and conditions as were applicable under the existing option, a number of shares of Education Management common stock, par value $.01 per share. The formula for determining the number of shares of Education Management common stock into which each outstanding employee/director stock option will be exercisable is:

  . the number of shares of Argosy common stock subject to the existing stock option, multiplied by

  . the product of $12.00 divided by the closing price per share of Education
    Management common stock as listed on the Nasdaq National Market on the last trading day before which the effective time of the merger occurs (such product rounded to the nearest whole number).

   The exercise price per share (rounded to the nearest whole cent) for each share of Education Management common stock subject to the replacement stock option will equal:

  . the aggregate exercise price for the shares of Argosy common stock which were purchasable pursuant to the existing stock option, divided by

  . the number of full shares of Education Management common stock subject to such replacement option in accordance with the foregoing.

   Each employee or director stock option which is intended to be an "incentive stock option" will be adjusted in accordance with the requirements of the Internal Revenue Code or converted into a nonqualified stock option, at the discretion of the option holder.

   If the effective time of the merger had been August 31, 2001, an option held by an employee or director of Argosy or one of its subsidiaries to purchase 100 shares of Argosy common stock at $5.00 per share would have been converted into an option to purchase 30 shares of Education Management common stock at $16.66 per share.

   Stock Purchase Warrant. At the effective time, the stock purchase warrant held by Leeds Equity Associates, L.P. will be converted into, and Leeds Equity will be entitled to receive upon surrender of such warrant for cancellation, an amount equal to the difference between $12.00 and the exercise price of the warrant ($6.48 per share), multiplied by the number of shares subject to the warrant (200,000 shares), less any amounts required to be withheld or deducted. Jeffrey T. Leeds, a director of Argosy, is a partner in Leeds Equity.

   SEC Requirements. As a result of the merger, Argosy will be a privately held corporation, and there will be no public market for its common stock, which stock is currently registered under the Securities Exchange Act of 1934. After the merger, the common stock will no longer be quoted on the Nasdaq National Market, the registration of the common stock under the Exchange Act will be terminated, Argosy will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act and its officers, directors and beneficial owners of more than 10 percent of the common stock, subject to certain limitations, will be relieved of the reporting requirements and "short-swing" trading provisions under Section 16 of the Exchange Act. Further, Argosy will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the SEC.

   Corporate Matters. The officers and directors of HAC will become the officers and directors of the surviving corporation immediately after the merger. The articles of incorporation of Argosy will be the articles of incorporation of the surviving corporation until amended in accordance with its terms and Illinois law and the bylaws of Argosy will be the bylaws of the surviving corporation until amended in accordance with its terms and Illinois law.

Conduct of the Business of Argosy if the Merger is Not Consummated

   If the merger is not consummated, we expect to continue to operate our business substantially as presently operated.

Accounting Treatment

   The merger will be accounted for under the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on the estimated fair values at the effective time of the merger (with the excess purchase price after such allocation being recorded as goodwill).

Financing of the Merger and Stock Purchase

   We estimate that approximately $78.0 million is required for the payment by Education Management of (1) the consideration for the 4.9 million shares of common stock purchased from Dr. Markovitz and (2) the merger consideration for the common stock to be paid to our stockholders, assuming no stockholders perfect their dissenters' rights under Illinois law. In addition, we estimate that $1,104,000 will be required to be paid with respect to the economic value (or spread) on a stock purchase warrant.

   Education Management has obtained and delivered to Argosy a commitment letter from National City Bank pursuant to which Education Management expects to have available to it sufficient funds to consummate the transactions contemplated by the merger agreement and the stock purchase agreement, including payment of the merger consideration and all related costs and expenses.

Regulatory Requirements

   Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Argosy and Education Management are prohibited from completing the merger until:

  . notifications are given to the Federal Trade Commission and the Antitrust
    Division of the United States Department of Justice;

  . information is furnished to the FTC and the Department of Justice; and

  . specified waiting period requirements are satisfied or terminated.

   On July 20, 2001, in connection with the merger and stock purchase, Argosy and Education Management each filed a Pre-Merger Notification and Report Form under the HSR Act with the FTC and the Department of Justice. The FTC granted early termination of the waiting period under the HSR Act relating to the merger and the stock purchase on July 27, 2001.

   Although the waiting period under the HSR Act has been terminated, at any time before or after the merger, the Department of Justice or the FTC could, among other things, seek to enjoin the completion of the merger or stock purchase or seek the divestiture of substantial assets of Argosy or Education Management. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger or stock purchase on antitrust grounds will not be made or, if such a challenge is made, of the result.

   Education Regulation. Under the merger agreement, Argosy must obtain all approvals and consents from governmental, educational and accrediting entities to the extent necessary and appropriate to complete the merger. Argosy and Education Management have obtained the approvals required for Dr. Markovitz's sale of his stock to EDMC and are currently in the process of attempting to obtain approvals necessary for completion of the merger from the federal, state and accrediting entities to which Argosy's schools are subject.

   The consummation of the merger is conditioned upon receipt of final approval from the U.S. Department of Education, as well as certain approvals by state licensing and private accrediting agencies, of the change in control effected pursuant to the merger agreement and the stock purchase agreement.

   Other Requirements. Other than the approvals, filings or notices described above, certain filings required pursuant to federal securities laws and the filing of the certificate of merger with the Secretary of State of the State of Illinois, no other government or regulatory approvals, filings or notices are required in order to consummate the merger.

Conflicts of Interest of Certain Persons in the Merger; Certain Relationships

   You should be aware that the executive officers and directors of Argosy may have interests in the merger that are different from, or in addition to, their interests as stockholders of Argosy generally. The Argosy board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby, including the merger.

   Common Stock. As of August 31, 2001, the executive officers and directors of Argosy (other than Dr. Markovitz) beneficially owned an aggregate of 25,702 shares of common stock, which will be treated in the merger in the same manner as shares of common stock held by other stockholders. On September 26, 2001, pursuant to the stock purchase agreement, 4.9 million shares of common stock beneficially owned by Dr. Markovitz as of the record date were sold to Education Management for $12.00 per share. The remaining 50,418 shares of common stock beneficially owned by Dr. Markovitz, which were not sold to Education Management, will be treated in the merger in the same manner as shares of common stock held by other stockholders.

   Stock Options. Pursuant to the terms of the merger agreement, all options granted under the Argosy Education Group, Inc. 1999 Stock Incentive Plan to employees and directors will automatically convert at the effective time of the merger into options to acquire Education Management common stock in accordance with the formula described under "--Certain Effects of the Merger--Employee and Director Stock Options" on page 21. As of August 31, 2001, options to purchase 256,000 shares of Argosy common stock (which will automatically convert into options to purchase Education Management common stock) were held by the executive officers and directors of Argosy listed on page 46 below.

   Stock Purchase Warrant and Certain Fees. Leeds Equity Associates, L.P. currently holds a stock purchase warrant providing for the purchase of 200,000 shares of our common stock at a purchase price of $6.48 per share and with a seven year exercise period. Jeffrey Leeds, a director of Argosy, is a partner in Leeds Equity and has pecuniary interests in such entity. As discussed in more detail on page 21, Education Management has agreed to pay to Leeds Equity $1,104,000, which is the economic value (or spread) of such warrant, at the closing of the merger.

   In connection with the issuance of the stock purchase warrant and the consideration of a potential transaction with Argosy, Leeds Equity incurred approximately $730,000 in fees and expenses. Although we have agreed to reimburse such fees and expenses pursuant to a letter agreement with Leeds Equity, Dr. Markovitz has agreed pursuant to the terms of the stock purchase agreement to satisfy all obligations of Argosy incident to that letter agreement and to reimburse us for any payments made by us thereunder.

   Employment Agreement with Dr. Markovitz. Education Management has entered into an employment agreement with Dr. Markovitz, which will be effective only upon the completion of the merger. The agreement is substantially in the same form as the employment agreements with other senior executives of Education Management. The term of the agreement is for a period of three years commencing on the effective date of the merger, unless earlier terminated in accordance with the terms of the agreement. The agreement automatically renews for successive one-year periods unless either party gives notice to the contrary.

   Under the agreement, Dr. Markovitz will serve as Chairman of Argosy University and Chairman of the surviving corporation in the merger. He will also be invited to attend and participate in (but not to vote at) all meetings of the board of directors of Education Management. The agreement provides for, among other things:

  . an annual base salary equal to $225,000, subject to annual cost of living increases and discretionary increases by the board, each beginning on July 1, 2002;

  . discretionary bonuses; and

  . participation in Education Management's benefit plans, programs and arrangements on the same basis as other senior executives of Education Management.

   Under the agreement, Dr. Markovitz's employment may be terminated due to death or disability, by Education Management with or without cause (as defined therein) or by Dr. Markovitz with or without good reason (as defined therein). If, prior to a change of control of Education Management, Education Management terminates Dr. Markovitz's employment without cause or if he should terminate employment for good reason, he would be entitled to the following benefits:

  . lump sum payment of any accrued obligations;

  . continued payment of his base salary and average bonus payment for a period of one year following the date of termination;

  . for a one-year period following termination, continuation of welfare benefits, including medical, dental, vision, life and disability benefits;

  . key executive outplacement services in accordance with similar policies for other senior executives; and

  . unvested stock options would continue to vest during the one-year period following termination.

   If, in anticipation of or within a two-year period following a change of control of Education Management, Education Management terminates Dr. Markovitz's employment without cause or if he should terminate employment for good reason, he would be entitled to the following benefits:

  . lump sum payment of any accrued obligations;

  . lump sum severance payment equal to two times his base salary and average bonus payment;

  . for a two-year period following termination, continuation of welfare benefits, including medical, dental, vision, life and disability benefits;

  . key executive outplacement services in accordance with similar polices for other senior executives;

  . all unexercised stock options would immediately vest and become exercisable; and

  . immediate vesting and accelerated distribution of his benefits under the supplemental executive retirement plan in which Dr. Markovitz may participate.

   The agreement also contains non-competition, non-solicitation and confidentiality covenants on the part of Dr. Markovitz. The non-solicitation and non-competition provisions continue for one year following termination of employment, except that the non-competition covenant will cease to be applicable in the event Dr. Markovitz's employment is terminated without cause by Education Management, terminated for good reason by Dr. Markovitz or terminated in anticipation of or within two years after a change in control. In addition, the agreement entitles Dr. Markovitz to receive a tax gross-up bonus to cover, on an after-tax basis, any change in control excise taxes payable by him as a result of any payments made under the terms of the agreement.

   Change in Control Agreements. In June 2001, we entered into change in control agreements with certain of our officers, including Jim Otten and Chuck
T. Gradowski. Under the terms of the agreement, each such officer is entitled to receive a lump sum severance payment equal to such officer's annual compensation (as in effect prior to the applicable change in control) if we:

  . undergo a change in control prior to the second anniversary of the date of such agreement;

  . the officer makes himself or herself available for continued employment by our successor in interest;

  . the officer or such successor in interest elects not to continue the officer's employment in connection with such change in control or prior to the first anniversary of such change in control, the officer's employment is terminated without cause or the officer resigns for good reason; and

  . the officer executes a general release form.

   Although the transactions contemplated by the merger agreement and the stock purchase agreement will constitute a change in control under each of the agreements, severance payments will only be paid out to the officers if all of the above events occur.

   Sale of Certain Businesses. We acquired the operating assets of John Marshall Law School of Atlanta, Georgia and the stock of PrimeTech Canada, Inc. in March 2001 and November 1998, respectively. Since such times, each company has incurred operating losses and, therefore, presented an obstacle to us in achieving a more favorable price for our stockholders in the transaction with Education Management. In order to obtain the most favorable price in this transaction, we provided Education Management with the ability to cause Argosy to dispose of either or both of these companies prior to the effective time of the merger. To support this effort, Dr. Markovitz has agreed to purchase the stock of one or both of these companies for a purchase price of $1.00. Dr. Markovitz, upon our request, will be obligated to purchase such stock without recourse to Argosy and Argosy will not have to make any representations or warranties or other undertakings to Dr. Markovitz in connection therewith. The closing of such sale or sales will only be conditioned on obtaining all material regulatory approvals necessary in order to transfer control of such entity or entities to Dr. Markovitz.

   As of the date of this proxy statement, Education Management was still considering whether or not to continue to own and operate PrimeTech following the closing of the merger and had directed us to dispose of John Marshall.

   Indemnification; Directors and Officer Insurance. Please refer to "THE MERGER AGREEMENT--Covenants--Indemnification and Insurance of Argosy Directors and Officers" for a discussion of indemnification and insurance rights of our directors and officers following the merger.

   Employee Benefits. Please refer to "THE MERGER AGREEMENT--Covenants-- Employee Matters" for a discussion of the employee benefits to be provided to our employees, including any executive officers, who remain employed by Argosy following the merger.

Material Federal Income Tax Consequences of the Merger

   General. The following is a summary of the material United States federal income tax consequences of the merger to Argosy stockholders. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice. Legislative, judicial or administrative rules and interpretations are subject to change, possibly on a retroactive basis, at any time, and, therefore, the following statements and conclusions could be altered or modified. This summary only applies to shares of Argosy common stock held as capital assets by a United States person (for example, a citizen or resident of the United States or a domestic corporation), and it does not address all aspects of United States federal income taxation that may be relevant to a particular Argosy stockholder in light of that Argosy stockholder's personal investment circumstances, or to Argosy stockholders subject to special treatment under the United States federal income tax laws (such as life insurance companies, tax-exempt organizations, financial institutions and dealers in securities), Argosy stockholders who hold shares of Argosy common stock as part of a hedging, "straddle," conversion or other integrated transaction, Argosy stockholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code, Argosy stockholders who are foreign persons, or Argosy stockholders who acquired their shares of Argosy common stock through the exercise of director or employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to an Argosy stockholder.

   Consequences of the Merger to Argosy Stockholders. The receipt of the merger consideration in the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for United States federal income tax purposes, a holder of Argosy common stock will recognize gain or loss equal to the difference between such stockholder's adjusted tax basis in Argosy's common stock converted in the merger, and the amount of cash received. Gain or loss will be calculated separately for each block of shares converted in the merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will be capital gain or loss, and will be short-term gain or loss if, at the effective time of the merger, the shares of Argosy common stock so converted were held for one year or less. If the shares were held for more than one year, the gain or loss will be long-term. In the case of stockholders who are individuals, such long-term capital gain is subject to tax at a maximum United States federal income tax rate of 20%. Capital losses are deductible to the extent of capital gains plus, in the case of individual tax payers, $3,000 of ordinary income. Capital losses in excess of this amount may be carried forward to other years, subject to certain limitations.

   Backup Tax Withholding. Under the United States federal income tax backup withholding rules, unless an exemption applies, Education Management is generally required to and will withhold 30.5% of all payments to which a Argosy stockholder or other payee is entitled in the merger prior to December 31, 2001, unless the Argosy stockholder or other payee provides a tax identification number (social security number in the case of an individual, or employer identification number in the case of other stockholders), and certifies under penalties of perjury that that number is correct. Each Argosy stockholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be a part of the letter of transmittal to be returned to the exchange agent (or its agent) in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the exchange agent (or their agent). The exemptions provide that certain Argosy stockholders (such as corporations and certain foreign individuals) are not subject to these backup withholding requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (such as a Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. Any amounts withheld will be allowed as a credit against the holder's United States federal income tax liability for the taxable year in which the merger occurs.

   Individual circumstances may differ. Each holder of Argosy common stock should consult his or her own tax advisor to determine the applicability of the rules discussed above and the particular tax effects to such stockholder of the merger, including the application and effect of state, local and other tax laws.

Fees and Expenses

   Whether or not the merger is consummated and except as otherwise provided in the merger agreement, all fees and expenses incurred in connection with the merger will be the responsibility of the party incurring such fees and expenses, except that Education Management paid the filing fee under the HSR Act. Estimated fees (other than the SEC filing fee, which is actual) and expenses to be incurred by Argosy in connection with the merger are as follows:

   Financial Advisor Fee and Expenses............................... $1,575,000
   SEC Filing Fee................................................... $   16,964
   Legal Fees and Expenses.......................................... $  300,000
   Printing and Mailing Expenses.................................... $   55,000
   Miscellaneous.................................................... $    3,036
                                                                     ----------
       Total........................................................ $1,950,000
                                                                     ==========

   These expenses will not reduce the merger consideration to be received by our stockholders.

                          THE STOCK PURCHASE AGREEMENT

   In connection with the execution of the merger agreement on July 9, 2001, Dr. Markovitz, the beneficial owner of approximately 75% of Argosy's common stock, and Education Management entered into a stock purchase agreement. The following summarizes the material terms of such agreement, which is attached hereto as Annex B and incorporated herein by reference. This summary is qualified in its entirety by reference to the stock purchase agreement.

   Background. The U.S. Department of Education has various regulations pertaining to a change in ownership resulting in a change of control of an educational institution that participates in the student financial assistance programs administered by the U.S. Department of Education under Title IV of the Higher Education Act of 1965, as amended. When an institution, like Argosy, undergoes a change in ownership resulting in a change of control, it becomes ineligible to participate in the Title IV programs and must apply to the Department of Education for recertification to participate in such programs. The structure of the transactions contemplated by the stock purchase agreement and the merger agreement were, in part, a result of Education Management's desire not to acquire Argosy without certain assurances that the students at Argosy's schools would continue to have access to the Title IV programs. Accordingly, Argosy has filed or will file all necessary notifications and requests for approval with all federal, state and accrediting agencies to the extent necessary to consummate the transactions and, by having Dr. Markovitz sell to Education Management before the merger is completed the shares of Argosy common stock described below, has structured the transactions in a way to permit final Department of Education approval before final consummation of the merger.

   On July 20, 2001, we received written confirmation from the Department of Education that (1) it would commence its final review of Argosy's request for recertification to participate in the Title IV programs upon the sale of Dr. Markovitz's shares pursuant to the stock purchase agreement, (2) it would complete its review before the stockholders vote on the transactions and (3) the subsequent merger of HAC with and into Argosy would not result in another change in control requiring another Department of Education review. On September 10 and 17, 2001, we received written confirmation from the Department of Education that, as a result of its pre-acquisition review of the Argosy schools' applications for recertification, it sees no material impediment to the prompt, temporary resumption of the Argosy schools' participation in the Title IV programs following Dr. Markovitz's sale of his shares pursuant to the stock purchase agreement. Argosy and Education Management now will work with the Department of Education to obtain final approval of the Argosy schools' applications for recertification to continue to participate in the Title IV programs.

   Purchase of Common Stock. On September 26, 2001, Dr. Markovitz deposited into escrow 4.9 million shares of Argosy common stock beneficially owned by him and Education Management deposited into escrow the purchase price for such shares, which is the same per share consideration that you will be receiving in connection with the merger. At such time, the title to all 4.9 million shares of Argosy common stock passed to Education Management.

   Escrow Release. On the next business day following satisfaction or waiver of certain conditions, including receipt of final Department of Education approval of the Argosy schools' applications for recertification to participate in the Title IV programs after the closing, approvals and agreements of various regulatory and accrediting bodies and the closing of the merger pursuant to the merger agreement, the purchase price and shares of common stock held in escrow will be released to the respective parties.

   Rescission of Stock Purchase. If the purchase price and shares have not been released from escrow for any reason by December 31, 2001, the transactions contemplated by the stock purchase agreement are automatically rescinded. The purchase price and shares of common stock will be returned to Education Management and Dr. Markovitz, respectively. The merger agreement will not, however, terminate, and subject to final Department of Education approval, it is expected the merger would still take place.

   Agreement to Vote. Pursuant to and subject to the terms of the stock purchase agreement:

  . Dr. Markovitz has already voted in favor of the merger and the merger agreement and has agreed, if the stock purchase agreement is rescinded as described above, to, among other things, appear at any Argosy stockholders' meeting and vote in favor of the merger and the merger agreement and against any action or agreement that would impede, interfere with, delay, postpone or discourage the merger, including any other acquisition proposal, and has agreed not to take any other action which could adversely affect the stock purchase agreement or the merger agreement.

  . Education Management has agreed, after the closing under the stock purchase agreement, to appear at any stockholders' meeting and vote (1) for Argosy's current directors on the date of the stock purchase agreement and, except in limited circumstances, any persons nominated by such directors to fill any vacancies that may be created on the board,
    (2) in favor of the merger between Argosy and Education Management and
    (3) against any other acquisition proposal. Education Management has also agreed not to take any other action which could adversely affect the stock purchase agreement or the merger agreement.

  . Each of Dr. Markovitz and Education Management have agreed that in the event that either party fails to comply with the voting provisions described above, such failure shall result in an irrevocable appointment of the other as his or its attorney and proxy, with full power of substitution and resubstitution, to vote the shares of common stock transferred under the stock purchase agreement in accordance with the provisions described above.

  Change of Control of our Board of Directors

   Under the stock purchase agreement, Education Management required that all of our current directors, other than Dr. Markovitz, tender their conditional, irrevocable resignations from our board. Each such resignation cannot be revoked and will only become effective upon the occurrence of the escrow release described above. Each of the resigning directors has also agreed that, to the extent any of them would retain under law any residual rights inconsistent with his or her irrevocable resignation, such director has waived such rights, agreed never to exercise such rights and agreed never to claim, as a complaint or a defense, or otherwise assert that such resignation is not valid or enforceable.

   In the event the escrow release occurs prior to the closing of the merger, thereby causing the resignations to be effective, Dr. Markovitz has agreed to appoint three nominees of Education Management to our board. At such point in time, the directors nominated by Education Management will consist of the majority of the board. The following are Education Management's director nominees:

  Robert B. Knutson, age 68, has been the Chairman and Chief Executive Officer of Education Management since 1986 and a director of Education Management since 1969. He is a graduate of the University of Michigan (B.A., Economics 1956) and was a fighter pilot with the U.S. Air Force from 1957 to 1962. Mr. Knutson joined Education Management as a director in 1969 and became its President in 1971 and the Chairman, President and Chief Executive Officer in 1986.

  Robert P. Gioella, age 54, has been the President and Chief Operating Officer of Education Management since March 1999 and was appointed a member of the Board of Directors of Education Management in June 1999. From 1998 to March 1999, he was the Senior Vice President/Operations of Education Management, and from 1997 to 1998, he was the Vice President -- New School Operations of Education Management. From 1993 to 1997, Mr. Gioella was president of The Art Institute of Philadelphia. He is a graduate of the University of Steubenville (B.A., Political Science 1970) and Duquesne University (M.A., Political Science 1976).

  Robert T. McDowell, age 47, is Executive Vice President and Chief Financial Officer of Education Management. From 1994 to September 1999, he was Senior Vice President and Chief Financial Officer of

  Education Management. He is a graduate of the University of Pittsburgh (M.B.A., 1978; B.A., Economics 1977). Mr. McDowell joined Education Management in 1988.

As of the date of this proxy statement, we have made no compensation arrangements with these director nominees. The information in this section, along with other information found elsewhere in this proxy statement, is being disclosed herein pursuant to the requirements of Rule 14f-1 of the Securities Exchange Act of 1934.

   In the event the closing of the merger occurs simultaneous with the escrow release, then the board of directors of HAC will be the board of directors of Argosy, as the surviving corporation, following such closing as set forth in the merger agreement.

   Sale of Certain Businesses. We acquired the operating assets of John Marshall Law School of Atlanta, Georgia and the stock of PrimeTech Canada, Inc. in March 2001 and November 1998, respectively. Since such times, each company has incurred operating losses and, therefore, presented an obstacle to us in achieving the most favorable price for our stockholders in the transaction with Education Management. In order to obtain the most favorable price in this transaction, we provided Education Management with the ability to cause Argosy to dispose of either or both of these companies prior to the effective time of the merger. To support this effort, Dr. Markovitz has agreed to purchase the stock of one or both of these companies for a purchase price of $1.00. Dr. Markovitz, upon our request, will be obligated to purchase such stock without recourse to Argosy and Argosy will not have to make any representations or warranties or other undertakings to Dr. Markovitz in connection therewith. The closing of such sale or sales will only be conditioned on obtaining all material regulatory approvals necessary in order to transfer control of such entity or entities to Dr. Markovitz.

   As of the date of this proxy statement, Education Management was still considering whether or not to continue to own and operate PrimeTech following the closing of the merger and had directed us to dispose of John Marshall.

                              THE MERGER AGREEMENT

   The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the merger agreement.

Completion of the Merger

   The merger agreement provides that the merger will become effective at such time as a certificate of merger is duly filed with the Secretary of State of the State of Illinois or at such later time as is agreed to by the parties and as is specified in the certificate of merger. If the merger agreement and merger are approved at the special meeting by the requisite stockholder vote, it is currently anticipated that the merger will become effective as soon as practicable after the special meeting, subject to satisfaction or waiver of the closing conditions in the merger agreement other than stockholder approval; however, there can be no assurance as to the timing of the consummation of the merger or that the merger will be consummated.

Merger Consideration

   At the effective time of the merger, HAC will be merged with and into Argosy, the separate corporate existence of HAC will cease and Argosy will continue as a wholly-owned subsidiary of Education Management. In the merger, each share of common stock (other than common stock held (1) in the treasury of Argosy, (2) by dissenting stockholders or (3) by Education Management or HAC) will, by virtue of the merger and without any action on the part of the holder thereof, be converted into the right to receive $12.00 per share in cash, without interest. Each certificate representing shares of Argosy common stock that have been converted under the terms of the merger agreement will, after the effective time of the merger, evidence only the right to receive, upon the surrender of such certificate, an amount of cash per share equal to the merger consideration.

   Each share of common stock held in the treasury of Argosy or owned at the effective time by Education Management or HAC, including the 4.9 million shares purchased directly from Dr. Markovitz for $12.00 per share on September 26, 2001, will automatically be canceled and extinguished and no payment will be made with respect thereto.

   Dissenting stockholders who do not vote to approve the merger agreement and who otherwise comply with the provisions of the Illinois Business Corporation Act regarding dissenters' rights have the right to demand payment from Education Management for the fair value of their shares of Argosy common stock and payment in cash therefor in lieu of the merger consideration. See "DISSENTERS' RIGHTS" beginning on page 42 below.

The Exchange Fund; Payment for Shares of Argosy Common Stock

   Education Management will enter into an agreement with Mellon Investor Services, or another similar institution selected by Education Management and reasonably acceptable to Argosy (the "paying agent"), for the purpose of exchanging the common stock for the merger consideration. Promptly after the effective time of the merger, Education Management will cause to be deposited with the paying agent, for the benefit of holders of common stock that is converted into the merger consideration, an amount in cash equal to the aggregate merger consideration (the "payment fund").

   Promptly after the effective time of the merger, the paying agent will mail to each record holder of shares of Argosy common stock immediately prior to the effective time of the merger a letter of transmittal and instructions for surrendering certificates formerly representing shares of common stock. No stockholder should surrender any certificates until the stockholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a certificate for cancellation to the paying agent, together with a letter of transmittal, duly executed and completed, and such other customary documents as may be required pursuant to the instructions, the holder of such certificate will be entitled to receive in exchange therefor the merger consideration for each share of Argosy common stock formerly represented by such certificate, without any interest thereon, less any required withholding of taxes, and the certificate so surrendered will be canceled. The merger consideration will be delivered by the paying agent as promptly as practicable following surrender of a certificate and delivery of a duly executed and completed letter of transmittal and any other required documents. Cash payments may be made by check unless otherwise required by a depositary institution in connection with the book-entry delivery of securities.

   If payment of the merger consideration is to be made to a person other than the person in whose name the certificate surrendered is registered, it will be a condition of payment that the certificate so surrendered be properly endorsed (together with signature guarantees on such certificate and any related stock power) or otherwise be in proper form for transfer and that the paying agent receives evidence that any applicable transfer or other taxes have been paid or are not applicable.

   You should not send your certificates now and should send them only pursuant to instructions set forth in the letter of transmittal, which will be mailed to stockholders promptly after the effective time of the merger. In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement, this proxy statement and the letter of transmittal.

   Six months following the effective time of the merger, the paying agent may return to the surviving corporation any portion of the payment fund that remains undistributed to the holders of Argosy common stock (including the proceeds of any investments thereof), and any holders of Argosy common stock who have not theretofore complied with the above-described procedures to receive payment of the merger consideration may look only to the surviving corporation for payment.

Transfers of Argosy Common Stock

   At the effective time of the merger, the stock transfer books of Argosy will be closed, and there will be no further registration of transfers of shares of Argosy common stock thereafter on the records of Argosy. If, after the effective time of the merger, certificates are presented to the exchange agent or Argosy, they will be cancelled and exchanged for the merger consideration, subject to applicable law in the case of dissenting stockholders.

Treatment of Options and Warrants

   Non-employee/Non-director Stock Options. At the effective time of the merger, each outstanding stock option to acquire Argosy common stock held by a person who is not an employee or director of Argosy or one of its subsidiaries will be converted into, and each option holder will be entitled to receive upon surrender of such option for cancellation, (1) in the case of non-employee/non-director options with an exercise price less than $12.00 per share, cash equal to the difference between $12.00 and the exercise price of the option, multiplied by the number of shares subject to the option, less any amounts required to be withheld or deducted, and (2) with respect to non-employee/non-director options with an exercise price equal to $12.00 per share or greater, an amount of cash equal to the cash value of such option as determined by the Black-Scholes option valuation method, less any amounts required to be withheld or deducted. As of the date of this proxy statement, there were no outstanding non-employee/non-director options.

   Employee and Director Stock Options. At the effective time of the merger, each outstanding stock option to acquire Argosy common stock held by an employee or director of Argosy or one of its subsidiaries shall be converted into an option to acquire, on the same terms and conditions as were applicable under the existing option, a number of shares of Education Management common stock, par value $.01 per share. The formula for determining the number of shares of Education Management common stock into which each outstanding employee/director stock option will be exercisable into is:

  . the number of shares of Argosy common stock subject to the existing stock option, multiplied by

  . the product of $12.00 divided by the closing price per share of Education
    Management common stock as listed on the Nasdaq National Market on the last trading day before which the effective time of the merger occurs (such product rounded to the nearest whole number).

   The exercise price per share (rounded to the nearest whole cent) for each share of Education Management common stock subject to the replacement stock option will equal:

  . the aggregate exercise price for the shares of Argosy common stock which were purchasable pursuant to the existing stock option, divided by

  . the number of full shares of Education Management common stock subject to such replacement option in accordance with the foregoing.

Each employee or director stock option which is intended to be an "incentive stock option" will be adjusted in accordance with the requirements of the Internal Revenue Code or converted into a nonqualified stock option, at the discretion of the option holder.

   If the effective time of the merger had been August 31, 2001, an option held by an employee or director of Argosy or one of its subsidiaries to purchase 100 shares of Argosy common stock at $5.00 per share would have been converted into an option to purchase 30 shares of Education Management common stock at $16.66 per share.

   Stock Purchase Warrant. At the effective time, the stock purchase warrant held by Leeds Equity Associates, L.P. shall be converted into, and Leeds Equity will be entitled to receive upon surrender of such warrant for cancellation, an amount equal to the difference between $12.00 and the exercise price of the warrant ($6.48 per share), multiplied by the number of shares subject to the warrant (200,000 shares), less any amounts required to be withheld or deducted. Jeffrey T. Leeds, a director of Argosy, is a partner in Leeds Equity.

Representations and Warranties

   We have made customary representations and warranties to Education Management, including representations and warranties relating to:

  . our corporate organization and        . labor matters;
    business;


                                          . our compliance with laws and
  . our capitalization;                     education department rules;


  . our authority to enter into,          . financial assistance programs;
    and the enforceability of, the
    merger agreement;

                                          . transactions with affiliates;


  .  our ability to enter into and        . accuracy of information in this
    consummate the merger agreement         proxy statement;
    without violation of, or
    conflict with, our
    organizational documents,
    permits or accrediting body
    requirements;

                                          . vote required by our stockholders
                                            in connection with the approval of
                                            the merger agreement;


                                          . approval of the merger agreement
  . documents filed by us with the          by the board;
    SEC and the accuracy of
    information contained in those
    documents;

                                          . receipt of fairness opinion;


                                          . change of control payments;
  . books and records and financial
    statements;

                                          . governmental approvals necessary
                                            to enter into the merger agreement
                                            and consummate the merger;

  . absence of certain changes in
    our business;


                                          . accreditation and state licensure
  . our title to assets;                    and approval;

  . our real estate;

  . our intangible assets;                . relationships with related
                                            persons;


  . contract matters;
                                          . payment of brokers' and finders'
                                            fees;

  . our insurance polices and
    claims relating to our
    business;

                                          . existence of other proposals to
                                            acquire us;


  . litigation matters;
                                          . the non-applicability of certain
                                            takeover laws;

  . tax matters;


  . matters relating to our               . expenses; and
    employee benefits;

                                          . the completeness and accuracy of
                                            our representations and
                                            warranties.

  . environmental matters;

Education Management and HAC have also made customary representations and warranties to us, including representations and warranties relating to:

  . the corporate organization and
    business of Education                 . payment of brokers' and finders'
    Management and HAC;                     fees;


  . each of Education Management's        . accreditation and state licensure
    and HAC's authority to enter            and approval;
    into, and the enforceability
    of, the merger agreement;

                                          . the completeness and accuracy of
                                            the representations and warranties
                                            of Education Management and HAC;

  . each of Education Management's
    and HAC's ability to enter into
    and consummate the merger
    agreement without violation of,
    or conflict with, their
    respective organizational
    documents;

                                          . sufficient funds to pay the merger
                                            consideration; and

                                          . accuracy of information supplied
                                            to us for this proxy statement.

  . the operations of HAC;

None of the representations and warranties contained in the merger agreement survive the completion of the merger or the termination of the merger agreement.

Covenants

   Argosy and Education Management have agreed to certain covenants in the merger agreement. A description of the material covenants follows:

 Conduct of Business.

   We have agreed that until the termination of the merger agreement or the completion of the merger, we will, and will cause our subsidiaries to:

  . carry on the businesses in the usual, regular and ordinary course in substantially the same manner as conducted before the date of the merger agreement;

  . timely pay debts and taxes;

  . collect receivables in the same manner and on the same terms as before the date of the merger agreement;

  . timely pay or perform other material obligations; and

  . use all commercially reasonable efforts consistent with past practice and policies to preserve intact the present business organizations, keep available the services of their present officers and employees and preserve their relationships with those having business dealings with us or our subsidiaries to the end that our and our subsidiaries goodwill and ongoing businesses be unimpaired at the effective time of the merger.

   We have also agreed, with certain exceptions, that we will not prior to the termination of the merger or the completion of the merger do any of the following without the prior written consent of Education Management:

  . except as required by our benefit plans, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under our benefit plans or authorize cash payments in exchange for any options granted under any of such plans;

  . amend any charter documents or bylaws;

  . enter into any contract or commitment the performance of which may extend beyond the closing date, except those made in the ordinary course of business;

  . knowingly take any action or omit to take any action that will cause a material breach or termination of any contract (other than termination by fulfillment of the terms thereunder);

  . make any material changes to any of the schools existing space or make any individual capital expenditures having a cost in excess of $50,000;

  . enter into any partnership agreements, joint development agreements or strategic alliance agreements;

  . grant any severance or termination pay (1) to any executive officer or director or (2) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with our policies and past practices or pursuant to written agreements in effect, or policies existing, on the date hereof;

  . transfer or license to any person or entity or otherwise materially extend, amend or modify any rights to our material intangible assets;

  . commence any litigation other than (1) for the routine collection of bills, or (2) in such cases where we in good faith determine that failure to commence suit could result in the material impairment of a valuable aspect of our business; provided that we consult with Education Management prior to the filing of such a suit;

  . declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of our capital stock, or split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock;

  . redeem, repurchase or otherwise acquire, directly or indirectly, recapitalize or reclassify any shares of our capital stock;

  . issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of our capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating us to issue any such shares or other convertible securities, other than the issuance of shares of our common stock pursuant to the exercise of existing stock options outstanding as of the date of the merger agreement or the warrant with Leeds Equity Associates, L.P.;

  . make any material amendment to any material contract;

  . sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to our business, except in the ordinary course of business consistent with past practice, or liquidate, in whole or in part;

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

  . incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire our debt securities or guarantee any debt securities of others;

  . adopt or amend any of our benefit plans or materially increase the salaries or wage rates of our employees generally, other than in the ordinary course of business, including but not limited to, the adoption or amendment of any stock purchase or option plan, the entering into of any employment contract not in the ordinary course of business or the payment of any special bonus or special remuneration to any director or employee, other than bonuses reflected on our financial statements;

  . revalue any assets, including, without limitation, writing down the value of inventory, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or waiving any right of material value except as required by GAAP;

  . pay, discharge or satisfy in an amount in excess of $50,000 (in any one case) or $250,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), including, without limitation, under any employment contract or with respect to any bonus or special remuneration, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in our balance sheet dated as of March 31, 2001 included in our financial statements;

  . make or change any material election in respect of taxes, adopt or change in any material respect any accounting method in respect of taxes, file any amendment to a material return, enter into any closing agreement, settle any claim or assessment in respect of taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

  . enter into any material contract other than in the ordinary course of business;

  . materially amend or terminate any of our existing insurance policies;

  . make any material changes with respect to the tuition, fees, program duration or curricula of any of the programs offered by any school, including, without limitation, implementing any new foreign exchange student programs except to the extent currently proposed or contemplated;

  . hire, fire (other than for cause) or change the responsibilities or work location of any employee whose annual compensation is greater than $75,000 and whose employment cannot be terminated by us on thirty days notice without liability;

  . take, or agree in writing or otherwise to take, any of the actions described above, or any other action which could cause or could be reasonably likely to cause any of the conditions to the merger, not to be satisfied;

  . materially modify, amend or depart from the planned expenses (costs and capital expenditures) contemplated by our existing business plan as disclosed to Education Management, except as required by a business emergency (which emergency shall be promptly disclosed to Education Management); or

  . fund the operations of, guarantee the indebtedness of, extend credit to, or otherwise support the operations of John Marshall Law School, Inc. or Primetech Canada, Inc., except in accordance with our business plan as delivered to Education Management or as required to terminate such operations in accordance with the merger agreement.

 Indemnification and Insurance for Argosy Directors and Officers.

   From and after the date of the merger agreement through and including the effective time of the merger, neither Education Management nor Argosy will take any action, nor permit any action to be taken, which would change or amend the provisions of the articles of incorporation or the bylaws of Argosy currently in effect relating to limitation of liability or indemnification or eliminate or make any modification in the Argosy's existing directors' and officers' insurance. Education Management agrees that from and after the effective time of the merger all rights to indemnification now existing in favor of individuals who at or prior to the effective time were directors or officers of Argosy or any of its subsidiaries as set forth in the articles of incorporation or the bylaws of Argosy or any subsidiary shall survive the merger with respect to matters existing or occurring at or prior to the effective time and shall continue in full force and effect following the effective time.

   Argosy shall, and from and after the effective time of the merger, the surviving corporation shall and Education Management shall cause the surviving corporation to, indemnify, defend and hold harmless (and advance expenses to) each person who is now, or has been at any time prior to the date of the merger agreement or who becomes prior to the effective time, an officer or director of Argosy or any subsidiary to the same extent such persons are indemnified as of the date of the merger agreement by Argosy pursuant to any agreements between such person and Argosy and Argosy's articles of incorporation and bylaws against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party as a result of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of Argosy or any of its subsidiaries or out of or in connection with activities in such capacity, whether pertaining to any matter existing or occurring at or prior to the effective time and whether asserted or claimed prior to, or at or after, the effective time, including all indemnified liabilities based on, or arising out of, or pertaining to the merger agreement or the transactions contemplated thereby.

   Argosy shall, and from and after the effective time of the merger, the surviving corporation shall and Education Management shall cause the surviving corporation to, cause to be maintained in effect for not less than six years from the effective time the current policies of the directors' and officers' liability insurance maintained by Argosy; provided, however, that if the surviving corporation is required to pay an annual premium in excess of 130% of the last annual premium of such insurance, the surviving corporation may, but is not obligated to, substitute therefor policies with substantially the same coverage amount and terms as the directors' and officers' liability insurance maintained for the benefit of Education Management's directors and officers.

   Employee Matters. For a period of one year after the effective time of the merger, Education Management has agreed to cause continuing employees of Argosy to be covered under employee benefit plans that are substantially comparable, in the aggregate, to the employee benefit plans provided by Education Management to employees at comparable levels. Education Management will recognize the service provided to Argosy prior to the effective time as service for purposes of all employee benefit plans and compensation arrangements (including 401(k) plans) applicable to employees of Argosy after the merger, to the extent service is credited under comparable plans and arrangements of Education Management's other schools. Education Management will also assume and be solely responsible for any obligations under COBRA associated with applicable benefits plans of Argosy.

   No Solicitation of Acquisition Proposals. The merger agreement provides that Argosy will not, and will not permit its directors, officers, employees, investment bankers, attorneys, accountants or other representatives, agents or affiliates to, directly or indirectly, (1) solicit, initiate or encourage any proposal that constitutes an acquisition proposal, as defined below, or proposals that could lead to any acquisition proposal, (2) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity in connection with, any acquisition proposal or (3) agree to, approve, recommend or otherwise endorse or support any acquisition proposal.

   If a third party submits an unsolicited acquisition proposal, and our board of directors reasonably determines in good faith that such proposal is or reasonably could result in a superior proposal, as defined below, then

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

  . we may (1) furnish information about our business, to the third party under protection of an appropriate confidentiality agreement containing customary limitations on the use and disclosure of all non-public written or oral information furnished to such third party, provided, that we must contemporaneously furnish to Education Management all such non-public information furnished to the third party, and (2) negotiate and participate in discussions and negotiations with such third party; and

  . if our board of directors determines that such an acquisition proposal is a superior proposal, our board of directors may terminate the merger agreement at any time after the second business day following delivery of written notice to Education Management advising Education Management that our board of directors has received a superior proposal, identifying the third party and specifying the material terms and conditions of such superior proposal.

We may take the actions set forth in the second bullet point above if, and only if, an acquisition proposal that was a superior proposal continues to be a superior proposal in light of any improved proposal submitted by Education Management, considered in good faith by us prior to the expiration of the two business day period specified above. We must provide Education Management with a final written notice at least 24 hours before accepting any superior proposal.

   We will notify Education Management immediately, and in any event within 24 hours, if a bona fide acquisition proposal is made, including any written material provided by the offeror, the principal terms and conditions of any such acquisition proposal and the identity of the offeror, or we furnish non-public information to, or enter into discussions or negotiations with respect to an acquisition proposal with, any third party.

   In addition to our other obligations, we, as promptly as practicable, will advise Education Management orally and in writing of any request for information which we reasonably believe could lead to an acquisition proposal or of any acquisition proposal, and the material terms and conditions of the request, acquisition proposal or inquiry. We will keep Education Management informed in all material respects of the status of any request, acquisition proposal or inquiry. In addition, we will provide Education Management with prior written notice of any meeting of our board of directors or any committee thereof at which our board of directors is expected or could be expected to (1) consider a superior proposal or (2) recommend a superior proposal to its stockholders, and together with such notice a copy of the definitive documentation relating to such superior proposal to the extent such documentation is then available and otherwise provide such definitive documentation as soon as available.

   An "acquisition proposal" is any proposal relating to a possible:

  .merger, consolidation or similar transaction involving Argosy or any of its subsidiaries;

  . sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of Argosy or any of its subsidiaries representing, in the aggregate, 20% or more of the assets of Argosy on a consolidated basis;

  . issuance, sale or other disposition of, including by way of merger, consolidation, share exchange or any similar transaction, securities, or options, rights or warrants to purchase or securities convertible into, such securities, representing 20% or more of the votes attached to the outstanding securities of Argosy;

  . transaction with Argosy in which any person shall acquire beneficial ownership, as such term is defined in Rule 13d-3 under the Exchange Act, or the right to acquire beneficial ownership, or any "group", as such term is defined under the Exchange Act, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of Argosy's common stock;

  . liquidation, dissolution, recapitalization or other similar type of transaction with respect to Argosy; or

  . transaction which is similar in form, substance or purpose to any of the foregoing transactions.

   A "superior proposal" is an unsolicited written acquisition proposal:

  .for consideration consisting of cash and/or securities;

  . on terms which our board of directors determines are more favorable to our stockholders from a financial point of view than the merger with Education Management and HAC, or other revised proposal submitted by Education Management; and

  .that the third party is reasonably likely to consummate on the terms proposed.

   Regulatory Approvals. Please refer to "THE MERGER--Regulatory Requirements" for a discussion of regulatory matters in connection with the merger agreement and the transactions contemplated thereby.

   Sale of Certain Businesses. Please refer to "THE MERGER--Conflicts of Interest of Certain Persons in the Merger; Certain Relationships--Sale of Certain Businesses" for a discussion of the anticipated disposition of our interest in John Marshall Law School, Inc. and the potential disposition of our interest in PrimeTech Canada, Inc.

   Additional Covenants. The merger agreement also contains additional covenants relating to:

  . Education Management's access to our properties, facilities and records;

  . each party's obligation to use commercially reasonable efforts to take all action necessary to consummate the transactions contemplated by the merger agreement; and

  . our obligation to notify Education Management of certain matters, such as a development likely to have a material adverse effect on our business.

Conditions to the Merger

   Closing Conditions for Each Party. The obligations of Argosy, Education Management and HAC to complete the merger are subject to the satisfaction or waiver of the following conditions:

  . The expiration of the applicable waiting period under the HSR Act in connection with the transactions contemplated by the merger agreement and by the stock purchase agreement.

  . All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental entity or accrediting body required by or with respect to Argosy, Education Management or any of their respective subsidiaries in connection with the execution and delivery of the merger agreement or the consummation of the merger and other transactions contemplated thereby and by the stock purchase agreement shall have been obtained or made except for such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Argosy or Education Management or materially impair Argosy's, Education Management's or HAC's ability to consummate the merger.

  . The merger agreement, the merger and the transactions contemplated by the merger agreement shall have received the requisite approval and authorization of the stockholders in accordance with applicable law and the articles of incorporation and bylaws of Argosy.

  . No law shall have been enacted or promulgated by any governmental entity which prohibits the consummation of the merger or the transactions contemplated by the stock purchase agreement and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the merger.

  . Argosy shall have cleared all SEC comments to this proxy statement, if any. No proceeding preventing distribution of this proxy statement or any part thereof shall have been initiated or threatened in writing by the SEC, and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of Argosy and Education Management.

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

  . No action, suit or proceeding shall be pending before any governmental entity which is reasonably likely to result in a judgment, order, decree, stipulation or injunction that would (1) prevent consummation of any of the transactions contemplated by the merger agreement or the stock purchase agreement, (2) cause any of the transactions contemplated by the merger agreement or the stock purchase agreement to be rescinded following consummation or (3) affect adversely the right of Education Management to own, operate or control any material portion of the assets and operations of the surviving corporation and each of its subsidiaries following the transactions contemplated in the merger agreement or in the stock purchase agreement, and no such judgment, order, decree, stipulation or injunction shall be in effect.

   Additional Closing Conditions for Argosy's Benefit. The obligations of Argosy to consummate the merger and the other transactions are subject to satisfaction or waiver of the following additional conditions:

  . The representations and warranties of Education Management and HAC contained in the merger agreement shall be true and correct in all respects as of the closing date with the same effect as though made as of the closing date except (1) for changes specifically contemplated by the terms of the merger agreement and (2) where the failure of the representations and warranties to be true and correct in all respects could not in the aggregate reasonably be expected to have a material adverse effect on Education Management.

  . Education Management shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with by it at or prior to the closing date.

  . If the closing under the stock purchase agreement shall have occurred and not been rescinded, Education Management shall have irrevocably directed the escrow agent to release the escrowed funds upon consummation of the merger in accordance with the stock purchase agreement and the escrow agreement.

  . Education Management shall have delivered to Argosy an officers' certificate certifying the satisfaction of certain closing conditions.

  . Argosy shall be reasonably satisfied with all of the actions taken by Education Management in connection with the proposed transactions, and all certificates, opinions, instruments and other documents required to effect the proposed transactions shall have been reasonably satisfactory in form and substance to Argosy and its counsel.

   Additional Closing Conditions for Education Management's Benefit. The obligations of Education Management and HAC to complete the merger is subject to satisfaction or waiver of the following additional conditions:

  . The representations and warranties of Argosy contained in the merger agreement shall be true and correct in all respects as of the closing date with the same effect as though made as of the closing date except
    (1) for changes specifically contemplated by the terms of the merger agreement and (2) where the failure of the representations and warranties to be true and correct in all respects could not in the aggregate reasonably be expected to have a material adverse effect on Argosy.

  . Argosy shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with by it at or prior to the closing date.

  . Argosy shall have delivered to Education Management an officers' certificate certifying the satisfaction of certain closing conditions.

  . From the date of the merger agreement to the effective time, there shall not have been any event or development which results in a material adverse effect on Argosy.

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

  . Education Management shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of the material contracts of Argosy, except where the failure to so obtain could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Argosy.

  . Education Management shall have received all written consents, assignments, waivers, authorizations or other certificates from state education regulatory bodies and any other applicable governmental entities to the extent necessary to consummate the merger and the other transactions contemplated by the merger agreement and by the stock purchase agreement.

  . All conditions precedent to the escrow release set forth in stock purchase agreement, including receipt of final Department of Education approval of the Argosy schools' applications for recertification to participate in Title IV programs after closing, shall have been satisfied or waived by Education Management.

  . Argosy shall have, if requested by Education Management, completed the sale, divestiture, donation or other disposition of the excluded operations as contemplated by the merger agreement.

  . Education Management shall be reasonably satisfied with all of the actions taken by Argosy in connection with the proposed transactions, and all certificates, opinions, instruments and other documents required to effect the proposed transactions shall have been reasonably satisfactory in form and substance to Education Management and its counsel.

Termination

   Argosy and Education Management may mutually agree, at any time prior to the completion of the merger, to terminate the merger agreement. In addition, either Argosy or Education Management may terminate the merger agreement if:

  (1)  the stockholders do not approve the merger;

  (2) any governmental entity shall have issued an order, decree or ruling or taken any other action which permanently restrains, enjoins or otherwise prohibits consummation of the merger or the transactions set forth in the stock purchase agreement and such order, decree, ruling or other action shall be final and non-appealable;

  (3) the consummation of the merger or the transactions set forth in the stock purchase agreement would be illegal; or

  (4) the merger shall not have been consummated by January 31, 2002; provided that the right to terminate the merger agreement shall not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated.

   Argosy may terminate the merger agreement:

  (5) if Education Management or HAC shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in the merger agreement, which breach (A) cannot be or has not been cured, in all material respects, within 20 business days after the giving of written notice to Education Management or HAC, as applicable, and (B) will result in the failure to satisfy a condition to the closing of the merger; or

  (6) as a result of its board of directors determining that an alternative acquisition proposal is more favorable to you than a transaction with Education Management; provided that such termination shall not be effective until (A) the fee described below has been paid to Education Management, and (B) if Education Management waives certain conditions set forth in of the stock purchase agreement, the board of directors of Argosy shall have been reconstituted so that a majority of its members are persons designated by Education Management, and provided further that Argosy may not terminate the merger agreement under this paragraph after a recission has occurred under the stock purchase agreement.

   Education Management may terminate the merger agreement if:

  (7) Argosy shall have breached in any material respect any representation, warranty, covenant or other agreement contained in the merger agreement, which breach (A) cannot be or has not been cured, in all material respects, within 20 business days after the giving of written notice to Argosy and (B) will result in the failure to satisfy a condition to the closing of the merger;

  (8) the board of directors of Argosy (A) withholds or withdraws its recommendation of the merger or, (B) modifies its recommendation of the merger in a manner materially adverse to Education Management;

  (9) a tender offer or exchange offer for 20% or more of the outstanding shares of Argosy common stock shall have been commenced or a registration statement with respect thereto shall have been filed (other than by Education Management or an affiliate thereof) and the board of directors of Argosy shall have (A) recommended that the stockholders tender their shares in such tender or exchange offer or
      (B) publicly announced its intention to take no position with respect to such tender offer;

  (10) Argosy is in material breach of the no solicitation and stockholder recommendation provisions of the merger agreement;

  (11) an alternative acquisition proposal shall have been announced or otherwise become publicly known and the board of directors of Argosy shall have (A) failed to recommend against acceptance of such by the stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by the stockholders of an acquisition proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of the merger agreement and the transactions contemplated thereby, in each case within 10 business days thereafter; or

  (12) more than 10% of shares of Argosy common stock are dissenting shares.

   If the merger agreement is validly terminated, it will become void and have no effect, without any liability of any party or its officers or directors to the other party. However, certain provisions thereof relating to, among other things, the termination fee described in the next section below will continue in effect. In addition, the stock purchase agreement does not terminate automatically if the merger agreement is terminated and, therefore, Education Management may retain the 4.9 million shares that were previously beneficially owned by Dr. Markovitz and remain the controlling stockholder of Argosy.

Termination Fee

   All costs and expenses incurred in connection with the merger agreement and related transactions will be paid by the party incurring such costs or expenses, subject to certain exceptions. Argosy, however, has agreed to pay Education Management a $2.0 million termination fee if the merger agreement is terminated for the reasons described in paragraphs 6, 8, 9, 10, or 11 of the immediately preceding section.

   Except as noted above, any termination fee payable by Argosy must be paid to Education Management concurrent with the termination of the merger agreement.

Amendments and Waivers

   Subject to Illinois law, the parties may mutually agree to amend any provision of the merger agreement at any time prior to the effective time of the merger. After Argosy stockholders have approved the merger agreement, the parties may not amend the merger agreement in a manner that would reduce or change the kind of consideration stockholders will receive in the merger without further approval of Argosy stockholders.

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

                               DISSENTERS' RIGHTS

   Illinois law provides that if you hold Argosy common stock and do not wish to accept the merger consideration, then Sections 11.65 and 11.70 of the Illinois Business Corporation Act, copies of which are attached as Annex C to this proxy statement, provide you with an alternative. Under these sections, you may object to the merger and may demand payment for the fair value of your shares, plus any accrued interest, as of the merger closing. Set forth below is a summary of the procedures relating to the exercise of your rights as a dissenter to the merger.

   This summary does not purport to be a complete statement of your dissenters' rights and is qualified in its entirety by reference to Sections 11.65 and
11.70 of the Illinois Business Corporation Act which are set forth in Annex C to this proxy statement and to any amendments to such provisions as may be adopted after the date of this proxy statement. If you wish to exercise your rights to dissent from the merger you should carefully review Annex C and seek advice of legal counsel.

Dissenters' Rights Procedures

   In order to perfect your Illinois dissenters' rights, you must do the following:

  . Deliver to the office of the Chief Financial Officer of Argosy, Two First National Plaza, 20 South Clark Street, Suite 2800, Chicago, Illinois 60603, prior to the taking of the vote of the stockholders upon the approval of the merger agreement and the merger, a written demand for payment for your shares if the merger agreement is approved.

  . You must not vote your shares in favor of the merger agreement and the merger.

   In perfecting your right to dissent, neither a vote against the merger agreement nor a proxy directing a vote against the merger agreement will be deemed to satisfy the requirement that a written demand for payment be delivered to us prior to the taking of the vote. However, if you have delivered the written demand before the taking of the vote, you will not be deemed to have waived your right to dissent either by failing to vote against the merger agreement or by failing to furnish a proxy directing a vote against the merger agreement.

Payment of Fair Value

   Within 10 days after the completion of the merger or 30 days after delivery of the written demand for payment, whichever is later, the surviving corporation will send to each stockholder who has delivered a written demand for payment the following items:

  . a statement setting forth the surviving corporation's opinion as to the estimated fair value of the shares;

  . Argosy's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with a statement of income for that year and the latest available interim financial statements; and

  . a commitment to pay for the shares of the dissenting stockholder at the surviving corporation's estimated fair value upon delivery of the share certificate or certificates (or other evidence of ownership with respect to the shares).

"Fair value" means the value of the shares immediately before the completion of the merger excluding any appreciation or depreciation in anticipation of the merger, unless exclusion would be inequitable.

   The Illinois Business Corporation Act would also permit the surviving corporation to instruct a dissenting stockholder to sell his or her shares within 10 days of the surviving corporation's statement to the stockholder. However, following the merger Argosy's common stock will no longer be quoted on the Nasdaq National Market or any other public market where Argosy's common stock may be readily sold and, therefore, the surviving corporation may only pay a dissenting stockholder the fair value of the shares, with accrued interest.

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

   If you have made a written demand for payment as described above you will retain all other rights of a stockholder until those rights are canceled or modified by the completion of the merger. At the completion of the merger, the surviving corporation will pay to you, if you transmit to the surviving corporation your stock certificates, the amount the surviving corporation estimates to be the fair value of the shares, plus accrued interest. Any payment will be accompanied by a written explanation of how the interest was calculated. Interest will accrue from the completion of the merger to the date of payment at the average rate currently paid by the surviving corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances.

Dissenting Stockholders' Estimate of Fair Value

   If you do not agree with the surviving corporation's estimated fair value or the amount of interest due, within 30 days after delivery of the surviving corporation's statement of fair value you must notify the surviving corporation in writing of your estimate of the fair value of your shares and the amount of interest due and demand payment of the difference between your estimate of fair value and interest due and the amount of the surviving corporation's payment.

Appeal to Circuit Court

   If, within 60 days after delivery to the surviving corporation of your notification of estimated fair value, the surviving corporation and you have not agreed in writing on the fair value of the shares and interest due, the surviving corporation must either pay you the difference in the estimated fair values, with interest, or file a petition in the circuit court for the county in which the surviving corporation has its registered office or principal office, requesting the court to determine the fair value of the shares and interest due. If the court determines that the fair value of the shares, plus interest, exceeds the amount paid by the surviving corporation, you will be entitled to judgment for the amount of the excess. The court may also allow the costs of the proceeding, including fees and expenses of counsel and experts, to be assessed against the surviving corporation or against you based on criteria set forth in the Illinois Business Corporation Act.

   In connection with the merger, the surviving corporation intends to reserve the right to elect to offer to pay to dissenting shareholders the surviving corporation's original estimate of the fair value of the shares and to pay any additional amount agreed upon by the surviving corporation and the dissenting stockholder or ordered by the court to be paid by the surviving corporation to the stockholder as provided in the Illinois Business Corporation Act.

   Failure to comply strictly with all of the procedures set forth in the Illinois Business Corporation Act will result in the loss of your dissenters' rights. Consequently, if you wish to exercise dissenters' rights, you are urged to consult legal counsel before attempting to exercise such rights.

                  PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

   No provision has been made to grant unaffiliated stockholders of Argosy access to corporate files of Argosy or any other party to the merger or to obtain counsel or appraisal services at the expense of Argosy or any other such party.

                         MARKET FOR ARGOSY COMMON STOCK

Common Stock Market Price Information

   Our common stock is quoted on the Nasdaq National Market under the symbol "ARGY". The following table shows, for the quarters indicated, the high and low sale prices per share for our common stock as reported on the Nasdaq National Market. The initial public offering price of our common stock on March 8, 1999 was $14.00 per share.

                                                                     Argosy
                                                                  Common Stock
                                                                 --------------
                                                                  High    Low
                                                                 ------- ------
1999
Third Quarter (beginning March 8, 1999, the date of our initial public offering)..............................................  $14.375 $6.625
Fourth Quarter.................................................  $ 9.000 $6.125

2000
First Quarter..................................................  $ 9.000 $3.531
Second Quarter.................................................  $ 6.125 $4.125
Third Quarter..................................................  $ 7.500 $4.813
Fourth Quarter.................................................  $ 8.750 $5.188

2001
First Quarter..................................................  $ 7.438 $5.750
Second Quarter.................................................  $ 7.500 $4.500
Third Quarter..................................................  $ 7.188 $5.400
Fourth Quarter.................................................  $11.700 $5.950

   On July 6, 2001, the last full trading day prior to the day on which the execution of the merger agreement was publicly announced, the closing sale price for the our common stock on the Nasdaq National Market was $9.19. On September 26, 2001, the last trading day prior to the date of this proxy statement, the closing sale price for our common stock on the Nasdaq National Market was $10.74.

   The market price for our common stock is subject to fluctuation and stockholders are urged to obtain current market sale prices.

Dividend Information

   We have never paid any dividends on our common stock and do not intend to pay such dividends in the foreseeable future. We currently intend to retain any future earnings to finance our growth and development and therefore do not anticipate paying any cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. In addition, if we are required to satisfy U.S. Department of Education financial responsibility standards on a consolidated basis, we may need to restrict or withhold payment of dividends or refrain from obtaining dividends or other funds from our subsidiaries in order to meet standards.

                              SECURITIES OWNERSHIP

   The following table sets forth certain information as of August 31, 2001 concerning the beneficial ownership of our common stock by:

  . each person who is the beneficial owner of more than 5% of our common stock;

  . each of our directors;

  . our chief executive officer and other executive officers; and

  . our directors and executive officers as a group.

   The table gives effect to the conversion of all outstanding shares of our Class B common stock into our Class A common stock on September 17, 2001. Shares issuable upon exercise of options and warrants that are exercisable currently or within 60 days of August 31, 2000 (without regard to any acceleration thereof in connection with the merger) are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such options or warrants, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each person or entity listed below is our principal executive offices.

                                             Number of Shares
                                      ------------------------------ Percentage
                                                  Under                  of
Name                                    Owned   Options(3)   Total   Ownership
----                                  --------- ---------- --------- ----------
Michael C. Markovitz(1).............  4,950,418      --    4,950,418    76.0%
Jeffrey T. Leeds(2).................        --   200,000     200,000    3.0%
Harold J. O'Donnell.................     10,460   68,000      78,460    1.0%
Charles T. Gradowski................      7,242   64,667      71,909    1.0%
Jim Otten...........................      3,000   37,333      40,333     *
Karen M. Knab.......................        --    15,000      15,000     *
Michael W. Mercer...................        --    12,000      12,000     *
Kalman K. Shiner....................      5,000    4,000       9,000     *
Leslie M. Simmons...................        --    15,000      15,000     *
All executive officers and directors
 as a group (nine persons)..........  4,976,120  416,000   5,392,120    78.0%

--------
*  Represents less than 1%
(1) On September 17, 2001, Dr. Markovitz converted all of his 4.9 million shares of Class B common stock (with 10 votes per share) into shares of Class A common stock (with 1 vote per share). We no longer have any Class B common stock outstanding. Includes 4.9 million shares sold to Education Management on September 26, 2001, pursuant to the terms of the stock purchase agreement attached hereto as Annex B.
(2) Represents 200,000 shares of our common stock subject to a stock purchase warrant issued to Leeds Equity Associates, L.P. Mr. Leeds is a partner in this partnership and may be deemed to beneficially own such shares.
(3) Represents shares which the respective stockholder may acquire pursuant to options and warrants that are exercisable currently or within 60 days of August 31, 2001.

                      OUR DIRECTORS AND EXECUTIVE OFFICERS

   Information concerning the names, ages, positions with Argosy and business experience of each of our directors and executive officers as of August 31, 2001, is set forth below:

   Name                                Age Position
   ----                                --- --------
   Michael C. Markovitz...............  51 Chairman of the Board
   Jim Otten..........................  52 President and Chief Operating Officer
   Charles T. Gradowski...............  52 Chief Financial Officer
   Karen M. Knab......................  53 Director
   Jeffrey T. Leeds...................  45 Director
   Michael W. Mercer..................  50 Director
   Harold J. O'Donnell................  71 Director
   Kalman K. Shiner...................  59 Director
   Leslie M. Simmon...................  71 Director

Michael C. Markovitz, Ph.D. has served as our Chairman of the Board since our inception. In 1976, Dr. Markovitz co-founded the Illinois School of Professional Psychology and, during the developmental years of the school, also served as President. After purchasing the interests of the co-founders of the Illinois School of Professional Psychology, Dr. Markovitz oversaw the growth of the original single campus school into the multi-campus American Schools of Professional Psychology. From 1978 to 1986, Dr. Markovitz was a lecturer in Management at Northwestern University and is the author of the "BBP Guide to Human Resource Management" (1982), a textbook regarding personnel management. Dr. Markovitz received his doctoral degree in psychology from the University of Chicago and has been an active member of the American Psychological Association and the National active member of the American Psychological Association and the National Council of Schools of Professional Psychology.

Jim Otten, Ph.D. has served as our President and Chief Operating Officer since February 2000. From 1995 to 1999, he served as Regional Vice President at DeVry Inc. in Chicago, Illinois, overseeing a group of college campuses with a combined student body of more than 10,000 students. Dr. Otten has served as President for two degree-granting independent colleges, Brown Institute in Minneapolis, Minnesota in 1995 and The Katharine Gibbs Schools in Boston, Massachusetts from 1991 to 1995. He served as Regional Vice President of Bryant & Stratton Inc. in Buffalo, New York, a degree-granting, independent system of colleges from 1985 to 1991. Dr. Otten also served as Manager of Business Development at ITT Education Services (1980 to 1985) as well as an Assistant Professor at Purdue University from 1976 to 1978. He received his doctoral degree in psychology from the University of Rochester, MBA in Marketing from Indiana University, an MA in Political Philosophy from Bowling Green State University and a BA in philosophy from the University of Cincinnati.

Charles T. Gradowski, C.P.A. has served as our Chief Financial Officer since 1995. Mr. Gradowski served as Controller at Clipper Exxpress, a freight forwarder, from 1988 to 1995. Mr. Gradowski received his bachelor's degree and a master's in business administration from the University of Illinois.

Karen M. Knab has been a director of Argosy since 1986. Ms. Knab has been a member of the Board of Directors of University of Sarasota since 1995. Since January 1996, Ms. Knab has been the Executive Officer of the law firm of Sutherland, Asbill and Brennan. From 1993 to 1996, she was the Managing Partner of the Washington, D.C. office of the Peers Group, a consulting firm.

Jeffrey T. Leeds has been a director of Argosy since September 2000. Mr. Leeds is co-founder and Principal of Leeds Equity Partners III, L.P. and of Advance Capital, private equity funds established in 1999 and 1995, respectively. Mr. Leeds is President of Leeds Group, Inc., a registered broker-dealer that undertakes transactional work on behalf of Leeds Equity Partners and Advance Capital, as well as unaffiliated entities. He is a Partner in Leeds Equity Associates, L.P. with whom we had a contractual relationship for services until March 31, 2001. From 1986 to 1993, Mr. Leeds specialized in mergers and acquisitions and corporate finance at the investment banking firm of Lazard Freres & Company. Mr. Leeds, who is also a lawyer, served as a law clerk to the Honorable William J. Brennan, Jr., of the Supreme Court of the United States during the 1985 October term. Mr. Leeds is currently a member of the Board of Directors of Edison Schools, Inc., Elsinore Corporation, ShopforSchool, DataMark, Inc., RealPage, Inc., Ross University and TransAct Technologies, Inc. He serves as a Trustee of the Cooper-Hewitt National Design Museum.

Michael W. Mercer, Ph.D. has been a director of Argosy since 1986. Dr. Mercer is currently in private practice as a psychologist and is the author of several books on psychology. He is the past President of the Illinois Psychological Association.

Harold J. O'Donnell, Ph.D. served as our President from 1992 until his retirement in February 2000 and has been a director since February 1999. From 1976 to 1991, Dr. O'Donnell served in a series of management positions with Apollo Group, Inc., a for-profit education company, including Director of the Southern California Program of Institute for Professional Development (1976 to
1979), Executive Vice President of Institute for Professional Development (1979 to 1982), Executive Vice President of University of Phoenix (1979 to 1987) and Provost of University of Phoenix (1987 to 1992). From 1974 to 1976, Dr. O'Donnell served as Deputy Manpower Director for the Long Beach Commission on Economic Opportunity. Dr. O'Donnell has served as an adviser to colleges and universities in California, Indiana, Illinois and Florida involving developmental and regional accreditation issues with accrediting bodies such as NCA, SACS and the Western Association of Schools and Colleges. Dr. O'Donnell received his doctoral degree in educational administration from the University of Notre Dame and his master's degree in English literature from Catholic University of America. He continued his postdoctoral training in programs at Stanford University, the University of California at Los Angeles and the University of San Francisco.

Kalman K. Shiner, C.P.A. has been a director of Argosy since June 1998. Mr. Shiner is currently the Managing Director of the accounting firm of Ostrow Reisin Berk & Abrams Ltd.

Leslie M. Simmons has been a director of Argosy since 1981. Mr. Simmons has been a member of the Board of Directors of University of Sarasota since 1995. Mr. Simmons is Chairman of the Board of Directors of Apollo Steel Corporation, a manufacturing company.

                             OUR BOARD OF DIRECTORS

   There are currently seven directors on our board. The directors are all in one class with a one-year term of service expiring annually. Our directors were last elected at our annual meeting of stockholders on January 26, 2001, and, therefore, we are not soliciting proxies from our stockholders in connection with their re-election at this time.

   The board met six times during fiscal 2001. Each member of the board attended more than 75% of the aggregate of the total number of meetings of the board and the committees on which he or she was a member during the portion of the fiscal year that he or she served as a director or committee member.

Committees of the Board

   The board currently has three standing committees: a Compensation Committee, an Audit Committee and an Investment Committee. A majority of the members of each of these committees are independent directors.

   The Compensation Committee recommends action to the board regarding the salaries and incentive compensation of our executive officers and administers our bonus plans and stock plans. The Compensation Committee is currently comprised of Michael C. Markovitz (Chairman), Karen M. Knab and Leslie M. Simmons. The Compensation Committee met one time during fiscal 2001.

   The Audit Committee makes recommendations to the board regarding the selection, retention and termination of our independent auditors and reviews our annual financial statements and our internal controls. Arthur Andersen LLP currently serves as our independent accountants. The Audit Committee is currently comprised of Michael C. Markovitz (Chairman), Kalman K. Shiner and Leslie M. Simmons. The Audit Committee met three times during fiscal 2001.

   The Investment Committee makes recommendations to the board regarding the acquisition of additional schools. The Investment Committee is currently comprised of Michael C. Markovitz (Chairman), Michael W. Mercer and Kalman K. Shiner. The Investment Committee met two times during fiscal 2001.

   We have no nominating or similar committee. The entire board is responsible for filling vacancies which occur on the board and for recommending candidates for election as directors.

Director Compensation

   We pay directors $1,000 for attending each board meeting. Under our 1999 Stock Incentive Plan, each director has been granted options to purchase 4,000 shares of common stock at the fair market value thereof on the date of grant. Additionally, directors of the University of Sarasota, the Medical Institutes of Minnesota and PrimeTech are compensated in the form of annual grants of options to purchase 1,000 shares of common stock at the fair market value thereof on the date of grant. All directors are reimbursed for all travel-related expenses incurred in connection with their activities as directors.

Certain Relationships and Related Transactions

Consulting Agreement

   On September 1, 2000, we entered into a Consulting Agreement with Leeds Equity Associates, L.P. Jeffrey Leeds, a director of Argosy, is a partner in Leeds Equity and has a pecuniary interest in such entity. This agreement encompasses the performance of services requested by us over the six month term of the agreement. Payment is represented by a stock purchase warrant providing for the purchase of 200,000 shares of our common stock at a purchase price of $6.48 per share and with a seven year exercise period. Please refer to "THE MERGER--Conflict of Interests of Certain Persons in the Merger; Certain Relationships--Stock Purchase Warrant and Certain Fees" on page 23 for additional information.

Indemnification of Directors and Officers

   We have agreed to provide indemnification for our directors and executive officers beyond the indemnification provided for in our Amended and Restated Certificate of Incorporation and By-laws.

Other Relationships and Related Transactions

   Please refer to "THE MERGER--Conflicts of Interest of Certain Persons in the Merger; Certain Relationships" beginning on page 23 for additional information.

                             EXECUTIVE COMPENSATION

General

   Our executive officers are elected by and serve at the discretion of our board. The following table sets forth in summary form information concerning the compensation awarded to Michael C. Markovitz, Jim Otten and Charles T. Gradowski (collectively, the "Named Executives") for all services rendered in all capacities to us and our subsidiaries for the fiscal year ended August 31, 2001. No other executive officer of Argosy earned more than $100,000 in total compensation for fiscal 2001.

                           Summary Compensation Table

                                                                     Long-Term
                                                                    Compensation
                                       Annual Compensation             Awards
                               -----------------------------------  ------------
  Name and                                                           Securities
 Principal                                          Other Annual     Underlying
  Position                Year Salary (1)  Bonus  Compensation (2)  Options (#)
 ---------                ---- ---------- ------- ----------------  ------------
Michael C. Markovitz..... 2001  $200,000  $   --    $    12,260           --
 Chairman                 2000  $200,000  $   --    $    23,500           --
                          1999  $ 97,179  $   --    $14,888,300(3)        --

Jim Otten................ 2001  $200,000  $54,000   $     7,938        20,000
 President                2000  $ 95,641  $   --    $     3,290        54,000
                          1999  $    --   $   --    $       --            --

Charles T. Gradowski..... 2001  $142,800  $60,000   $     1,400         5,000
 Chief Financial Officer  2000  $133,334  $50,000   $    12,300           --
                          1999  $110,000  $35,000   $     8,700        63,000

--------
(1) May include amounts earned in a fiscal year but deferred at the Named Executive's election pursuant to our 401(k) Plan.
(2) Includes matching contributions made by us under our 401(k) Plan.
(3) Dr. Markovitz, as our sole stockholder, received Other Annual Compensation of $14,214,620 from us in fiscal 1999 in the form of cash distributions out of our accumulated earnings and profits. In addition, MCM Management Corp., an affiliate of Dr. Markovitz, received payments of $667,849 in fiscal 1999 for services performed by Dr. Markovitz. Dr. Markovitz is the sole shareholder and employee of MCM Management Corp. Prior to our initial public offering, Dr. Markovitz did not receive any compensation for services rendered to us, other than through his management fee through MCM Management Corp. Dr. Markovitz provided us strategic direction and oversight, daily management oversight, consultation on business acquisitions and other corporate business matters in addition to services characteristic of a principal executive officer. Upon completion of our initial public offering, the relationship with MCM Management Corp. was terminated, and Dr. Markovitz became an employee of Argosy. Dr. Markovitz has entered into an employment agreement which provides for an initial annual base salary of $200,000 plus performance-based compensation, which is currently intended to be in the form of stock options.

Our Option Grants in Last Fiscal Year

   The following table shows information regarding stock options granted by us to the Named Executives during our last fiscal year:

                                     Percent of                                   Potential Realizable
                                       Total                    Market              Value at Assumed
                         Number of    Options                   Price             Annual Rates of Stock
                         Securities  Granted to                   on               Price Appreciation
                         Underlying Employees in                 Date              for Option Term(2)
                          Options      Fiscal    Exercise Price   of   Expiration ---------------------
Name                      Granted       2001      (Per Share)   Grant   Date(1)       5%        10%
----                     ---------- ------------ -------------- ------ ---------- ---------- ----------
Michael C. Markovitz....      --         --             --         --        --          --         --

Jim Otten...............   10,000       10.9%        $11.70     $11.70  08/31/11  $  190,581 $  303,467
                           10,000       10.9%        $ 6.00     $ 6.00  11/09/10  $   97,734 $  155,625

Charles T. Gradowski....    5,000        5.5%        $ 6.00     $ 6.00  11/09/10  $   48,867 $   77,812

--------
(1) Options may expire earlier pursuant to the terms of the 1999 Stock Incentive Plan.
(2) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of our stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of the common stock at the expiration date would be approximately $19.06 per share with respect to options granted at $11.70 per share and $9.77 per share with respect to options granted at $6.00 per share. At an annual rate of appreciation of 10% per year for the option term, the price of the common stock at the expiration date would be approximately $30.35 per share with respect to options granted at $11.70 per share and $15.56 per share with respect to options granted at $6.00 per share.

Our Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

   The following table shows information for the Named Executives concerning stock option exercises during our last fiscal year and options outstanding at the end of our last fiscal year:

                                               Number of Securities  Value of Unexercised
                                              Underlying Unexercised In-the-Money Options
                          Number of                 Options at        at Fiscal Year-End
                           Shares                Fiscal Year-End             (1)
                          Acquired    Value        Exercisable/          Exercisable/
Name                     on Exercise Realized     Unexercisable         Unexercisable
----                     ----------- -------- ---------------------- --------------------
Michael C. Markovitz....     --        --                   --                      --

Jim Otten...............     --        --         37,333/36,667       $220,252/$152,298

Charles T. Gradowski....     --        --         64,666/ 3,334       $ 19,004/$  9,496

--------
(1) Assumes a fair market value of the common stock at August 31, 2001 equal to $11.70 per share.

Our Stock Plans

   1999 Stock Incentive Plan. The Argosy Education Group Inc. 1999 Stock Incentive Plan provides for the issuance of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, performance grants and other types of awards that the Compensation Committee deems consistent with the purposes of the 1999 Stock Plan. The 1999 Stock Plan is administered by the Compensation Committee. Certain employees, directors, officers, advisors and consultants of Argosy are eligible to participate in the 1999 Stock Plan. The Compensation Committee is authorized under the 1999 Stock Plan to select the participants and determine the terms and conditions of the awards under the 1999 Stock Plan. An aggregate of 750,000 shares of our common stock have been reserved for issuance under the 1999 Stock Plan.

   Options granted under the 1999 Stock Plan may be either incentive stock options ("ISOs") or such other forms of non-qualified stock options ("NQOs") as the Compensation Committee may determine. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. The exercise price of (1) an ISO granted to an individual who owns shares possessing more than 10% of the total combined voting power of all classes of our stock will be at least 110% of the fair market value of a share of Class A Common Stock on the date of grant and (2) an ISO granted to an individual other than a 10% owner and an NQO will be at least 100% of the fair market value of a share of common stock on the date of grant.

   Options granted under the 1999 Stock Plan may be subject to time vesting and certain other restrictions at the sole discretion of the Compensation Committee. Subject to certain exceptions, the right to exercise an option generally will terminate at the earlier of (1) the first date on which the initial grantee of such option is not employed by us for any reason other than termination without cause, death or permanent disability or (2) the expiration date of the option. If the holder of an option dies or suffers a permanent disability while still employed by us, the right to exercise all unexpired installments of such option shall be accelerated and shall vest as of the latest of the date of such death, the date of such permanent disability and the date of the discovery of such permanent disability, and such option shall be exercisable, subject to certain exceptions, for 180 days after such date. If the holder of an option is terminated without cause, to the extent the option has vested, such option will be exercisable for 30 days after such date.

   All outstanding awards under the 1999 Stock Plan will terminate immediately prior to consummation of a liquidation or dissolution of Argosy, unless otherwise provided by the board. In the event of the sale of all or substantially all of our assets or our merger with another corporation, all restrictions on any outstanding awards will terminate and participants will be entitled to the full benefit of their awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the board.

   The board generally will have the power and authority to amend the 1999 Stock Plan at any time without approval of our stockholders, subject to applicable federal securities and tax laws limitations (including regulations of the Nasdaq National Market).

   Stock Purchase Plan. The Argosy Education Group, Inc. Stock Purchase Plan is intended to give employees a convenient means of purchasing shares of common stock through payroll deductions. The Stock Purchase Plan is intended to provide an incentive to participate by permitting purchases at a discounted price. We believe that ownership of stock by employees will foster greater employee interest in our success, growth and development.

   Subject to certain restrictions, each employee of Argosy who is a U.S. resident or a U.S. citizen temporarily on location at a facility outside of the United States will be eligible to participate in the Stock Purchase Plan if he or she has been employed by us for more than one year. Participation will be discretionary for eligible employees. We have reserved 375,000 shares of common stock for issuance in connection with the Stock Purchase Plan. Employees may elect to participate and purchase stock on a quarterly basis. Each participating employee contributes to the Stock Purchase Plan by choosing a payroll deduction in any specified amount, with a specified minimum deduction per payroll period. A participating employee may increase or decrease the amount of such employee's payroll deduction, including a change to a zero deduction, as of the beginning of any month. Elected contributions will be credited to participants' accounts at the end of each calendar quarter.

   We use each participating employee's contributions to purchase shares for the employee's share account as promptly as practicable after each calendar quarter. The cost per share will be 90% of the lowest closing price of the common stock on the Nasdaq National Market during the quarter. The number of shares purchased on each employee's behalf and deposited in his/her share account will be based on the amount accumulated in such participant's cash account and the purchase price for shares with respect to any calendar quarter. Shares purchased under the Stock Purchase Plan will carry full rights to receive dividends declared from time to time.

A participating employee will have full ownership of all shares in such employee's share account and may withdraw them for sale or otherwise by written request to the Compensation Committee following the close of each calendar quarter. Subject to applicable federal securities and tax laws, the board will have the right to amend or to terminate the Stock Purchase Plan. Amendments to the Stock Purchase Plan will not affect a participating employee's right to the benefit of the contributions made by such employee prior to the date of any such amendment. In the event the Stock Purchase Plan is terminated, the Compensation Committee will be required to distribute all shares held in each participating employee's share account plus an amount of cash equal to the balance in each participating employee's cash account.

   401(k) Plan. We have a tax-qualified employee savings and retirement plan covering all of our full-time employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit ($10,500 in 2001) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan provides for contributions to the 401(k) Plan by us on behalf of all participants. We contribute an amount equal to 6% of an eligible employee's annual earnings on a discretionary basis. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn, and so that contributions by us will be deductible by us when made. The trustees under the 401(k) Plan, at the direction of each participant, invest such participant's assets in the 401(k) Plan in selected investment options.

Our Compensation Committee Report on Executive Compensation

   The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Argosy under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

   The following report has been submitted by the Compensation Committee of the Board of Directors:

   The Compensation Committee is responsible (1) for reviewing the recommendations of our Chief Executive Officer on compensation levels of all other officers of Argosy and (2) adopting and changing our compensation policies and practices and reporting its recommendations to the full board. In addition, the Compensation Committee is responsible for the administration of our stock plans. In reviewing our compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that (1) attracts and retains qualified executives who will add to our long-term success, (2) contributes to the achievement of operational and strategic objectives, and (3) is commensurate with each executive's performance, level of responsibility and overall contribution to our success. In making its recommendations to the full board concerning adjustments to compensation levels, the Compensation Committee intends to consider our financial condition and operational performance during the prior year. The Compensation Committee expects our executive compensation program to consist of three principal components: (1) base salary; (2) annual bonus; and (3) long-term equity incentives. The Compensation Committee has set forth below a discussion as to how such compensation was determined.

   Base Salary. The base salary for fiscal 2001 for each of the executive officers was determined based on the expected level of responsibility of each and competitive market conditions.

   Annual Bonus. Each of our executive officers were and are eligible to earn a bonus based upon their performance during the applicable period and our performance generally.

   Long-Term Equity Incentives. Under the 1999 Stock Incentive Plan, the Compensation Committee is granted broad authority to award equity-based compensation arrangements to any eligible employee, director, officer, advisor or consultant of Argosy.

   The foregoing report has been approved by all members of the Compensation Committee.

                        Michael C. Markovitz (Chairman)
                                 Karen M. Knab
                               Leslie M. Simmons

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-10% stockholders to file reports with the SEC regarding changes in their beneficial ownership of our common stock and to provide us with copies of the reports. Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with their filing requirements for fiscal 2001.

                             AUDIT COMMITTEE REPORT

   The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Argosy under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

   The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee includes two independent directors, as defined by the rules of the National Association of Securities Dealers, and operates under a written charter approved by the board.

   Management is responsible for our internal controls and financial reporting processes. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee all of these processes.

   In connection with these responsibilities, the Audit Committee will meet with management and our independent accountants, Arthur Andersen LLP, to review and discuss the August 31, 2001 financial statements. The Audit Committee will also discuss with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Audit Committee will also review written disclosures and a letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and will discuss with Arthur Andersen LLP matters relating to its independence.

                                Audit Committee
                        Michael C. Markovitz (Chairman)
                                Kalman K. Shiner
                               Leslie M. Simmons

                         STOCK PRICE PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return of our common stock, the Nasdaq Stock Market Index and an index of peer companies selected by us, from March 9, 1999 (the date of our initial public offering) through August 31, 2001 (the end of our fiscal year). The graph assumes that the value of the investment in our common stock at its initial public offering price of $14.00 per share and each index was $100.00 on March 9, 1999. The companies in the peer group, all of which are education companies, are weighted according to their market capitalization as of the end of each period for which a return is indicated. Included in the peer group are Apollo Group Inc., ITT Educational Services, Inc., DeVry, Inc., Education Management Corporation and Strayer Education, Inc.

                             [PERFORMANCE GRAPH]


                                                         Nasdaq Stock
                                                 Argosy  Market Index Peer Group
                                                 ------- ------------ ----------
       03/09/99................................. $100.00   $100.00     $100.00
       08/31/99................................. $ 53.57   $118.83     $ 65.01
       08/31/00................................. $ 49.11   $186.10     $112.75
       08/31/01................................. $ 83.56   $ 81.10     $145.24

                             STOCKHOLDERS PROPOSALS

   As a result of the pending merger, we do not currently intend to hold an annual meeting of stockholders in 2002. We of course are holding a special meeting as contemplated by this proxy statement. If the merger is approved at the special meeting and is consummated, we will no longer have any public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not approved at the special meeting or is not consummated, our stockholders will continue to be entitled to attend and participate in stockholder meetings and we anticipate that a 2002 annual meeting of stockholders would be held sometime in January 2002. Any Argosy stockholder intending to submit a proposal for inclusion in our proxy statement and form of proxy relating to the 2002 annual meeting of stockholders, in the event that such meeting is held, must submit their proposals in accordance with the requirements of Rule 14a-8 promulgated under the Exchange Act. For any proposal that is not submitted for inclusion in our proxy statement for our 2002 annual meeting, but is instead sought to be presented directly at the annual meeting, stockholders must comply with the notice requirements and procedures outlined in our bylaws. We have filed our bylaws with, and a copy of our bylaws can be obtained from, the SEC.

                      WHERE YOU CAN FIND MORE INFORMATION

   The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information about us and our financial condition by referring you to another document filed separately with the SEC. This proxy statement incorporates by reference our:

  . Annual Report on Form 10-K/A (including the financial statements and the discussions regarding our results of operations and liquidity and capital resources therein) for the fiscal year ended August 31, 2000;

  .  Quarterly Report on Form 10-Q for the quarter ended November 30, 2000;

  .  Quarterly Report on Form 10-Q for the quarter ended February 28, 2001;

  .  Quarterly Report on Form 10-Q for the quarter ended May 31, 2001;

  .  Current Report on Form 8-K filed on March 15, 2001;

  .  Current Report on Form 8-K/A filed on May 14, 2001; and

  .  Current Report on Form 8-K filed on September 27, 2001.

   We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the special meeting. The information contained in any such document will be considered part of this proxy statement from the date the document is filed and will supplement or amend the information contained in this proxy statement.

   Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

   We undertake to provide by first class mail, without charge and within one business day after receipt of any request, to any person to whom a copy of this proxy statement has been delivered, a copy of our Form 10-K or a copy of any or all of the other documents referred to above that have been incorporated by reference in this proxy statement, other than exhibits to the Form 10-K or such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Argosy Education Group, Inc., Two First National Plaza, 20 South Clark Street, Suite 2800, Chicago, Illinois 60603; telephone number
(312) 889-9900; Attention: Charles T. Gradowski, Chief Financial Officer.

                             ADDITIONAL INFORMATION

   We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the following locations of the SEC:

450 Fifth Street, N.W.     500 West Madison Street    7 World Trade Center
Washington, D.C. 20549     Suite 1400                 Suite 1300
                           Chicago, Illinois 60661    New York, New York 10048

   For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

                              INDEPENDENT AUDITORS

   Our financial statements as of August 31, 2000, incorporated by reference in this proxy statement, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report incorporated by reference from our Annual Report on Form 10-K/A for the year ended August 31, 2000. It is expected that representatives of Arthur Andersen LLP will be present at the special meeting, both to respond to appropriate questions of stockholders of Argosy and to make a statement if they so desire.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to Argosy that are based on the beliefs of management as well as assumptions made by and information currently available to Argosy. When used in this document or in material incorporated by reference into this document, the words "anticipate," "believe," "estimate," "expect," "plan," "predict," "intend" and similar expressions, as they relate to Argosy or its management are intended to identify forward-looking statements. Such statements reflect the current view of Argosy with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of Argosy to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others,

  . risks inherent in operating private for-profit post-secondary education institutions;

  .  general economic and business conditions;

  .  charges and costs related to acquisitions;

  .  our ability to:

   -- successfully integrate our acquired institutions and continue our acquisition strategy;

   --implement our operating and growth strategy;

   --attract and retain students at our institutions;

   --meet regulatory and accrediting agency requirements;

   --compete with enhanced competition and new competition in the education industry;

   --attract and retain key employees and faculty; and

  . other factors discussed elsewhere in our other filings with the SEC, including our Annual Report on Form 10-K/A for the fiscal year ended August 31, 2000.

   Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended. Argosy does not intend, or assume any obligation, to update these forward-looking statements after the date of this proxy statement or to reflect the occurrence of unanticipated events. The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information indicates that another date applies.

                                 OTHER BUSINESS

   The board of directors does not know of any other matters to be presented for action at the special meeting. If any other business should properly come before the special meeting, the persons named in the enclosed proxy card intend to vote thereon in accordance with their best judgment on the matter.

                                          By Order of the Board of Directors,

                                          /s/ Charles T. Gradowski

                                          Chief Financial Officer

Chicago, Illinois
September 27, 2001

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        EDUCATION MANAGEMENT CORPORATION

                                    HAC INC.

                                      and

                          ARGOSY EDUCATION GROUP, INC.

                            DATED AS OF JULY 9, 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE 1 Definitions ....................................................  A-1

 ARTICLE 2 The Merger .....................................................  A-6
    2.1  The Merger.......................................................   A-6
    2.2  Effective Time; Filing of Certificate of Merger .................   A-6
    2.3  Name; Certificate of Incorporation...............................   A-6
    2.4  Bylaws ..........................................................   A-6
    2.5  Directors and Officers ..........................................   A-6
    2.6  Additional Actions ..............................................   A-6
    2.7  Time and Place of Closing .......................................   A-7

 ARTICLE 3 Conversion of Securities .......................................  A-7
    3.1  Effect on Capital Stock .........................................   A-7
    3.2  Dissenters' Rights ..............................................   A-7
    3.3  Surrender of Certificates .......................................   A-8
    3.4  Treatment of Options and Warrants ...............................   A-9
    3.5  No Further Ownership Rights in Company Common Stock .............  A-10
    3.6  Lost, Stolen or Destroyed Certificates ..........................  A-10
    3.7  Taking of Necessary Action; Further Action ......................  A-10

 ARTICLE 4 Representations and Warranties of the Company .................. A-10
    4.1  Organization; Business ..........................................  A-10
    4.2  Capitalization ..................................................  A-11
    4.3  Authorization; Enforceability ...................................  A-11
    4.4  No Violation or Conflict ........................................  A-12
    4.5  SEC Reports .....................................................  A-12
    4.6  Books and Records; Company Financial Statements .................  A-12
    4.7  Absence of Certain Changes ......................................  A-13
    4.8  Title to Assets .................................................  A-14
    4.9  Real Estate .....................................................  A-14
    4.10 Intangible Assets ...............................................  A-15
    4.11 Contract Matters ................................................  A-16
    4.12 Insurance .......................................................  A-17
    4.13 Litigation ......................................................  A-17
    4.14 Taxes ...........................................................  A-17
    4.15 Employee Benefits ...............................................  A-19
    4.16 Environmental Protection ........................................  A-20
    4.17 Labor Matters ...................................................  A-20
    4.18 Compliance with Law; Education Department Compliance.............  A-20
    4.19 Financial Assistance Programs....................................  A-23
    4.20 Transactions with Affiliates.....................................  A-23
    4.21 Proxy Statement..................................................  A-23
    4.22 Vote Required....................................................  A-24
    4.23 Board Approval...................................................  A-24
    4.24 Fairness Opinion.................................................  A-24
    4.25 Change of Control Payments.......................................  A-24
    4.26 Governmental Approvals...........................................  A-24
    4.27 Accreditation and State Licensure Approval.......................  A-24
    4.28 Relationships with Related Persons...............................  A-24

                                                                      Page
                                                                      ----
    4.29 Brokers' and Finders' Fees.................................  A-25
    4.30 No Pending Acquisitions....................................  A-25
    4.31 Takeover Laws..............................................  A-25
    4.32 Expenses...................................................  A-25
    4.33 Disclosure.................................................  A-25

 ARTICLE 5 Representations and Warranties of Parent and Merger Sub...     A-25
    5.1  Organization; Business.....................................  A-25
    5.2  Authorization; Enforceability..............................  A-26
    5.3  No Violation or Conflict...................................  A-26
    5.4  Operations of Merger Sub...................................  A-26
    5.5  Brokers' and Finders' Fees.................................  A-26
    5.6  Accreditation and State Licensure/Approval.................  A-26
    5.7  Disclosure.................................................  A-26
    5.8  Sufficient Funds...........................................  A-26
    5.9  Information Supplied.......................................  A-26

 ARTICLE 6 Covenants and Agreements..................................     A-27
    6.1  Conduct of Business by the Company.........................  A-27
    6.2  Access.....................................................  A-29
    6.3  Fulfillment of Agreements..................................  A-29
    6.4  Proxy Statement............................................  A-29
    6.5  Company Stockholders' Meeting..............................  A-30
    6.6  Additional Reports.........................................  A-30
    6.7  Regulatory and Other Approvals.............................  A-30
    6.8  No Solicitation............................................  A-32
    6.9  Public Announcements.......................................  A-33
    6.10 Expenses...................................................  A-33
    6.11 Certain Benefit Plans......................................  A-34
    6.12 Indemnification............................................  A-34
    6.13 Takeover Law...............................................  A-35
    6.14 Notification of Certain Matters............................  A-35
    6.15 Real Estate Deliveries.....................................  A-35
    6.16 Permits....................................................  A-36
    6.17 Consent....................................................  A-36
    6.18 Other Action...............................................  A-36
    6.19 Reasonable Efforts.........................................  A-36
    6.20 No Rights Triggered........................................  A-36
    6.21 Stockholder Litigation.....................................  A-36
    6.22 Operational Matters........................................  A-36
    6.23 Excluded Assets............................................  A-36
    6.24 Financial Information......................................  A-37

 ARTICLE 7 Conditions to the Merger.................................. A-37
    7.1  Conditions to each Party's Obligation to Effect the
         Merger.....................................................  A-37
    7.2  Conditions to the Company's Obligation to Effect the
         Merger.....................................................  A-38
    7.3  Conditions to Parent's and Merger Sub's Obligation to
         Effect the Merger..........................................  A-39

 ARTICLE 8 Termination, Waiver and Amendment......................... A-40
    8.1  Termination................................................  A-40
    8.2  Effect of Termination......................................  A-41
    8.3  Termination Fee............................................  A-41

                                                                            Page
                                                                            ----
 ARTICLE 9 Miscellaneous................................................... A-41
    9.1  No Survival of Representations and Warranties....................  A-41
    9.2  Entire Agreement.................................................  A-41
    9.3  Amendment........................................................  A-42
    9.4  Extension; Waiver................................................  A-42
    9.5  Governing Law....................................................  A-42
    9.6  Assignment; Binding Effect.......................................  A-42
    9.7  Notices..........................................................  A-42
    9.8  Counterparts.....................................................  A-43
    9.9  Interpretation...................................................  A-43
    9.10 Specific Performance.............................................  A-43
    9.11 No Reliance......................................................  A-43
    9.12 Exhibits and Disclosure Letters..................................  A-43
    9.13 No Third Party Beneficiary.......................................  A-43
    9.14 Severability.....................................................  A-44
    9.15 Other Remedies...................................................  A-44
    9.16 Rules of Construction............................................  A-44

 ANNEXES
    Annex A     Certain Regulatory Approvals

 EXHIBITS
    Exhibit 1-A Company Officers
    Exhibit 1-B Parent Officers
    Exhibit 1-C Form of Employment Agreement

                         AGREEMENT AND PLAN OF MERGER

   This Agreement and Plan of Merger, dated as of July 9, 2001 (the "Agreement"), is among Education Management Corporation, a Pennsylvania corporation (the "Parent"), HAC Inc., an Illinois corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and Argosy Education Group, Inc., an Illinois corporation (the "Company").

                                  Witnesseth

   Whereas, the Boards of Directors of Parent, Merger Sub and the Company have approved and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

   Whereas, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger;

   In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

                                   ARTICLE 1

                                 Definitions

   When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified:

   "Accrediting Body" shall mean any entity or organization, whether private or quasi-private, whether foreign or domestic, which engages in the granting or withholding of accreditation of private post secondary schools in accordance with standards and requirements relating to the performance, operations, financial condition and/or academic standards of such schools.

   "Acquisition Proposal" shall have the meaning set forth in Section 6.8(a).

   "Affiliate" shall mean, in relation to any party hereto, any entity directly or indirectly controlling, controlled by or under common control with such party and shall include a party's executive officers, directors and the members of the Family of such persons.

   "Antitrust Laws" shall have the meaning set forth in Section 7.1(a).

   "Balance Sheet Date" shall mean the May 31, 2001 balance sheet of the Company provided to Parent.

   "Bankruptcy Exception" shall have the meaning set forth in Section 4.3.

   "Certificates" shall have the meaning set forth in Section 3.3(c).

   "Closing" shall have the meaning set forth in Section 2.7.

   "Closing Date" shall have the meaning set forth in Section 2.7.

   "COBRA" shall have the meaning set forth in Section 4.15(e).

   "Code" shall have the meaning set forth in Section 4.14(e).

   "Company Benefit Plan" shall have the meaning set forth in Section 4.15(c).

   "Company Class A Common Stock" shall mean shares of Class A common stock, $.01 par value per share, of the Company.

   "Company Class B Common Stock" shall mean shares of Class B common stock, $.01 par value per share, of the Company.

   "Company Common Stock" shall mean the Company Class A Common Stock and the Company Class B Common Stock.

   "Company Disclosure Letter" shall have the meaning set forth in Article 4.

   "Company Employees" shall have the meaning set forth in Section 6.11.

   "Company Financial Statements" shall mean the audited Consolidated Balance Sheets, Consolidated Statement of Operations, Consolidated Statement of Cash Flows and Consolidated Statement of Stockholders' Equity of the Company, and the related notes thereto, for the most recent two (2) fiscal years, and the unaudited interim consolidated financial statements of the Company for the nine
(9) month period ended and at May 31, 2001.

   "Company SEC Documents" shall have the meaning set forth in Section 4.5.

   "Company Stockholders' Meeting" shall have the meaning set forth in Section 4.21.

   "Company Stock Option" shall have the meaning set forth in Section 4.2.

   "Constituent Corporations" shall mean the Company and Merger Sub.

   "Dissenting Shares" shall mean shares of Company Common Stock which (a) dissent from the Merger in accordance with the provisions of Section 5/11.65 of IBCA and (b) are held by Stockholders who have properly exercised and perfected appraisal rights under Section 5/11.70 of IBCA.

   "DOE" shall mean the United States Department of Education.

   "Education Departments" shall have the meaning set forth in 4.18(a).

   "Effective Time" shall have the meaning set forth in Section 2.2.

   "Environmental Laws" shall mean any federal, state, local or foreign statute, Law, rule, ordinance, code, policy, rule of common law and regulations relating to pollution or protection of human health (including those parts of OSHA relating to Hazardous Materials) or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Environmental Releases or threatened Environmental Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as in effect from time to time.

   "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water or groundwater.

   "Equipment" shall mean all machinery, equipment, boilers, furniture, fixtures, motor vehicles, furnishings, parts, tools, office equipment, computers and other items of tangible personal property owned or used by the relevant Person.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

   "ERISA Affiliate" shall have the meaning set forth in Section 4.15(c).

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

   "Existing Insurance Policies" shall mean all of the insurance policies currently in effect and owned by the relevant Person.

   "Existing Options" shall mean any of the following relating to any capital stock or other equity interest of the relevant Person: (a) options or warrants (whether vested or not) to purchase from such Person or other rights, agreements, arrangements or commitments of any character to which such relevant Person is a party relating to the issued or unissued capital stock or other equity or phantom equity interests of such relevant Person to grant, issue or sell any shares of the capital stock or other equity or phantom equity interests of such relevant Person, by sale, lease, license or otherwise; (b) rights convertible or exchangeable into or rights to subscribe for or purchase from such Person any shares of the capital stock or other equity or phantom equity interests of such relevant Person; (c) contracts to which such relevant Person is a party with respect to any right to purchase, put or call for any shares of the capital stock or other equity or phantom equity interests of such relevant Person; or (d) stock appreciation rights, limited stock appreciation rights, performance shares or restricted stock of such relevant Person to which such Person is a party or by which such Person is bound.

   "Existing Permits" shall mean those permits, licenses, accreditations, certificates, approvals, qualifications, authorizations, and registrations required by Law which the relevant Person has or holds.

   "Family" shall have the meaning set forth in Section 4.28.

   "GAAP" shall mean United States generally accepted accounting principles consistently applied.

   "Governmental Entity" shall mean any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission.

   "Hazardous Materials" shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls above regulated levels and radon gas; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any governmental authority.

   "HIPAA" shall have the meaning set forth in Section 4.15(e).

   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

   "IBCA" shall mean the Illinois Business Corporation Act of 1983, as amended.

   "Incentive Plan" shall have the meaning set forth in Section 4.2(a).

   "Indemnified Liabilities" shall have the meaning set forth in Section
6.12(b).

   "Indemnified Party(ies)" shall have the meaning set forth in Section
6.12(b).

   "Intangible Assets" shall mean (a) any invention (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all United States and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trade names, trade dress, logos, slogans, corporate names, trademarks, and service marks and all registration applications, registrations and renewals in connection therewith, and all goodwill associated therewith; (c) all copyrightable works and copyrights and all registration applications, registrations, and renewals in connection therewith and all derivations and combinations thereof; (d) proprietary software (including data and related documentation); (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) all curricula, course materials, instructional video tapes, tape recordings and visual aids; and (g) all copies and tangible embodiments of the foregoing (in whatever form or medium).

   "Knowledge" shall mean the actual knowledge after reasonable inquiry of the officers listed in Exhibit 1-A with respect to the Company and the officers listed on Exhibit 1-B with respect to Parent.

   "Law" shall mean any foreign, federal, state or local governmental law, rule, regulation or requirement, including any rules, regulations and orders promulgated thereunder and any orders, decrees, consents or judgments of any governmental regulatory agencies and courts having the force of law, other than any Environmental Laws.

   "Leases" shall have the meaning set forth in Section 4.9(b).

   "Leeds Warrant" shall have the meaning set forth in Section 4.2(a).

   "Lien" shall mean, with respect to any asset (real, personal or mixed): (a) any mortgage, pledge, lien, easement, lease, title defect or imperfection or any other form of security interest, whether imposed by Law or by contract; and
(b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

   "Litigation" shall have the meaning set forth in Section 4.13.

   "Material Adverse Effect" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions has materially and adversely affected or could reasonably be expected to materially and adversely affect the results of operations, financial condition, assets, liabilities or business of Parent or the Company, in each case including its respective Subsidiaries together with it taken as a whole, as the case may be.

   "Material Contract" shall have the meaning set forth in Section 4.11(a).

   "Merger Consideration" shall have the meaning set forth in Section 3.1(b).

   "Notice of Superior Proposal" shall have the meaning set forth in Section 6.8(b).

   "Owned Real Estate" shall have the meaning set forth in Section 4.9(a).

   "Party" shall mean each of Parent, Merger Sub and the Company.

   "Paying Agent" shall have the meaning set forth in Section 3.3(a).

   "Payment Fund" shall have the meaning set forth in Section 3.3(b).

   "Permits" shall have the meaning set forth in Section 4.18(a).

   "Permitted Liens" shall have the meaning set forth in Section 4.8.

   "Person" shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership or any other legal entity.

   "PPPAs" shall have the meaning set forth in Section 6.7(b)(1).

   "Policy Guidelines" shall have the meaning set forth in Section 4.18(g).

   "Proxy Statement" shall have the meaning set forth in Section 4.21.

   "Related Persons" shall have the meaning set forth in Section 4.28.

   "Rental Real Estate" shall have the meaning set forth in Section 4.9(b).

   "Returns" shall have the meaning set forth in Section 4.14(a).

   "School" shall mean any school regulated as such by the DOE or other Governmental Entity or Accrediting Body and owned or operated by the Company or any of its Subsidiaries.

   "SEC" shall mean the Securities and Exchange Commission.

   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

   "Seller" shall mean Michael C. Markovitz, Ph.D.

   "SPA Closing" shall have the meaning set forth in Section 4.2(b).

   "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement, dated the date hereof, by and between Parent and Seller.

   "Stockholders" shall mean all Persons owning any shares of Company Common Stock.

   "Student Financial Assistance Programs" shall mean those programs created by the Higher Education Act of 1965, as amended, and administered by the United States Department of Education, as well as any state student assistance programs or other government-sponsored student assistance programs.

   "Subsidiary" shall mean any entity, a majority of the outstanding equity of which (or any class or classes, however designated, having ordinary voting power for the election of members of the board of directors of such entity) shall at the time be owned by the relevant Person directly or through one or more corporations which are themselves Subsidiaries.

   "Substantial Control" shall have the meaning set forth in Section 4.18(k).

   "Superior Proposal" shall have the meaning set forth in Section 6.8(b).

   "Surviving Corporation" shall have the meaning set forth in Section 2.1.

   "Takeover Laws" shall have the meaning set forth in Section 4.31.

   "Tax" or "Taxes" shall mean any and all federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity.

   "Tax Agreement" shall mean any agreement to which any Party or any Subsidiary of any Party is a party under which such Party or such Subsidiary could reasonably be expected to be liable to another Person under such agreement in respect of Taxes payable by such other Person to any taxing authority or other Person.

   "Third Party" shall have the meaning set forth in Section 6.8(b).

   "Title IV" shall mean Subchapter IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A. (s)1070 et seq. and any amendments or successor statutes thereto.

   "Title IV Program" shall mean any program of student financial assistance administered pursuant to Title IV.

                                   ARTICLE 2

                                   The Merger

   2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the IBCA, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall (a) be the surviving corporation in the Merger (in such capacity, the "Surviving Corporation"), (b) succeed to and assume all the rights and obligations of Merger Sub in accordance with the IBCA and (c) continue its corporate existence under the laws of the State of Illinois. The Merger shall be pursuant to the provisions of, and shall be with the effect provided in the IBCA. In accordance with the IBCA, all of the rights, privileges, property, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   2.2 Effective Time; Filing of Certificate of Merger. As soon as practicable after the Closing, the parties hereto shall cause the Merger to be consummated by filing a properly executed Certificate of Merger or other appropriate documents with the Secretary of State of the State of Illinois in accordance with the provisions of IBCA. The Merger shall become effective at the time of such filing of the Certificate of Merger with the Secretary of State of the State of Illinois or at such later date or time as Merger Sub and the Company shall agree and specify in the Certificate of Merger (the "Effective Time").

   2.3 Name; Certificate of Incorporation. The Name of the Surviving Corporation will be the Company's Name. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, until thereafter amended in accordance with its terms and the IBCA.

   2.4 Bylaws. At the Effective Time, the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with their terms and IBCA.

   2.5 Directors and Officers. At the Effective Time, the directors and the officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation. Each director and officer of the Surviving Corporation shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until his or her death, resignation or removal or a successor is duly elected or appointed and qualified.

   2.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that consistent with the terms of this Agreement any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, then, subject to the terms and conditions of this Agreement, each such Constituent

Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of either Constituent Corporation to take any and all such action.

   2.7 Time and Place of Closing. The closing of the Merger (the "Closing") shall take place (a) at the offices of Kirkpatrick & Lockhart LLP, Henry W. Oliver Building, 535 Smithfield Street, Pittsburgh, PA 15222 on the second
(2nd) business day following the satisfaction or waiver of all conditions set forth herein to the obligations of the Parties to consummate the transactions contemplated hereby (other than actions to be taken at the Closing itself) or
(b) at such other place, at such other time or on such other date as the parties may mutually agree (the date of the Closing is hereinafter sometimes referred to as the "Closing Date").

                                   ARTICLE 3

                            Conversion of Securities

   3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Merger shall occur with the effects on the Company Common Stock as set forth herein.

   (a) Conversion of Merger Sub Stock. Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of Class A common stock, $.01 par value per share, of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares of common stock of Merger Sub shall, following the Merger, evidence ownership of the same number of shares of Class A common stock of the Surviving Corporation.

   (b) Conversion Of Company Common Stock. Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 3.1(c)) will be converted into the right to receive $12.00 in cash, without interest (the "Merger Consideration"), upon surrender of the certificate or certificates which immediately prior to the Effective Time represented such Company Common Stock. All shares of Company Common Stock, when converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive such Merger Consideration.

   (c) Cancellation Of Parent-Owned Stock. Each share of Company Common Stock owned immediately prior to the Effective Time by the Company, Merger Sub, Parent, or any direct or indirect subsidiary of Parent or the Company, including without limitation, any shares of Company Common Stock held as treasury stock of the Company or any direct or indirect subsidiary of the Company, shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished without any action on the part of the holder thereof.

   3.2 Dissenters' Rights.

   Subject to the applicable provisions of the IBCA and notwithstanding Section
3.1 of this Agreement, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of Company Common Stock in accordance with Illinois Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such shares of the Company Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

   3.3 Surrender of Certificates.

   (a) Paying Agent. Mellon Investor Services or another similar institution selected by Parent and reasonably acceptable to the Company, shall act as the paying agent (the "Paying Agent") in the Merger.

   (b) Parent To Provide Merger Consideration. Promptly after the Effective Time, Parent shall deposit immediately available funds with the Paying Agent in a separate fund established for the benefit of the holders of shares of Company Common Stock at the Effective Time for payment of the Merger Consideration in accordance with this Article 3 through the Paying Agent (the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instruction, pay the Merger Consideration out of the Payment Fund.

   (c) Payment Procedures. Promptly after the Effective Time, the Paying Agent shall cause to be mailed to each holder of record as of the Effective Time of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into a right to receive the Merger Consideration pursuant to Section 3.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article 3, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive Merger Consideration. From and after the date which is six (6) months following the Closing Date, any portion of the Payment Fund that remains undistributed to the holders of Certificates shall be promptly delivered to Parent upon demand, and any holder of Certificates who has not theretofore complied with this Section 3.3 shall thereafter look only to the Surviving Corporation for delivery of the Merger Consideration, subject in all events to applicable abandoned property, escheat or similar laws.

   (d) Parent and Merger Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder or shares of Company Common Stock such amounts as Parent or Merger Sub is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent or Merger Sub, such withheld amounts shall be created for all purposes of this Agreement as having been paid to the holder of the shares or Company Common Stock in respect of which such deduction and withholding was made by Parent or Merger Sub.

   (e) In the event this Agreement is terminated without the occurrence of the Effective Time, Parent shall, or shall cause the Paying Agent to, return promptly any Company Stock Certificates theretofore submitted or delivered to the Paying Agent, without charge to the Person who submitted such Company Stock Certificates.

   (f) Transfers Of Ownership. If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment therefor that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or (ii) established to the reasonable satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

   (g) No Liability. Notwithstanding anything to the contrary in this Section 3.3, none of the Paying Agent, the Surviving Corporation or any party hereto shall be liable to a holder of Company Common Stock or a payee of Merger Consideration for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   3.4 Treatment of Options and Warrants.

   (a) At the Effective Time, each outstanding option (each, a "Company Stock Option") to purchase shares of Company Common Stock under the Company's 1999 Stock Incentive Plan that is unvested shall become fully vested.

   (b) At the Effective Time, each Company Stock Option that is held by a Person who is not an employee of the Company or a director of the Company or one of its Subsidiaries (each, a "Nonemployee Option") shall be converted into, and the holder of each such Nonemployee Option will be entitled to receive upon surrender of such Nonemployee Option for cancellation, (I) in the case of Nonemployee Options with an exercise price less than $12.00 per share, cash equal to (x) the excess, if any, of the Merger Consideration per share over the exercise price of such Nonemployee Option multiplied by (y) the number of shares of Company Common Stock covered by such Nonemployee Option and (II) with respect to Nonemployee Options with an exercise price equal to $12.00 per share or greater, an amount of cash equal to the cash value of such option as determined by the Black-Scholes option valuation method using parameters reasonably agreed between Parent and the Company.

   (c) At the Effective Time, each Company Stock Option that is held by a Person who is an employee of the Company or a director of the Company or one of its Subsidiaries (each, an "Employee Option") shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Employee Option, the number of shares of Parent common stock, par value $.01 per share ("Parent Common Stock") equal to (i) the number of shares of Company Common Stock subject to the Employee Option, multiplied by (ii) $12.00 / the closing price per share of Parent Common Stock as listed on the Nasdaq National Market on the last trading day before which the Effective Time occurs (such product rounded to the nearest whole number) (a "Replacement Option"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock which were purchasable pursuant to such Employee Option divided by (z) the number of full shares of Parent Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Employee Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code or converted into a nonqualified stock option, at the discretion of the holder hereof. At or prior to the Effective Time, Company shall use its commercially reasonable efforts to obtain any necessary consents from optionees, with respect to the Incentive Plan to permit the replacement of the outstanding Employee Options by Parent pursuant to this Section. At the Effective Time, Parent shall assume the Incentive Plan; provided, that such assumption shall be only in respect of the Replacement Options and that Parent shall have no obligation with respect to any awards under the Incentive Plan other than the Replacement Options and shall have no obligation to make any additional grants or awards under the Incentive Plan.

   (d) At the Effective Time, the Leeds Warrant will be treated in accordance with the provisions of the second sentence of Section 2(b) thereof.

   (e) At all times after the Effective Time, Parent shall reserve for issuance such number of shares of Parent Common Stock as necessary so as to permit the exercise of the Replacement Options in the manner contemplated by this Agreement and the instruments pursuant to which the corresponding Company Stock Options were granted. Parent shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and Parent shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and subsequent sale of such shares.

   (f) The Company shall take all actions reasonably necessary to ensure that the Company's Employee Stock Discount Purchase Plan shall be suspended effective November 30, 2001 and shall be terminated effective as of the first opportunity following the Effective Time.

   3.5 No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 3.

   3.6 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in exchange for such lost, stolen or destroyed Certificates; provided, however, that Parent may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a customary bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

   3.7 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of the Company and Merger Sub to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE 4

                 Representations and Warranties of the Company

   The Company represents and warrants to Parent and Merger Sub on the date of this Agreement, subject only to the exceptions disclosed in writing in the disclosure letter dated as of the date hereof delivered to Parent by the Company pursuant to, and as an integral part of, this Agreement (the "Company Disclosure Letter"), which specifically identifies the Section and subsection numbers hereof to which the disclosures pertain, as follows:

   4.1 Organization; Business. The Company and each of its Subsidiaries is a corporation or limited liability company duly and validly organized and existing under the Laws of the jurisdiction of its incorporation or formation and is qualified to do business as a foreign corporation or company and in good standing in the jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation or company except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has the corporate power and authority to operate, own and lease its properties and carry on its business as now conducted except where the failure to have such corporate power and authority could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered or made available to Parent true and complete copies of the charters, bylaws and articles of incorporation, each amended to the date hereof, of the Company and each of its Subsidiaries.

   4.2 Capitalization.

   (a) Capital Stock. The aggregate number of shares of capital stock which the Company has authority to issue is 45,000,000 consisting of 30,000,000 shares of Company Class A Common Stock, of which 2,065,705 shares are issued, 1,583,705 shares are outstanding and 482,000 shares are held in treasury as of the date hereof, 10,000,000 shares of Company Class B Common Stock, of which 4,900,000 shares are issued and outstanding as of the date hereof and 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding as of the date hereof and there will be no such shares outstanding at the Effective Time. As of the date hereof, the Company had reserved up to 750,000 shares of Company Class A Common Stock for issuance under the 1999 Stock Incentive Plan (the "Incentive Plan"), under which options are outstanding for 447,050 shares of Company Class A Common Stock (the "Company Stock Options") and the Company had reserved 200,000 shares of Company Class A Common Stock for issuance to Leeds Equity Associates, L.P. (the "Leeds Warrant"). The Company is not party to or bound by any obligation to accelerate the vesting of any Existing Option. The Company is not party to or bound by any agreements to register any of its securities, except in connection with the Leeds Warrant.

   (b) Conversion of Class B Common Stock. Upon the closing of the transactions contemplated by Section 2.3 of the Stock Purchase Agreement (the "SPA Closing"), the 4,900,000 shares of Company Class B Common Stock owned by Seller shall be converted into 4,900,000 shares of Company Class A Common Stock. Upon the SPA Closing, there shall be no shares of Company Class B Common Stock issued and outstanding.

   (c) Issuance; Ownership. All of the outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights. Section 4.2(c) of the Company Disclosure Letter contains a true and complete list of the Company's Subsidiaries and the capitalization and current ownership of each such Subsidiary. Other than the Subsidiaries, the Company does not, directly or indirectly, own any equity or other ownership interest in, or any interest convertible into or exercisable or exchangeable for any interest in, any Person. All shares of Company Class A Common Stock subject to issuance pursuant to the Incentive Plan, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Section 4.2(c) of the Company Disclosure Letter includes a list for each outstanding Company Stock Option as of the date hereof, of the following: (i) the name of the holder of such option, (ii) the number of shares subject to such option and (iii) the exercise price of such option. Except for the Company Stock Options and the Leeds Warrant, there are no options, warrants, convertible or exchangeable securities or other rights to subscribe for or purchase, or other contracts with respect to, any capital stock of the Company or any Subsidiary and there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any Subsidiary. To the Knowledge of the Company, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

   (d) Voting Debt. As of the date of this Agreement, (i) no bonds, debentures, notes or other indebtedness of the Company having the right to vote are issued or outstanding and (ii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

   (e) Listings. The Company Class A Common Stock is traded on the Nasdaq National Market. No other securities of the Company are listed or quoted for trading on any United States domestic or foreign securities exchange.

   4.3 Authorization; Enforceability. The execution, delivery and performance by the Company of this Agreement are within the corporate power and authority of the Company and have been duly authorized by the

Board of Directors of the Company. Except for (i) the approval of Stockholders as required by Law and the Company's Articles of Incorporation, and as described in Section 4.22 hereof and (ii) the filing of the Certificate of Merger and other appropriate documents as required by the IBCA and as described in Section 2.2 hereof, no other corporate proceeding or action on the part of the Company is necessary to authorize the consummation by the Company of the Merger and the other transactions contemplated hereby. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by the Company will be, when executed and delivered by the Company, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors (the "Bankruptcy Exception") and subject to general equity principles and an implied covenant of good faith and fair dealing.

   4.4 No Violation or Conflict. Subject to the receipt of the clearance or expiration or termination of the waiting period described in Section 7.1(a) and the approvals described in Section 7.1(b), the execution and delivery of this Agreement by the Company and all documents and instruments required by this Agreement to be executed and delivered by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby and by the Stock Purchase Agreement and the Company's compliance with the provisions hereof will not, (i) result in any violation of any provision of the Articles of Incorporation or Bylaws of the Company or the charter or bylaws of any of its Subsidiaries, (ii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, any contract of the Company or any of its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiaries, (iii) violate any Existing Permits of the Company or any of its Subsidiaries or the Schools or any Law applicable to the Company or any of its Subsidiaries or the Schools or their properties or assets, or (iv) violate any standard or requirement of any Accrediting Body of the Schools, other than, in the case of clauses (ii), (iii) and (iv), any such violations, defaults, rights, losses or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, or could not reasonably be expected to affect adversely the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

   4.5 SEC Reports. The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since March 12, 1999, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at such time of filing. There are no amendments or modifications to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act or any other agreements, documents or other instruments, which have not yet been filed with the SEC but which are or will be required to be filed by the Company.

   4.6 Books and Records; Company Financial Statements.

   (a) Audited Company Financial Statements. The Company Financial Statements which are audited comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). The Company Financial Statements fairly present in all material respects the consolidated financial position of the Company and each of its Subsidiaries as of the date set forth on each of such Company Financial Statements and the consolidated results of operations and cash flows of the Company and each of its Subsidiaries for the periods indicated on each of the Company Financial Statements.

   (b) Unaudited Company Financial Statements. Those consolidated financial statements which are unaudited and contained in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date set forth on each of such consolidated financial statements and the consolidated results of operations and cash flows of the Company and each of its Subsidiaries for the periods indicated on each of such consolidated financial statements in accordance with GAAP applied on a consistent basis during the periods involved except that such unaudited consolidated financial statements do not contain footnote disclosure of the type associated with audited financial statements.

   (c) Accounting Records. The accounting books and records of the Company and each of its Subsidiaries: (i) are current in a manner consistent with past practice; and (ii) have properly recorded therein all the properties, assets and liabilities of the Company and each of its Subsidiaries (except where the failure to so record would not violate GAAP as consistently applied by the Company and its Subsidiaries).

   (d) Liabilities. Except (i) for normal or ordinary recurring liabilities incurred in the ordinary course of business consistent with past practice, (ii) for transaction expenses incurred in connection with this Agreement, or (iii) as are reflected in the Company's SEC Documents or the Company Disclosure Letter, since August 31, 2000, the Company has not incurred any liabilities that either (A) would be required to be reflected or reserved against in a balance sheet of the Company prepared in accordance with GAAP as applied in preparing the August 31, 2000 balance sheet included in the Company Financial Statements, or (B) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

   4.7 Absence of Certain Changes. Since August 31, 2000, the Company and each of its Subsidiaries have conducted their business in a manner consistent with past practice and there has not been any:

     (a) Material Adverse Effect experienced by the Company or any of its Subsidiaries;

     (b) material transactions by the Company or any of its Subsidiaries outside the ordinary course of business, except for the transactions contemplated by this Agreement;

     (c) declaration or payment of any dividend or any distribution in respect of the capital stock of the Company or any of its Subsidiaries (other than dividends paid by a Subsidiary solely to the Company or to another Subsidiary that was at the time of such payment 100% owned by the Company) or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company or any of its Subsidiaries;

     (d) payments or distributions, other than normal salaries, to any Stockholders, or any transactions not in the ordinary course of business with any such person;

     (e) sale, lease, transfer or assignment of material assets, tangible or intangible, of the Company or any of its Subsidiaries other than for a fair consideration in the ordinary course of business and other than the disposition of obsolete or unusable property;

     (f) capital expenditure (or series of related capital expenditures) by the Company or any of its Subsidiaries involving more than $50,000 (unless such expenditure is identified in the current business plan of the Company or any of its Subsidiaries provided to Parent);

     (g) material damage, destruction, or loss (whether or not covered by insurance) from fire or other casualty to the tangible property of the Company or any of its Subsidiaries;

     (h) material increase in the base salary of any officer or employee of the Company or any of its Subsidiaries, or adoption, amendment, modification or termination of any bonus, profit-sharing, incentive, severance, or other similar plan for the benefit of any of directors, officers or employees of the Company or any of its Subsidiaries;

     (i) change by the Company or any of its Subsidiaries in accounting methods, principles or practices other than as required by GAAP or reflected in the Company SEC Reports;

     (j) material revaluation by the Company or any of its Subsidiaries of any of their assets, including, without limitation, writing down the value of deferred tax assets or writing off notes or accounts receivable required by GAAP or reflected in the Company SEC Reports;

     (k) labor dispute or charge of unfair labor practice or any activity or proceeding by a labor union or representative thereof to organize any employee of the Company or any of its Subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union, except such as could not reasonably be expected to have a Material Adverse Effect on the Company;

     (l) action or event that would have required the consent of Parent pursuant to Section 6.1 had such action or event occurred after the date of this Agreement; or

     (m) any binding commitment relating to any of the foregoing entered into by the Company or any of its Subsidiaries.

   4.8 Title to Assets. Each of the Company and its Subsidiaries has valid title to its tangible assets necessary for the conduct of its business, free and clear of any and all Liens, except (i) as reflected on the Company balance sheet dated May 31, 2001 included in the Company Financial Statements, (ii) Liens for Taxes not yet due and payable and (iii) Liens and encumbrances set forth in Section 4.8 of the Company Disclosure Letter (collectively, "Permitted Liens") except such as could not reasonably be expected to have a Material Adverse Effect on the Company.

   4.9 Real Estate. (a) Owned Real Estate. Section 4.9(a) of the Company Disclosure Letter lists all real property that is owned by the Company or any of its Subsidiaries in connection with their business (the "Owned Real Estate") and evidence of such ownership shall have been delivered or made available to the Parent. Except as otherwise specifically set forth in Section 4.9(a) of the Company Disclosure Letter, (i) the Company has received no written, or to the Company's Knowledge, oral notice that any building, improvements and other property on the Owned Real Estate (A) has not received any approval of any governmental authority (including certificates of occupancy, permits and licenses) required in connection with the operation thereof, (B) has not been operated and maintained in accordance with all applicable legal requirements or
(C) is in violation of any applicable zoning, building code or subdivision ordinance, regulations, order or law or restrictions or covenants of record;
(ii) all buildings, improvements and other property thereon are supplied with utilities and other services necessary for the operation of the Owned Real Estate (including gas, electricity, water, telephone, sanitary and storm sewers and access to public roads); (iii) there are no other leases, subleases, licenses, concessions, or other agreements to which the Company or any of its Subsidiaries is a party, whether written or oral, granting to any Person the right of use or occupancy of any portion of the Owned Real Estate; and (iv) no Person (other than the Company or any of its Subsidiaries) shares in the ownership of the Owned Real Estate.

   Except as set forth in the Company Disclosure Letter, the Company has good and valid title to all of the Owned Real Estate, free and clear of any liens, claims, charges or other encumbrances.

   No written, or to the Company's Knowledge, oral claim of ownership, right of adverse possession or other claim of ownership or possession by any third party has been made or, to the Company's Knowledge, threatened with respect to the Owned Real Property.

   (b) Rental Real Estate. Section 4.9(b) of the Company Disclosure Letter lists all real property that is leased to, used or occupied by the Company or any of its Subsidiaries in connection with their business but not owned by the Company or any of its Subsidiaries (the "Rental Real Estate") and the leases, subleases and agreements pertaining to such Rental Real Estate (the "Leases"), correct and complete copies of which have been delivered or made available to the Parent. Except as otherwise specifically set forth in Section 4.9(b) of the Company Disclosure Letter, (i) assuming that the Leases have been duly and validly executed and delivered by or on behalf of the respective other party thereto, which party has the power to enter into and perform its obligations thereunder, the Leases are legal, valid, binding, enforceable and in full force and effect, subject to the Bankruptcy Exception; (ii) the Company has received no written, or to the Company's Knowledge, oral notice that any building, improvements and other property on the Rental Real Estate (A) has not received any approval of any governmental authority (including certificates of occupancy, permits and licenses) required in connection with the operation thereof, (B) has not been operated and maintained in accordance with all applicable legal requirements or
(C) is in violation of any applicable zoning, building code or subdivision ordinance, regulations, order or law or restrictions or covenants of record;
(iii) all buildings, improvements and other property thereon are supplied with utilities and other services necessary for the operation of the Rental Real Estate (including gas, electricity, water, telephone, sanitary and storm sewers and access to public roads); and (iv) there are no other leases, subleases, licenses, concessions, or other agreements to which the Company or any of its Subsidiaries is a party, whether written or oral, granting to any Person the right of use or occupancy of any portion of the Rental Real Estate; and (v) no Person (other than the Company or any of its Subsidiaries) is in possession of the Rental Real Estate.

   There are no written, or to the Company's Knowledge, oral notices or other claims of material default which have been asserted against the Company by any lessor and there exists no termination event or material condition or material uncured default on the part of the Company or the lessor under any Lease, and, to the Company's Knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute such a termination event or material default.

   (c) Improvements. The buildings, structures and improvements situated on the Rental Real Estate and Owned Real Estate and appurtenances thereto, occupied or used by the Company or any of its Subsidiaries are in good condition (subject to normal wear and tear), and are adequate to conduct the business as presently conducted. The Company and, to the Knowledge of the Company, the owners of the Rental Real Estate or, if applicable, property managers of the Owned Real Estate, has no knowledge, and has received no written, or to the Company's Knowledge, oral notice of any condemnation, requisition or taking of the Rental Real Estate and Owned Real Estate that could adversely affect the Company or any of its Subsidiaries. To the Company's Knowledge, there are no public improvements pending or threatened which may result in material special assessments against or otherwise materially affect the Rental Real Estate and Owned Real Estate.

   (d) Zoning. To the Company's Knowledge, the Rental Real Estate and Owned Real Estate is in material compliance with, includes all rights necessary to assure compliance with, and all buildings, structures, other improvements and fixtures on such Rental Real Estate or Owned Real Estate and the operations of the Company or any of its Subsidiaries in or about any Rental Real Estate or Owned Real Estate therein conducted conforms in all material respects to all applicable health, fire, safety, and zoning and building rules. The Company or any of its Subsidiaries have all easements and related rights necessary or appropriate to conduct their operations as they are currently being conducted.

   (e) Use. To the Company's Knowledge, there are no facts or conditions affecting the Rental Real Estate or the Owned Real Estate which would interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied and operated by the Company.

   4.10 Intangible Assets.

   Except as set forth in Section 4.10 of the Company Disclosure Letter:

     (a) there are no claims, demands or proceedings instituted, pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened by any Person contesting or challenging the right of the Company or any of its Subsidiaries to use any of their Intangible Assets and no Person is infringing or otherwise violating the Intangible Assets of the Company or any of its Subsidiaries except such as could not reasonably be expected to have a Material Adverse Effect;

     (b) each trademark registration, service mark registration, copyright registration and patent which is owned by the Company or any of its Subsidiaries has been maintained in good standing and, with respect to those licensed to the Company or any of its Subsidiaries has to the Knowledge of the Company been maintained in good standing except such as could not reasonably be expected to have a Material Adverse Effect;

     (c) there are no Intangible Assets owned by a Person which, to the Company's Knowledge, the Company or any of its Subsidiaries are using without license to do so except such as could not reasonably be expected to have a Material Adverse Effect;

     (d) the Company and each of its Subsidiaries own or possess adequate licenses or other rights to use all Intangible Assets necessary to conduct its business as now conducted;

     (e) neither the Company nor any of its Subsidiaries has received any written, or to the Company's Knowledge, oral notice claiming that it has infringed or otherwise violated any Intangible Assets of any third parties; and

     (f) to the Company's Knowledge, the consummation of the Merger and the other transactions contemplated by this Agreement will not impair the validity, enforceability, ownership or right of the Company or any of its Subsidiaries to use its Intangible Assets.

   4.11 Contract Matters.

   (a) Agreements, Contracts and Commitments. Except as set forth in the Exhibits to the Company SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, nor are their assets bound by, any Material Contract. For purposes of this Agreement, "Material Contract" means:

     (i) any collective bargaining agreement;

     (ii) any employment or consulting agreement, contract or binding commitment providing for compensation or payments in excess of $75,000 in any year not terminable by the Company or any of its Subsidiaries on thirty
  (30) days notice without liability, except to the extent general principles of wrongful termination or other employment law may limit the Company's or Subsidiary's ability to terminate employees at will;

     (iii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated or the right to benefits will be created, by the occurrence of the Merger or any of the transactions contemplated by this Agreement;

     (iv) any agreement of indemnification or guaranty not entered into in the ordinary course of business with any party providing for indemnification which would reasonably be expected to exceed $50,000 and any agreement of indemnification or guaranty between the Company or any of its Subsidiaries and any of their officers or directors, irrespective of the amount of such agreement or guaranty;

     (v) any agreement, contract or binding commitment containing any covenant directly or indirectly limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business, compete with any person, or sell any product, or which, following the consummation of the Merger, would so limit Parent or the Surviving Corporation;

     (vi) any agreement, contract or binding commitment relating to the disposition or acquisition of material assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

     (vii) any mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing of money or extension of credit (other than extensions of credit in the ordinary course of business from vendors);

     (viii) any Leases;

     (ix) any other agreement, contract or binding commitment which involves payment by the Company or any of its Subsidiaries of $100,000 or more in any twelve (12) month period or $500,000 in the aggregate and which is not terminable on 30 days notice;

     (x) any agreements to register the Company's securities; or

     (xi) any other agreement, contract or binding commitment which is material to the Company or the operation of its business or which is outside the ordinary course of business.

The numerical thresholds set forth in this Section 4.11(a) shall not be deemed in any respects to define materiality for other purposes of this Agreement. The Company has provided or made available to Parent true and complete copies of all Material Contracts as amended to date.

   (b) Performance of Contracts. Each of the Material Contracts of the Company or any of its Subsidiaries is in full force and effect and constitutes the legal and binding obligation of the Company or any of its Subsidiaries, assuming the Material Contracts are the legal and binding obligations of the other parties thereto and subject to the Bankruptcy Exception, principles of equity and good faith dealing. There are no existing breaches or defaults by the Company or any of its Subsidiaries under any such Material Contract the effect of which could reasonably be expected to constitute a Material Adverse Effect on the Company, and no event has occurred which, with the passage of time or the giving of notice or both, could reasonably be expected to constitute such a breach or default.

   4.12 Insurance. Section 4.12 of the Company Disclosure Letter lists all of the Existing Insurance Policies of the Company and its Subsidiaries and all outstanding claims against such Existing Insurance Policies. All such Existing Insurance Policies are currently in effect, and neither the Company nor any of its Subsidiaries has received notice of cancellation or termination of, or material premium increase with respect to, any such Existing Insurance Policy in effect on the date hereof or within the past three years. The Company and its Subsidiaries maintain in full force and effect insurance on their assets and their business and operations against loss or damage, risks, hazards, and liabilities of any kind on and in the amounts customarily insured against by corporations engaged in the same or similar businesses. Within five (5) years prior to the date hereof, the Company and each of its Subsidiaries have not been denied insurance, or been offered insurance only at a commercially prohibitive premium.

   4.13 Litigation. Except as set forth in Section 4.13 of the Company Disclosure Letter:

   (a) there are no actions, suits, claims, litigation, or proceedings pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

   (b) there are no such actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, against the Company or its Subsidiaries which question the legality or validity of the Merger and the other transactions contemplated by this Agreement or the Stock Purchase Agreement;

   (c) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity or Accrediting Body against the Company, its Subsidiaries or Schools that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and

   (d) the Company and each of its Subsidiaries have not commenced litigation against any third party.

   4.14 Taxes.

   (a) The Company and each of its Subsidiaries has timely filed all federal, state, local and foreign returns, information statements and reports relating to Taxes ("Returns") required by applicable Tax Law to be filed by the Company and any of its Subsidiaries (taking into account any extensions) and such Returns are complete and correct in all material respects, except for any such failures to file that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All Taxes owed by the Company or any of its Subsidiaries to a taxing authority, or for which the Company or any of its Subsidiaries is liable, whether to a taxing authority or to other Persons or entities under a Tax Agreement have been paid and, as of the Effective Time, will have been paid, except for any such failures to pay that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has made accruals for Taxes on the Company Financial Statements which are adequate to cover any Tax liability of the Company and any of its Subsidiaries, including any deferred tax liability, determined in accordance with GAAP through the date of the Company Financial Statements. To the Knowledge of the Company, no issue has been raised in any prior tax audit of the Company or any of its Subsidiaries which, by application of the same or similar principles, could reasonably be expected, upon a future tax audit of the Company or any of its Subsidiaries to result in a proposed deficiency for any period and which deficiency could reasonably be expected to have a Material Adverse Effect on the Company.

   (b) Except to the extent that any such failure to withhold could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and any of its Subsidiaries have withheld and paid with respect to its employees all foreign, federal and state income taxes, FICA and other Taxes required to be withheld and paid.

   (c) There is no Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries, except any such deficiency that, if paid, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any foreign, federal or state Tax.

   (d) To the Knowledge of the Company, no foreign, federal or state Tax audit or other examination of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such foreign, federal or state Tax audit or other examination which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

   (e) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

   (f) Neither the Company nor any of its Subsidiaries is a party to (i) any agreement with a party other than the Company or any of its Subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Company or any Subsidiary or (ii) any Tax Agreement other than any Tax Agreement described in clause (iii).

   (g) Except for the group of which the Company and each of its Subsidiaries are now presently members, neither the Company nor any of its Subsidiaries have ever been a member of an affiliated group of corporations within the meaning of
Section 1504 of the Code.

   (h) Neither the Company nor any of its Subsidiaries have agreed to make nor are they required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise which have not yet been taken into account.

   (i) The Company or any of its Subsidiaries are not, and have not during the applicable period specified in Section 897(c)(1)(A)(ii) been, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

   (j) The Company or any of its Subsidiaries have not made any payments, are not obligated to make any payments and are not parties to any agreement that could obligate them to make any payments, that will not be deductible under
Section 280G or Section 162(m) of the Code or similar foreign law applicable to the operation of the Company's or any of its Subsidiaries business.

   4.15 Employee Benefits.

   (a) Section 4.15(a) of the Company Disclosure Letter contains a list of each Company Benefit Plan (as hereinafter defined). With respect to each Company Benefit Plan, the Company has delivered or made available to Parent prior to the date hereof, a true and correct copy of (i) such Company Benefit Plan and all amendments thereto, (ii) each trust agreement, insurance contract or administration agreement relating to such Company Benefit Plan, (iii) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (iv) the most recent annual report (Form
5500), if any, filed with the IRS, (v) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan intended to be qualified under section 401(a) of the Code, (vi) any request for a determination currently pending before the IRS, (vii) any stock option agreement entered into by the Company with any other Person, and (viii) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Each Company Benefit Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. At no time has the Company or any of its ERISA Affiliates (as hereinafter defined) been required to contribute to, or otherwise had any liability with respect to, a plan subject to Title IV of ERISA or a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). All IRS Forms 5500 with respect to the Company Benefit Plans have been (and for 2000 and 2001, will be) timely filed.

   (b) There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Benefit Plan. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code or breach of fiduciary duty described in Title I of ERISA has occurred which could reasonably be expected to result in material liability to the Company or any of its Subsidiaries. All Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, and there is no reason why to the Knowledge of the Company any Company Benefit Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by Part 6 of Title I of ERISA, as disclosed in the Company Disclosure Letter.

   (c) As used herein, (i) "Company Benefit Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established, maintained or contributed to by the Company, any of its Subsidiaries or any of its ERISA Affiliates or as to which the Company, any of its Subsidiaries or any of its ERISA Affiliates or otherwise may have any liability (whether written or oral) and (ii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is or within the last six years was under common control or would be or have been considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations thereunder.

   (d) Section 4.15(d) of the Company Disclosure Letter contains a list of all
(i) severance and employment agreements with officers and employees of the Company and any of its Subsidiaries and each ERISA Affiliate, (ii) severance plans, programs and policies of the Company and any of its Subsidiaries with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and any of its Subsidiaries with or relating to its employees which contain change of control or similar provisions. The Company has delivered or made available to Parent a true and complete copy of each of the foregoing.

   (e) The Company has complied with all of its obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and will not incur any liability in connection with benefit continuation rights under COBRA with respect to its employees or former employees or any other employees except such as could not reasonably be expected to have a Material Adverse Effect. No Plan is funded through a "welfare benefit fund" as described in Section 419(e) of the Code.

   4.16 Environmental Protection. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, the Company and each of its Subsidiaries: (i) are in compliance with all applicable Environmental Laws; (ii) have not received any written, or to the Company's Knowledge, oral notice from a Governmental Entity or third party that alleges that the Schools, Company, any of its Subsidiaries or any current or former Affiliate of the Company is not in compliance with applicable Environmental Laws; (iii) have not owned or operated, any property (including, without limitation the Schools) that is contaminated with any Hazardous Material which may be expected to require remediation under any Environmental Law; (iv) are not subject to liability for any off-site disposal or contamination; and (v) are not subject to any other circumstances in connection with any Environmental Law that could reasonably be expected to result in any claims, liabilities, costs or restrictions on the business or the ownership, use or transfer of any property.

   4.17 Labor Matters.

   (a) Employment Claims. There are no pending or, to the Knowledge of the Company, threatened material claims against the Company or any of its Subsidiaries (whether under Law, under any employee agreement or otherwise) by any present or former employee of the Company or any of its Subsidiaries on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; or (iii) vacations, sick leave, time off or pay in lieu of vacation or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the period immediately preceding the date of this Agreement or incurred in the ordinary course of business and appearing as a liability on the most recent Company Financial Statements.

   (b) Labor Disputes. (i) There are no material pending and unresolved claims by any Person against the Company or any of its Subsidiaries arising out of any statute, ordinance or regulation relating to unfair labor practices, discrimination, employees or employee practices or occupational or safety and health standards; (ii) there is no pending, nor has the Company or any of its Subsidiaries experienced any, material labor dispute, strike or organized work stoppage; and (iii) to the Knowledge of the Company, there is no threatened labor dispute, strike organized or work stoppage against the Company or any of its Subsidiaries.

   (c) Union Matters. (i) None of the employees of the Company or any of its Subsidiaries are represented by any labor union; (ii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement;
(iii) to the Knowledge of the Company, no union organizing activities are in process or have been proposed or threatened involving any employees of the Company or any of its Subsidiaries; and (iv) no petitions have been filed or, to the Knowledge of the Company, have been threatened or proposed to be filed, for union organization or representation of employees of the Company or any of its Subsidiaries not presently organized.

   4.18 Compliance with Law; Education Department Compliance.

   (a) Permits; Compliance with Law. All licenses, permits, clearances, consents, certificates and other evidences of authority of the Company or any of its Subsidiaries which are necessary to the conduct of the business of the Company and the Schools ("Permits") are in full force and effect and the Company or any of its Subsidiaries are not in violation of any Permit other than violations that could not reasonably be expected to not have a Material Adverse Effect. Each School is duly licensed by all applicable federal, state and local authorities having jurisdiction over the operation of each of the Schools (collectively, the "Education

Departments"). The Company and each of its Subsidiaries have operated the Schools in conformity in all material respects with all applicable federal, state and local laws and regulations, including but not limited to those laws and regulations pertaining to: (i) federal or state financial aid programs, and
(ii) immigration and non-United States citizens. There has been no actual violation of any such laws or regulations by the Company or any of its Subsidiaries or the Schools which could constitute a crime. All returns, reports and statements required to be filed by the Company or any of its Subsidiaries with the Education Departments relating to the Schools have been filed and complied with and are true, complete and correct in all material respects as filed. Without limiting the generality of the foregoing, (i) the Company and each of its Subsidiaries are in compliance in all material respects with requirements and regulations of the Department of Education governing an institution's eligibility and participation in and administration of the Title IV, HEA and any other student financial assistance programs, (ii) the Company and each of its Subsidiaries have been in compliance in all material respects with Department of Education requirements and regulations, (iii) there has been no failure to comply which would have an impact on the Schools' eligibility for Title IV aid or affect the eligibility or amount of eligibility of Title IV aid programs for any educational program offered by the Schools and (iv) there has been no violation by the Company of (A) the Department of Education factors of financial responsibility (34 C.F.R. (S)(S) 668.15, 668.171 and 668.172) or (B) the institutional administrative standards set forth in 34 C.F.R. (S) 668.16. Neither the Company nor any of its Subsidiaries have any knowledge of any pending or threatened program review or survey or any audit outside of the ordinary course of business with respect to any federal or state student financial aid program.

   (b) Cohort Default Rate. The Company has provided or made available to the Parent true and correct copies of the Schools' Official Cohort Default Rate ("OCDR"), as issued by the Department of Education, for the fiscal years 1995 through 1998, and each Schools Pre-Publication Cohort Default Rate, as issued by the Department of Education for fiscal year 1999, when available.

   (c) Compliance with Definition of Proprietary Institution of Higher Education. The Schools are duly qualified as and in compliance with the Department of Education definition of "proprietary institution of higher education."

   (d) Institutional Refunds. Except as set forth in Section 4.18(d) of the Company Disclosure Letter, (i) the Company and each of its Subsidiaries are in compliance in all material respects with state, accrediting commission and Department of Education requirements and regulations relating to (A) fair and equitable refund policy, and (B) the calculation and timely repayment of federal and nonfederal funds and (ii) any and all refunds required thereunder have been timely paid by the Schools and the Company or any of its Subsidiaries, except such as would not have a Material Adverse Effect on the Company.

   (e) Accreditation and Licensing. Except as set forth in Section 4.18 (e) of the Company Disclosure Letter, the Schools are duly accredited by, and in good standing with, their respective applicable Accrediting Bodies and are licensed to operate by the states in which they operate; and, in each case, the Schools have not received written notice of, and have no knowledge of, any facts or circumstances which would materially interfere with or jeopardize such license or accreditation.

   (f) Title IV Program Funds. From September 1, 2000 to the date hereof, and for each of the years ended August 31, 1999 and August 31, 2000, each School has not derived more than ninety percent (90%) of its revenues from Title IV funds as determined in accordance with 34 C.F.R. (S) 600.5(d), and for each of the preceding three fiscal years the School has not derived more than eighty-five percent (85%) of its revenues from Title IV funds.

   (g) Recruitment; Admissions Procedures; Attendance; Reports. The Company has delivered or made available to Parent copies of all policy manuals and other statements of procedures or instruction relating to (i) recruitment of students for the Schools, including procedures for assisting in the application by prospective students for direct or indirect state or federal financial assistance; (ii) admissions procedures, including any descriptions of procedures for ensuring compliance with federal, state or accrediting body requirements applicable to such procedures; and (iii) procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course performance requirements and completion (collectively, the "Policy Guidelines").

   (h) Policy Guidelines. The operations of the Company or any of its Subsidiaries and the Schools have been conducted in accordance with the Policy Guidelines and all relevant standards imposed by applicable accrediting bodies, and other agencies administering state or federal governmental financial assistance programs in which the Company or any of its Subsidiaries or the Schools participates, and other applicable legal requirements, except for which could not reasonably result in a Material Adverse Effect on the Company, any of its Subsidiaries or the Schools.

   (i) Reports and Audits. The Company and each of its Subsidiaries have submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests, for the Company, any of its Subsidiaries and the Schools to all agencies or other entities with which such filings are required relating to its compliance with (i) applicable accreditation standards, (ii) legal requirements governing programs pursuant to which each of the Schools or their students receive student financial assistance funding, and (iii) all articulation agreements between the Schools and degree granting colleges and universities in effect as of the date hereof, except where failure to submit such reports, audits and other information would not have a Material Adverse Effect on the Company, any of its Subsidiaries or the Schools.

   (j) Financial Aid Disbursements. Except as set forth in Section 4.18(j) of the Company Disclosure Letter, all student financial aid grants and loans, disbursements and record keeping relating thereto have been completed in all material respects in compliance with all federal and state requirements, and there are no material deficiencies in respect thereto; and no students at the Schools have been funded prior to the date for which such student was eligible for such funding or in any amount other than an amount such student was eligible to receive, and such student records conform in form and substance to all relevant regulatory requirements, except for such as would not have a Material Adverse Effect on the Company.

   (k) Status of Investors and Borrowers.

     (1) To the Company's Knowledge, since July 1, 1994, neither the Company, or any person or entity that exercises Substantial Control over the Company, any of its Subsidiaries or the Schools (the term "Substantial Control" being defined in 34 C.F.R. 668.15(f)(2), or member of such person's family (as the term "family" is defined in 34 C.F.R. 668.15(f)(3)), alone or together, (i) exercises or exercised Substantial Control over another institution or third-party servicer (as that term is defined in 34 C.F.R. 668.2) that owes a liability for a violation of a Title IV, HEA program requirement, or (ii) owes a liability for a Title IV, HEA program violation.

     (2) To the Company's Knowledge, since July 1, 1994, neither the Company, or any person or entity that exercises Substantial Control over the Company, any of its Subsidiaries or the Schools have filed for relief in bankruptcy or has had entered against it an order for relief in bankruptcy.

     (3) To the Company's Knowledge, neither the Company or any person or entity that exercises Substantial Control over the Company, any of its Subsidiaries or the Schools have pled guilty to, has pled nolo contendre to or has been found guilty of, a crime involving the acquisition, use or expenditure of funds under the Title IV Programs or has been judicially determined to have committed fraud involving funds under the Title IV Programs.

     (4) To the Company's Knowledge, since July 1, 1994, neither the Company, any of its Subsidiaries or Schools have employed, any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV programs, or contracted with any institution or third-party servicer, which has been terminated under the Title IV programs for a reason involving the acquisition, use, or expenditure of federal, state or local government funds, or has been convicted of, or has pled nolo contendre or guilty to, a crime involving the acquisition, use or expenditure of federal, state, or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state, or local government funds.

   (l) Delivery of Documents. The Company has delivered or made available to Parent true and complete copies of all correspondence (excluding general correspondence routinely sent to or received from the DOE, state education regulatory bodies or any Accrediting Body) received from or sent by or on behalf of the Company, any of its Subsidiaries or any School to the DOE, state education regulatory bodies or any Accrediting Body to the extent such correspondence (i) was sent or received within the past five (5) years or relates to any issue which remains pending, and (ii) relates to (A) any notice that any accreditation or license is not in full force and effect or that an event has occurred which constitutes or, with the giving of notice or the passage of time or both, could reasonably be expected to constitute a breach or violation thereunder; (B) any written notice that the Company, any of its Subsidiaries or any School have violated or are violating any legal requirement, regulation, rule, standard or requirement related to the Title IV Programs, or any standard or requirement of any applicable Accrediting Body, or any legal requirement, regulation, rule, standard or requirement related to the maintaining and retaining in full force and effect any accreditations; (C) any audits, program reviews, investigations or site visits conducted by the DOE, any Accrediting Body, any guaranty agency, any other Governmental Entity or any independent auditor reviewing compliance by the Company, any of its Subsidiaries or any School with the statutory, regulatory or other requirements of the Title IV Programs; (D) any written notice of an intent to limit, suspend, terminate, revoke, cancel, not renew or condition the accreditation of the Company, any of its Subsidiaries or any School; (E) any written notice of an intent or threatened intent to condition the provision of Title IV Program funds to the Company, any of its Subsidiaries or any School or the continued operation of any of the Schools on the posting of a letter of credit or other surety in favor of the DOE or any state education regulatory body; (F) any written notice of an intent to provisionally certify the eligibility of any Schools to participate in the Title IV Programs; and (G) the placement or removal of any Schools on or from the reimbursement or cash monitoring method of payment under Title IV Programs.

   4.19 Financial Assistance Programs. Section 4.19 of the Company Disclosure Letter lists each Student Financial Assistance Program. Each agreement between the Company, any of its Subsidiaries or any School and the DOE, any state agency or any guaranty agency relating to Financial Assistance is in full force and effect, is a valid and binding and enforceable obligation by or against the Company and the other party or parties thereto subject to the Bankruptcy Exception, equitable principles and good faith dealing and no event has occurred which constitutes or, with the giving of notice or the passage of time or both could constitute, a default or breach thereunder except such as could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered or made available to the Parent true and complete copies of each contract or agreement listed.

   4.20 Transactions with Affiliates. Neither the Company nor any of its Subsidiaries is (or has, since March 12, 1999, been) a party to any material transactions with an Affiliate and neither the Company nor any of its Subsidiaries has any existing commitments to engage in any transaction with an Affiliate in the future.

   4.21 Proxy Statement. The proxy statement to be sent to the Stockholders in connection with the meeting of the Stockholders to consider the Merger (the "Company Stockholders' Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly supplement the Proxy Statement and send such supplement to the Stockholders and Parent.

Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement.

   4.22 Vote Required. Assuming the SPA Closing has occurred, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the Company Class A Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and this Agreement.

   4.23 Board Approval. The Board of Directors of the Company has, on or prior to the date hereof, unanimously approved this Agreement, the Merger and the other transactions contemplated hereby and has determined to recommend to the Stockholders that they approve the Merger.

   4.24 Fairness Opinion. The Board of Directors of the Company has received a written opinion from J.P. Morgan, dated no later than the date hereof, to the effect that the Merger Consideration is (as of the date of such letter and subject to the matters stated therein) fair to the Stockholders from a financial point of view and has delivered to Parent a copy of such opinion.

   4.25 Change of Control Payments. Except as set forth in the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger and other transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of the Company or any of its Subsidiaries from the Company or any of its Subsidiaries, under any Company Benefit Plan or otherwise, (b) materially increase any benefits otherwise payable under any Company Benefit Plan, (c) result in the acceleration of the time of payment or vesting of any such benefits, (d) create a right to receive payments upon a subsequent termination of employment, (e) result in the acceleration of the time of payment of any of the Company's accounts payable or (f) result in a "change in control" under, require the consent from or the giving of notice to a third party pursuant to, or accelerate the rights under, any contract to which the Company or any of its Subsidiaries is a party.

   4.26 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any Governmental Entity or Accrediting Body is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for: (a) the approvals or filings in connection with (1) the HSR Act as described in Section 7.1(a), (2) the Exchange Act including, without limitation, filing of the Proxy Statement with the SEC, (3) the securities and blue sky laws of various states, (4) the rules and regulations of the Nasdaq National Stock Market, (5) the rules and regulations of the DOE and (6) the rules and regulations of the Governmental Entities and Accrediting Bodies listed on Annex A to this Agreement; (b) the filing of the Certificate of Merger as described in this Agreement; and (c) such permissions, approvals, determinations, consents, waivers, declarations, filings, or registrations that, if not obtained could reasonably be expected to impair the Company's ability to consummate the Merger and the other transactions contemplated hereby.

   4.27 Accreditation and State Licensure/Approval. There exists no fact or circumstance attributable to the Company, any of its Subsidiaries or any of the Schools which could reasonably be expected to have a material adverse impact on Parent's ability to obtain any authorization, consent or similar approval from the DOE or any other Governmental Entity or Accrediting Body whose authorization, consent or similar approval is contemplated in connection with this Agreement, including, without limitation, any authorization, consent or similar approval which must be obtained following the Closing from the DOE or any states in order to continue the operations of the Schools as presently conducted.

   4.28 Relationships with Related Persons. Except as set forth in Section 4.28 of the Company Disclosure Letter, there are no undischarged contracts, agreements or other material transactions between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any of its Subsidiaries or any of their respective Related Persons (as defined below), on the other hand, and no director or executive officer of the Company or any of its Subsidiaries or any of their respective Related Persons have any interest in any of the assets of the Company, other than as a Stockholder or employee. For purposes hereof, the term "Related Persons" shall mean: (a) each other member of such individual's Family and (b) any person or entity that is directly or indirectly controlled by any one or more members of such individual's Family. For purposes of this definition, the "Family" of an individual includes (1) such individual, (2) the individual's spouse, siblings, or ancestors, (3) any lineal descendant of such individual, or their siblings, or ancestors, or (4) a trust for the benefit of the foregoing.

   4.29 Brokers' and Finders' Fees. Except for fees to be paid to J.P. Morgan pursuant to the agreement referenced in the next sentence, neither the Company nor any Subsidiary has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement. The Company has previously delivered a true and complete copy of the agreement, dated May 25, 2001 with J.P. Morgan to the Parent.

   4.30 No Pending Acquisitions. Except for this Agreement and other transactions contemplated hereby, neither the Company nor any of its Subsidiaries is a party to or bound by or subject to any agreement, undertaking or commitment with any person that could result in (i) the sale, merger, consolidation or recapitalization of the Company or (ii) the sale of substantially all of the assets of the Company.

   4.31 Takeover Laws. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Merger and the other transactions contemplated hereby, and the transactions contemplated by the Stock Purchase Agreement from, and this Agreement and the Stock Purchase Agreement are exempt from, the requirements of all anti-takeover Laws and regulations of the State of Illinois (collectively, "Takeover Laws").

   4.32 Expenses. The Company has provided Parent with a good faith estimate of certain fees and expenses (including legal fees and expenses) that have been incurred and/or are expected to be incurred in connection with the consummation of the transactions set forth in the Merger Agreement and Stock Purchase Agreement. The Company will not incur any costs or expenses in connection with the transactions contemplated hereby or the Stock Purchase Agreement other than costs and expenses directly related to the transactions contemplated hereby and reasonably necessary to the accomplishment of such transactions.

   4.33 Disclosure. None of the representations or warranties of the Company contained herein, none of the information contained in the Company Disclosure Letter referred to in this Article 4, and none of the other information or documents furnished or to be furnished to the Parent or any of its representatives by the Company or their representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                   ARTICLE 5

            Representations and Warranties of Parent and Merger Sub

   Parent and Merger Sub represent and warrant to the Company on the date of this Agreement, subject only to the exceptions disclosed in writing in the disclosure letter dated as of the date hereof delivered to the Company by Parent pursuant to, and an integral part of, this Agreement (the "Parent Disclosure Letter"), which specifically identifies the Section and subsection numbers hereof to which the disclosures pertain, as follows:

   5.1 Organization; Business. Each of Parent and Merger Sub is a corporation duly and validly organized and existing under the Laws of the jurisdiction of its incorporation and is qualified to do business as a foreign corporation and in good standing in the jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation by Parent except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on Parent.

   5.2 Authorization; Enforceability. The execution, delivery and performance by Parent and Merger Sub of this Agreement are within the corporate power and authority of each of Parent and Merger Sub and, subject to the provisions hereof, have been duly authorized by the Board of Directors of each of Parent and Merger Sub. No other corporate proceeding (including a vote of the stockholders of Parent) or action on the part of Parent and Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Parent and Merger Sub will be, when executed and delivered by Parent and Merger Sub, the valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, except as the enforcement thereof may be limited by the Bankruptcy Exception, equitable principles and good faith dealing.

   5.3 No Violation or Conflict. Subject to the receipt of the clearance or expiration or termination of the waiting period described in Section 7.1(a) and the approvals described in Section 7.1(b), the execution and delivery of this Agreement by Parent and Merger Sub and all documents and instruments required by this Agreement to be executed and delivered by Parent or Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and Parent's and Merger Sub's compliance with the provisions hereof will not, result in any violation of any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub.

   5.4 Operations of Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby and by the Stock Purchase Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby and pursuant to the terms and conditions of the Stock Purchase Agreement.

   5.5 Brokers' and Finders' Fees. Neither Parent nor Merger Sub has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

   5.6 Accreditation and State Licensure/Approval. There exists no fact or circumstance attributable to Parent or any of its Subsidiaries which could reasonably be expected to have a material adverse impact on Parent's ability to obtain any authorization, consent or similar approval from the DOE or any other Governmental Entity or Accrediting Body whose authorization, consent or similar approval is contemplated in connection with this Agreement, including, without limitation, any authorization, consent or similar approval which must be obtained following the Closing from the DOE or any states in order to continue the operations of the Schools as presently conducted.

   5.7 Disclosure. None of the representations or warranties of the Parent contained herein, none of the information contained in the Schedules referred to in this Article 5, and none of the other information or documents furnished or to be furnished to the Company or any of its representatives by the Parent or its representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

   5.8 Sufficient Funds. Parent has delivered to the Company a true and complete copy of a commitment letter from National City Bank pursuant to which Parent expects to have available to it, at the Effective Time, sufficient funds to consummate the Merger and the other transactions contemplated by this Agreement, including payment of the Merger Consideration and all related costs and expenses and such commitment letter is in full force and effect.

   5.9 Information Supplied. The information with respect to Parent or Merger Sub that Parent furnishes to the Company in writing for use in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Parent or Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in a supplement to the Proxy Statement, the Parent shall promptly notify the Company and send all relevant information to the Company.

                                   ARTICLE 6

                            Covenants and Agreements

   6.1 Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company agrees, except to the extent that Parent shall otherwise consent in writing, and to cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay timely its debts and Taxes, subject to good faith disputes over such debts or taxes, and on the same payment terms such debts and taxes have historically been paid, to attempt to collect its receivables in the same manner and on the same terms such receivables have historically been collected, to timely pay or perform other material obligations when due, and to use its commercially reasonable efforts consistent with past practices and policies to preserve intact the Company's and each of its Subsidiaries present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company and each of its Subsidiaries, to the end that the Company's and each of its Subsidiaries goodwill and ongoing businesses be unimpaired at the Effective Time (provided that the failure to meet such objectives shall not in and of itself be deemed a breach of this Section 6.1 if the Company shall have complied with its obligations hereunder). The Company shall promptly notify Parent of any material event or occurrence not in the ordinary course of business of the Company or any of its Subsidiaries. Except as expressly provided for by this Agreement, the Company shall not, and shall cause each of its Subsidiaries not to, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of
Parent:

     (a) except as required by the Company Benefit Plans, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under the Company Benefit Plans or authorize cash payments in exchange for any options granted under any of such plans;

     (b) amend any charter documents or bylaws;

     (c) enter into any contract or commitment the performance of which may extend beyond the Closing Date, except those made in the ordinary course of business;

     (d) knowingly take any action or omit to take any action that will cause a material breach or termination of any contract (other than termination by fulfillment of the terms thereunder);

     (e) (i) make any material changes to any of the Schools existing space or (ii) make any individual capital expenditures having a cost in excess of $50,000;

     (f) enter into any partnership agreements, joint development agreements or strategic alliance agreements;

     (g) grant any severance or termination pay (i) to any executive officer or director or (ii) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with its policies and past practices or pursuant to written agreements in effect, or policies existing, on the date hereof and as disclosed in Section 6.1 of the Company Disclosure Letter;

     (h) transfer or license to any person or entity or otherwise materially extend, amend or modify any rights to its material Intangible Assets;

     (i) commence any litigation other than (i) for the routine collection of bills, or (ii) in such cases where the Company in good faith determines that failure to commence suit could result in the material impairment of a valuable aspect of the Company's business; provided that the Company consults with the Parent prior to the filing of such a suit;

     (j) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

     (k) redeem, repurchase or otherwise acquire, directly or indirectly, recapitalize or reclassify any shares of its capital stock;

     (l) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Common Stock pursuant to the exercise of Existing Stock Options outstanding as of the date of this Agreement or the Leeds warrant;

     (m) make any material amendment to any Material Contract;

     (n) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice, or liquidate, in whole or in part;

     (o) incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or guarantee any debt securities of others;

     (p) adopt or amend any Company Benefit Plan or materially increase the salaries or wage rates of its employees generally, other than in the ordinary course of business, including but not limited to (but without limiting the generality of the foregoing), the adoption or amendment of any stock purchase or option plan, the entering into of any employment contract not in the ordinary course of business or the payment of any special bonus or special remuneration to any director or employee, other than bonuses reflected on the Company Financial Statements;

     (q) revalue any assets, including without limitation writing down the value of inventory, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or waiving any right of material value except as required by GAAP;

     (r) pay, discharge or satisfy in an amount in excess of $50,000 (in any one case) or $250,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), including, without limitation, under any employment contract or with respect to any bonus or special remuneration, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in the Company balance sheet dated as of March 31, 2001 included in the Company Financial Statements;

     (s) make or change any material election in respect of Taxes, adopt or change in any material respect any accounting method in respect of Taxes, file any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (t) enter into any Material Contract other than in the ordinary course of business;

     (u) materially amend or terminate of any its Existing Insurance
  Policies;

     (v) make any material changes with respect to the tuition, fees, program duration or curricula of any of the programs offered by any School, including, without limitation, implementing any new foreign exchange student programs except to the extent currently proposed or contemplated;

     (w) hire, fire (other than for cause) or change the responsibilities or work location of any employee whose annual compensation is greater than $75,000 and whose employment cannot be terminated by it on thirty days notice without liability;

     (x) take, or agree in writing or otherwise to take, any of the actions described above, or any other action which could cause or could be reasonably likely to cause any of the conditions to the Merger, not to be satisfied;

     (y) materially modify, amend or depart from the planned expenses (costs and capital expenditures) contemplated by the Company's existing business plan as disclosed to Parent, except as required by business emergency (which emergency shall be promptly disclosed to Parent).

     (z) fund the operations of, guarantee the indebtedness of, extend credit to, or otherwise support the operations of JMLS or PrimeTech except in accordance with the Company's business plan as delivered to Parent or as required to terminate its operations in accordance with Section 6.23 of this Agreement.

   6.2 Access. Subject to the existing confidentiality agreement, from and after the date of this Agreement and until the earlier of the termination of this Agreement or the Effective Time, upon reasonable request and during normal business hours, the Company shall afford to Parent and Parent's agents, accountants, officers, employees, attorneys and other authorized advisers and representatives reasonable access, during normal business hours, to its properties, facilities, books, records, financial statements and other documents and materials relating to its financial condition, assets, liabilities and business. In addition, during such time period, the Company shall confer and consult with representatives of Parent to report on operational matters, financial matters and the general status of ongoing business operations of the Company. From time to time after the date of this Agreement and until the earlier of the termination of this Agreement or the Effective Time the Company shall furnish promptly to Parent a copy of each report, schedule and other document filed by the Company, or received by the Company after the date of this Agreement pursuant to the requirements of federal or state securities Laws promptly after such documents are available.

   6.3 Fulfillment of Agreements. Each Party shall use commercially reasonable efforts to cause all of the conditions to the obligations of the other under
Article 7 to be satisfied on or prior to the Closing and shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Each Party shall promptly notify the other of any action, suit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced after the date hereof against such party or any facts or circumstances as to which it obtains knowledge that cause any of the representations and warranties made by it hereunder to be untrue.

   6.4 Proxy Statement. As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission the Proxy Statement which shall include all information pertaining to the Company and the transactions contemplated hereby and by the Stock Purchase Agreement required by the Exchange Act for inclusion or incorporation by reference in the Proxy Statement, which information will not, at the date mailed to Stockholders and at the time of the Company Stockholder's Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If before the Effective Time, any matter should be discovered by the Company that should be set forth in an amendment or a supplement to the or Proxy Statement, the Company shall promptly inform Parent and shall prepare and distribute appropriate amendments or supplements to the Proxy Statement. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement.

   6.5 Company Stockholders' Meeting. As soon as practicable after the Company receives final clearance (or an indication of no comment) by the Securities and Exchange Commission with respect to the Proxy Statement, the Company shall, consistent with its Articles of Incorporation and Bylaws, set a record date for the Company Stockholders' Meeting and mail an appropriate notice thereof, along with the Proxy Statement. The Company shall, subject to the applicable fiduciary duties of its directors, as determined by such directors in good faith (i) use its best efforts to solicit from the Stockholders proxies in favor of the adoption or approval, as the case may be, of the Merger, (ii) take all other action necessary or advisable to secure the vote or consent of Stockholders, as required by the IBCA to obtain such adoption or approvals, and
(iii) include in the Proxy Statement the recommendations of its Board of Directors in favor of the Merger.

   6.6 Additional Reports. The Company shall furnish to Parent copies of any Company SEC Documents which it files with the SEC on or after the date hereof, and the Company represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except that such unaudited financial statements will exclude footnote disclosures necessary for a fair presentation which would make them in compliance with GAAP, and such financial statements will be subject, where appropriate, to normal year-end adjustments).

   6.7 Regulatory and Other Approvals.

   (a) The Company and Parent will (i) within a reasonable period of time after execution of this Agreement take any reasonable actions necessary to file notifications under the HSR Act and any applicable laws of Canada, (ii) comply within a reasonable period of time with any binding request for additional information received from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act or from any other Governmental Entity pursuant to the other Antitrust Laws, and (iii) request early termination of the applicable waiting period.

   (b) The Company and each of its Subsidiaries will cooperate with Parent to take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to (i) solicit input from Governmental Entities and Accrediting Bodies regarding the process of obtaining regulatory, Accrediting Body and DOE approvals, obtain all state education regulatory body, Accrediting Body and DOE approvals, make all filings with and give all notices to Governmental Entities and Accrediting Bodies, and obtain all licenses required of the Company to consummate the Merger and other transactions contemplated hereby, including without limitation those described in the Company Disclosure Letter, (ii) provide such other information and communications to such Governmental Entities and Accrediting Bodies or other persons as Parent or such Governmental Entities and Accrediting Bodies may request and (iii) obtain all state education regulatory body, Accrediting Body and DOE approvals, making all filings with and giving all notices to Governmental Entities and Accrediting Bodies and obtaining all licenses required of Parent to consummate the Merger and other transactions contemplated hereby. The Company will provide prompt notification to Parent when any such state education regulatory body, Accrediting Body or DOE approval or license referred to in clause (i) above is obtained, taken, made or given, as applicable, and will promptly advise Parent of any communications (and promptly provide copies of any such communications that are in writing or filings) with any Governmental Entity or Accrediting Body regarding the Merger or any of the transactions contemplated by this Agreement. In addition:

     (1) The Company shall within ten (10) days from the date of this Agreement file a pre-acquisition application with DOE in order to obtain a written statement from DOE, to the satisfaction of Parent in its sole discretion, that the DOE does not see any impediment to issuing a "Provisional Program Participation

  Agreement" to the Company following the Closing, which agreement will prevent any interruption of Title IV Program funds from the DOE to the Company and will not include (A) unusual or burdensome conditions, including, but not limited to, any requirement to administer Title IV Program funds on a reimbursement or cash monitoring basis or to post a letter of credit or other financial security with the DOE in an amount which is reasonably expected by Parent to materially reduce the economic benefits that Parent or its Affiliates anticipated to receive in the Merger, or (B) any requirement that would impose restrictions or limitations in the activities of Parent or its Affiliates unrelated to the Company or its Schools (the "PPPAs"); provided, however, that the filing deadline contained in this Section 6.7(b)(1) shall be contingent on the Company cooperating fully with Parent to provide all information and materials necessary for Parent timely to file such pre-acquisition application.

     (2) The Company and Parent will promptly and regularly advise each other concerning the occurrence and status of any discussions or other communications, whether oral or written, with any state education regulating body, Accrediting Body or Governmental Entity or other third party with respect to any consent or the PPPAs, including any difficulties or delays experienced in obtaining any consent, and of any conditions proposed, considered, or requested by any consent or the PPPAs.

     (3) Parent will cooperate fully with the Company in its efforts to obtain any consents and the PPPAs, but Parent will not be required to (i) make any expenditure or payment of funds or (ii) permit any adverse changes in, or the imposition of any adverse condition to, any approval, license, or contract as a condition to obtaining any consent or the PPPAs. Such cooperation shall include Parent's full cooperation in timely filing applications and other documents (including applications and other documents filed prior to the Closing) necessary to obtain any consent or the PPPAs.

     (4) Parent will allow the Company agents and representatives to participate in any meetings or telephone calls with any state education regulatory body, Accrediting Body or Governmental Entity to discuss the status of any consent or the PPPAs; provided, however, that the Company and its agents will confer in advance with Parent to agree on the issues to be discussed in such meeting or telephone call and will not introduce any issues that are not agreed to in advance and will not respond to any compliance issues first introduced in such meeting or telephone call by the state education regulatory body, Accrediting Body or Governmental Entity.

     (5) The Company will ensure that its appropriate officers and employees shall be available to attend, as any Governmental Entity may reasonably request, any scheduled hearings or meetings in connection with obtaining any consent or the PPPAs.

   (c) Subject to the terms and conditions herein provided, the Company and Parent will take all reasonable steps necessary or desirable, and proceed diligently and in good faith and use all reasonable efforts to obtain all approvals required by any contract to consummate the transactions contemplated hereby.

   (d) Each of the Company and Parent shall use their all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any United States Governmental Entity with respect to the transactions contemplated by this Agreement under the Antitrust Laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, and, if by mutual agreement, Parent and the Company decide that litigation is in their best interests, each of Parent and the Company shall cooperate and use all commercially reasonable efforts to vigorously contest and resist any such action or proceedings and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of any such transaction. Each of Parent and the Company shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or any other applicable laws of Canada with respect to such transactions as promptly as commercially reasonable after the date of this Agreement. The obligations of Parent and the Company under this Section 6.7 with respect to the Antitrust Laws shall not require Parent or the Company to obtain or attempt to obtain any such waiver, permit, consent, approval or authorization if obtaining such waiver, permit, consent, approval or authorization would require disposition of any assets of Parent or the Company or any affiliate of either.

   6.8 No Solicitation.

   (a) From and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, except in compliance with this Section 6.8, the Company will not, and will not permit its directors, officers, employees, investment bankers, attorneys, accountants or other representatives, agents or Affiliates to, directly or indirectly, (i) solicit, initiate, or encourage any Acquisition Proposals or any inquiries or proposals that could reasonably be expected to lead to any Acquisition Proposals, (ii) engage in discussions with third parties, or negotiations concerning, or provide any non-public information to any person or entity in connection with, any Acquisition Proposal or (iii) agree to, approve, recommend or otherwise endorse or support any Acquisition Proposal. As used herein, the term "Acquisition Proposal" shall mean any proposal relating to a possible (1) merger, consolidation or similar transaction involving the Company or any of its Subsidiaries, (2) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or any of its Subsidiaries representing, in the aggregate, 20% or more of the assets of the Company on a consolidated basis, (3) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of the Company, (4) transaction with the Company in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of Company Common Stock, (5) liquidation, dissolution, recapitalization or other similar type of transaction with respect to the Company, or (6) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the transactions contemplated hereby. The Company will, and will direct all its directors, officers, employees, investment bankers, attorneys, accountants and other representatives, agents and Affiliates to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

   (b) Notwithstanding the provisions of Section 6.8(a) above, if a corporation, limited liability company, limited liability partnership, partnership, person or other entity or group (a "Third Party") after the date of this Agreement submits to the Company's Board of Directors an unsolicited, bona fide, written Acquisition Proposal, and the Company's Board of Directors reasonably determines in good faith, that such Acquisition Proposal is or reasonably could result in a Superior Proposal, (1) the Company may (A) furnish information about its business, to the Third Party under protection of an appropriate confidentiality agreement containing customary limitations on the use and disclosure of all non-public written or oral information furnished to such Third Party, provided the Company must furnish to Parent to the extent not previously furnished all such non-public information furnished to the Third Party contemporaneously with the delivery of a Notice of Superior Proposal and
(B) negotiate and participate in discussions and negotiations with such Third Party and (2) if the Company's Board of Directors determines that such an Acquisition Proposal is a Superior Proposal (as defined below), the Company's Board of Directors may (subject to the provisions of this Section 6.8(b) and Section 8.1(c)(2)) terminate this Agreement (other than Sections 6.1, 6.2, 6.7, 6.13, 6.14, 6.20, 6.21, 6.23, 6.24, and 6.25 hereof, which shall continue to be operative until such time as the Stock Purchase Agreement shall have been terminated in accordance with Section 9.1 thereof), in each case at any time after the second business day following delivery of written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company's Board of Directors has received a Superior Proposal, identifying the Third Party and specifying the material terms and conditions of such Superior Proposal. The Company may (subject to the provisions of Section 8.1(c)(2)) terminate this Agreement (other than the provisions of Article VI specified above) pursuant to the preceding sentence if, and only if, an Acquisition Proposal that was a Superior Proposal continues to be a Superior Proposal in light of any improved proposal submitted by Parent, considered in good faith by the

Company prior to the expiration of the two business day period specified in the preceding sentence. The Company shall provide Parent with a final written notice, at least twenty-four (24) hours, before accepting any Superior Proposal. For purposes of this Agreement, "Superior Proposal" means any unsolicited written Acquisition Proposal for consideration consisting of cash and/or securities, and otherwise on terms which the Company's Board of Directors determines are more favorable to the Company's stockholders from a financial point of view than the Merger (or other revised proposal submitted by Parent as contemplated above), and that the Third Party is reasonably likely to consummate the Superior Proposal on the terms proposed. Nothing contained herein shall prohibit the Company from taking, and disclosing to its stockholders, a position required by Rule 14d-9(e) under the Exchange Act prior to the second business day following Parent's receipt of a Notice of Superior Proposal.

   (c) The Company will notify Parent immediately, and in any event within twenty-four (24) hours, if (1) a bona fide Acquisition Proposal is made (including any written material provided by the offeror, the principal terms and conditions of any such Acquisition Proposal and the identity of the offeror) or (2) the Company furnishes non-public information to, or enters into discussions or negotiations with respect to an Acquisition Proposal with, any Third Party.

   (d) In addition to the obligations of Company set forth in paragraph (a),
(b) and (c) of this Section 6.8, Company, as promptly as practicable, will advise Parent orally and in writing of any request for information which Company reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, the Company will (1) provide Parent with prior written notice of any meeting of Company's Board of Directors (or any committee thereof) at which Company's Board of Directors is expected or could be expected to consider a Superior Proposal and (2) provide Parent with prior written notice of a meeting of Company's Board of Directors (or any committee thereof) at which Company's Board of Directors is expected or could be expected to recommend a Superior Proposal to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal to the extent such documentation is then available (and otherwise provide such definitive documentation as soon as available).

   (e) It is understood and agreed that, without limitation of the Company's obligations hereunder, any violation of this Section 6.8 by any director, officer, Affiliate, investment bank, financial advisor, accountant, attorney or other advisor or representative of the Company acting on behalf of the Company shall be deemed to be a breach of this Section 6.8 by the Company. The Company agrees that, as of the date hereof, it, its Affiliates and their respective directors, officers, employees, investment bankers, attorneys, accountants and other representatives and agents, shall immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Third Party (other than Parent and its representatives) conducted heretofore with respect to any Acquisition Proposal.

   6.9 Public Announcements. Any public announcement made by or on behalf of either Parent or the Company prior to the termination of this Agreement pursuant to Article 8 hereof concerning this Agreement, the transactions described herein or any other aspect of the dealings heretofore had or hereafter to be had between the Company and Parent and their respective Affiliates must first be approved by the other party (any such approval not to be unreasonably withheld or delayed), subject to either party's obligations under applicable Law or Stock Market listing requirements or rules (but such party shall use its reasonable best efforts to consult with the other party as to all such public announcements).

   6.10 Expenses. Except as set forth in this Section 6.10 and Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Parent will pay any Hart-Scott-Rodino filing fees required in connection with the transactions contemplated hereby.

  6.11 Certain Benefit Plans.

   (a) Following the Effective Time and until the first anniversary thereof, Parent shall cause employees of the Company immediately preceding the Effective Time ("Company Employees") to be covered under employee benefit plans that are substantially comparable, in the aggregate, to the employee benefit plans provided by Parent to employees at comparable levels. Parent shall cause service with the Company to be recognized as service for purposes of all employee benefit plans and compensation arrangements (including 401(k) plans) applicable to Company Employees after the Effective Time, to the extent such service is credited under comparable plans and arrangements of the Parent's other schools.

   (b) Prior to the Effective Time, the Company's Board of Directors shall adopt a resolution terminating each Company Benefit Plan which constitutes a qualified defined contribution plan under Section 401(a) of the Code, including any such plan that contains a cash or deferred arrangement subject to Section 401(k) of the Code, as of a date prior to the Effective Time and vesting each employee fully in all amounts credited to employees accounts in such plan. Parent agrees that it shall assume and be solely responsible for any obligations under COBRA associated with applicable Company Benefit Plans.

   6.12 Indemnification.

   (a) From and after the date of this Agreement through and including the Effective Time, neither Parent nor the Company will take any action, nor permit any action to be taken, which would change or amend the provisions of the Articles of Incorporation or the Bylaws of the Company in effect on the date hereof relating to limitation of liability or indemnification inconsistent with its obligations under Section 6.12(b) hereof or eliminate or make any modification in the Company's existing directors' and officers' insurance inconsistent with its obligations under Section 6.12(c) hereof. Parent agrees that from and after the Effective Time all rights to indemnification now existing in favor of individuals who at or prior to the Effective Time were directors or officers of the Company or any of its Subsidiaries as set forth in the Articles of Incorporation or the Bylaws of the Company or any Subsidiary shall survive the Merger with respect to matters existing or occurring at or prior to the Effective Time and shall continue in full force and effect following the Effective Time.

   (b) The Company shall, and from and after the Effective Time, the Surviving Corporation shall and Parent shall cause the Surviving Corporation to, indemnify, defend and hold harmless (and advance expenses to) each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary (each individually an "Indemnified Party" and, collectively, the "Indemnified Parties") to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to any agreements between such person and the Company and the Company's Articles of Incorporation and Bylaws against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party as a result of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries or out of or in connection with activities in such capacity, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby. Without limiting the generality or effect of the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time) and under applicable standards of professional conduct, there is a conflict of interest on any significant issue between the position of the Company and an Indemnified Party, the Indemnified Parties may retain counsel, which counsel shall be reasonably satisfactory to the Company (or the Surviving Corporation after the Effective Time), and the Company shall (or after the Effective Time, Parent will cause the Surviving Corporation to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided, however that (1) Parent or the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof (which right shall not affect the right of the Indemnified

Parties to be reimbursed for separate counsel as specified in the preceding sentence), (2) the Company and the Indemnified Parties will cooperate in the defense of any such matter and (3) neither Parent, the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this Section 6.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify both Parent and the Company (or, after the Effective Time, the Surviving Corporation) (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 6.12 except and only to the extent such failure materially prejudices such party). The Indemnified Parties as a group may not retain more than one counsel to represent them with respect to each such matter unless there is under applicable standards of professional conduct, a conflict of interest on any significant issue between the positions of any two or more Indemnified Parties. The Company, Parent and Merger Sub agree that all rights to indemnification contained in this Section 6.12, shall survive the Merger and shall continue in full force and effect from and after the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

   (c) The Company shall and, from and after the Effective Time, the Surviving Corporation shall and Parent shall cause the Surviving Corporation to, cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, however, that if the Surviving Corporation is required to pay an annual premium in excess of 130% of the last annual premium of such insurance, the Surviving Corporation may, but is not obligated to, substitute therefor policies with substantially the same coverage amount and terms as the directors' and officers' liability insurance maintained for the benefit of Parent's directors and officers.

   (d) This Section 6.12 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

   6.13 Takeover Law. Neither the Company, Parent nor Merger Sub shall take any action that would cause the Merger or the other transactions contemplated by this Agreement or the Stock Purchase Agreement to be subject to the requirements of any Takeover Law. If any Takeover Law shall become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Purchase Agreement, each of the Company and Parent and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated by this Agreement and the Stock Purchase Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stock Purchase Agreement, and otherwise act to eliminate or minimize the effects of such Takeover Law on the Merger and the other transactions contemplated by this Agreement and the Stock Purchase Agreement.

   6.14 Notification of Certain Matters. Between the date of this Agreement and the Effective Time, the Company will promptly notify Parent in writing if it becomes aware of any development, fact or condition that (i) is reasonably likely, individually or with other existing developments, facts or conditions, to result in a Material Adverse Effect with respect to it or any of its Subsidiaries, or (ii) causes or constitutes a breach of any agreement or covenant under this Agreement applicable to it or of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

   6.15 Real Estate Deliveries. To the extent reasonably and timely requested by Parent, the Company shall use its commercially reasonable efforts to deliver to Parent at least ten (10) days prior to the Closing, an estoppel consent and amendment agreement from each of the Company's landlords, joined by the tenant thereof with respect to each of the Leases. The Company shall use its commercially reasonable efforts to provide Parent with reasonable assurance from each of the Company's landlords that Parent shall be able to remain in possession of the Rental Real Estate in accordance with the terms and provisions of the Leases and shall be able to operate the Company's schools or offices, as the case may be, after the Closing Date at the locations described in the Leases in the manner in which such schools or offices are currently conducted.

   6.16 Permits. The Company and each of its Subsidiaries shall provide such additional assistance and cooperation to the Parent as the Parent shall reasonably request in connection with the transfer of any Permit, accreditation, authorization or approval to Parent hereunder.

   6.17 Consent. The Company and each of its Subsidiaries shall use their best efforts prior to, and if necessary after, the Closing Date, to obtain at the earliest practicable date the consent of any third party under any agreement requiring such consent to the transactions contemplated hereby or in the Stock Purchase Agreement.

   6.18 Other Action. Neither the Company, any of its Subsidiaries nor the Schools shall take any action that would result in any of the Company's representations and warranties not being true as of the Closing Date.

   6.19 Reasonable Efforts. So long as this Agreement has not been terminated, the Parties shall: (i) promptly make their respective filings, obtain waivers, consents, permits and approvals, and thereafter make any other submissions required under all applicable Laws in order to consummate the Merger and the other transactions contemplated hereby and (ii) use their respective commercially reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate the Merger and the other transactions contemplated by this Agreement.

   6.20 No Rights Triggered. Each of the Company and Parent shall use their respective commercially reasonable efforts to ensure that the entering into of this Agreement and the Stock Purchase Agreement and the consummation of the transactions contemplated hereby and thereby and any other action or combination of actions, or any other transactions contemplated hereby and thereby, do not and will not result in the grant of any rights to any Person under any agreement to which it or any of its Subsidiaries is a party.

   6.21 Stockholder Litigation. The Parties shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the Parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent's prior written consent, which shall not be unreasonably withheld.

   6.22 Operational Matters. After the execution of this Agreement, the Company and each of its Subsidiaries shall cooperate with the Parent in developing post-Closing transition policies with respect to management information systems, marketing, admissions, personnel, outsourcing, operations, regulatory matters and accounting, including, without limitation, meeting regularly (at such times as shall be mutually agreed upon by the Company and Parent) with on-site transition teams of Parent with respect to marketing, management information systems, regulatory matters and accounting.

   6.23 Excluded Assets.

   (a) The Company shall, if requested by Buyer at any time on or prior to November 1, 2001, promptly after receipt of such request, sell, divest, donate or otherwise dispose of the stock and all associated assets and liabilities of John Marshall Law School, Inc. ("JMLS") and/or PrimeTech Canada, Inc. ("PrimeTech"), each a wholly owned subsidiary of the Company, (JMLS and PrimeTech together referred to as the "Excluded Operations," and each an "Excluded Operation"), and shall use its best efforts to consummate such disposition within 60 days of receipt of such request even if a higher value could be realized if additional time were available. Parent acknowledges and agrees that such sale, divestiture, donation or other disposition is being done at its request and the Company makes no representation, and has no obligation, to achieve full, fair or any value in such transaction. Parent further acknowledges and agrees that one alternative available to the Company is to sell the Excluded Operations to Seller or one of his affiliates for nominal consideration. Parent waives any and all claims against Seller, his affiliates and agents and representatives in connection with such sale other than any claims arising out of a breach of the provisions of Section 5.8 of the Stock Purchase Agreement.

   (b) The Company hereby agrees that in connection with the sale of any Excluded Operation under this Section 6.23, such sale shall be made by the Company without recourse to the Company, and the Company shall make no representations or warranties or other undertakings to the purchaser in connection therewith, and the closing of any sale by the Company shall be conditioned solely on obtaining all regulatory approvals necessary in order to transition control of such entity or entities to the purchaser. The Company shall use its best efforts to promptly apply for and obtain all requisite regulatory approvals necessary to close the sale of JMLS and/or PrimeTech.

   (c) In connection with the purchase of any Excluded Operation, the Company will enter into an indemnity agreement reasonably satisfactory to Parent pursuant to which JMLS and PrimeTech will hold the Company harmless from claims, obligations and liabilities of or relating to such Excluded Operation.

   (d) The Company further shall, promptly following any receipt of the request contemplated hereby, recognize in its accounting records, prior to any such time as Buyer may reasonably determine that Buyer's and Seller's accounting results require consolidation, all reserves, costs, fees, and expenses associated with the sale, divestiture, donation or other disposition of any Excluded Operation to the extent permissible under GAAP. The Company's obligation under this Section 6.23(d) are subject to the receipt of reasonable notice prior to such consolidation.

   6.24 Financial Information. From and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, the Company shall provide to Buyer, as soon as practicable but in any event within ten (10) calendar days of the end of the preceding month, such financial information with respect to such preceding month(s) as may be reasonably requested by Buyer.

                                   ARTICLE 7

                            Conditions to the Merger

   7.1 Conditions to each Party's Obligation to Effect the Merger. The respective obligations of each Party to consummate and effect the Merger shall be subject to the satisfaction prior to or at the Closing as hereinafter provided of the following conditions, each of which may be waived in whole or in part by the written agreement of the Parties, to the extent permitted by
Law:

     (a) The expiration of all applicable waiting periods in connection with the transactions contemplated hereby and by the Stock Purchase Agreement pursuant to the HSR Act, and the receipt of all required approvals from any Governmental Entity and the expiration of all required waiting periods pursuant to any material applicable statutes, rules, regulations, orders or decrees of Canada that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (together with the HSR Act, the "Antitrust Laws"), shall have been obtained by the Company and Parent.

     (b) All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity or Accrediting Body required by or with respect to the Company, Parent or any of their respective subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby and by the Stock Purchase Agreement shall have been obtained or made except for such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Parent or materially impair the Company's, Parent's or Merger Sub's ability to consummate the Merger.

     (c) This Agreement, the Merger and the transactions contemplated by this Agreement shall have received the requisite approval and authorization of the Stockholders in accordance with applicable Law and the Articles of Incorporation and Bylaws of the Company.

     (d) No Law shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger or the transactions contemplated by the Stock Purchase Agreement; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger.

     (e) The Company shall have cleared all of the Securities and Exchange Commission's comments to the Proxy Statement. No proceeding preventing distribution of the Proxy Statement or any part thereof shall have been initiated or threatened in writing by the SEC, and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

     (f) No action, suit or proceeding shall be pending before any Governmental Entity which is reasonably likely to result in a judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or the Stock Purchase Agreement, (ii) cause any of the transactions contemplated by this Agreement or the Stock Purchase Agreement to be rescinded following consummation or (iii) affect adversely the right of Parent to own, operate or control any material portion of the assets and operations of the Surviving Corporation and each of its Subsidiaries following the transactions contemplated herein or in the Stock Purchase Agreement, and no such judgment, order, decree, stipulation or injunction shall be in effect.

   7.2 Conditions to the Company's Obligation to Effect the Merger. The obligations of the Company to consummate and effect the Merger and the other transactions contemplated hereby are further subject to the fulfillment of the following conditions, any of which may be waived in whole or part by the
Company:

     (a) The representations and warranties of Parent and Merger Sub contained herein (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date) except (1) for changes specifically contemplated by the terms of this Agreement and (2) where the failure of the representations and warranties to be true and correct in all respects could not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent. No effect will be given to any update or modification of the Parent Disclosure Letter made or purported to be made.

     (b) Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

     (c) If the SPA Closing shall have occurred and not been rescinded, Parent shall have irrevocably directed the Escrow Agent to release the Escrowed Funds upon consummation of the Merger in accordance with the Stock Purchase Agreement and the Escrow Agreement.

     (d) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer, certifying the satisfaction of the conditions set forth in Sections 7.2(a) and (b) and Section 7.3(e).

   All actions to be taken by Parent and Merger Sub in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company and its counsel.

   7.3 Conditions to Parent's and Merger Sub's Obligation to Effect the Merger. The obligations of Parent and Merger Sub to consummate and effect the Merger and the other transactions contemplated hereby are further subject to the fulfillment of the following conditions, any of which may be waived in whole or part by Parent or Merger Sub:

     (a) The representations and warranties of the Company contained herein (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue at the Effective Time to be true and correct as of such specified date) except (1) for changes specifically contemplated by the terms of this Agreement and (2) where the failure of the representations and warranties to be true and correct in all respects could not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. No effect will be given to any update or modification of the Company Disclosure Letter made or purported to be made.

     (b) The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

     (c) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer, certifying the satisfaction of the conditions set forth in Sections 7.3(a) and (b) and Section 7.2(d).

     (d) From the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect on the Company.

     (e) Parent shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of the Material Contracts of the Company set forth on Section 4.4 of the Company Disclosure Letter, except where the failure to so obtain could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     (f) Parent shall have received all written consents, assignments, waivers, authorizations or other certificates from state education regulatory bodies and any other applicable Governmental Entities set forth in Annex A to this Agreement to the extent necessary to consummate the Merger and the other transactions contemplated hereby and by the Stock Purchase Agreement.

     (g) All conditions precedent to the Escrow Release set forth in Section 2.4(b)(i) of the Stock Purchase Agreement shall have been satisfied or waived by Parent.

     (h) The Company shall have, if requested by Parent, completed the sale, divestiture, donation or other disposition of the Excluded Operations as contemplated by Section 6.23 of this Agreement.

     (i) All actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Parent and its counsel.

                                   ARTICLE 8

                       Termination, Waiver and Amendment

   8.1 Termination. This Agreement may be terminated and the Merger and transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time (whether before or after the approval of this Agreement by the Stockholders), as follows:

     (a) by mutual written consent of the Company and Parent;

     (b) by either of Parent or the Company:

       (1) if the Stockholders do not approve the Merger by the requisite vote at the Company Stockholders' Meeting (including any adjournment or postponement thereof);

       (2) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits consummation of the Merger or the transactions set forth in the Stock Purchase Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

       (3) if there shall be any Law enacted, promulgated or issued and deemed applicable to the Merger or the transactions set forth in the Stock Purchase Agreement by any Governmental Entity which would make consummation of the Merger or the transactions set forth in the Stock Purchase Agreement illegal; or

       (4) if the Merger shall not have been consummated by January 31, 2002; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(4) shall not be available to any party whose failure, or whose Affiliate's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

     (c) by the Company:

       (1) if Parent or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) cannot be or has not been cured, in all material respects, within twenty (20) business days after the giving of written notice to Parent or Merger Sub, as applicable, and (B) will result in the failure to satisfy a condition set forth in Section 7.2; or

       (2) in accordance with Section 6.8 (provided that in the case of a termination in accordance with Section 6.8, the provisions of Article 6 specified in Section 6.8 shall survive such termination) provided that such termination shall not be effective until (x) the fee contemplated by Section 8.3(a) shall have been paid to Parent, and (y) if Parent waives the conditions set forth in Section 2.4. of the Stock Purchase Agreement, the Board of Directors of the Company shall have been reconstituted so that a majority of its members are persons designated by Parent, and provided further that the Company may not terminate this Agreement under this Section 8.1(c)(2) after a recission has occurred under the Stock Purchase Agreement.

     (d) by Parent:

       (1) if the Company shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which breach (A) cannot be or has not been cured, in all material respects, within twenty (20) business days after the giving of written notice to the Company and (B) will result in the failure to satisfy a condition set forth in Section 7.3; or

       (2) the Board of Directors of the Company (A) withholds or withdraws its recommendation of the Merger or, (B) modifies its recommendation of the Merger in a manner materially adverse to Parent.

       (3) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Company Class A Common Stock or Company Class B Common Stock shall have been commenced or a registration statement with respect thereto shall have been filed (other than by Parent or an affiliate thereof) and the Board of Directors of Company shall, notwithstanding its obligations hereunder, have (A) recommended that the Stockholders tender their shares in such tender or exchange offer or (B) publicly announced its intention to take no position with respect to such tender offer; or

       (4) the Company is in material breach of any of the provisions of
    Section 6.8;

       (5) a Company Acquisition Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have (A) failed to recommend against acceptance of such by the Stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by the Stockholders of a Company Acquisition Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby, in each case within ten business days thereafter; or

       (6) more than 10% of the Company Common Stock are Dissenting Shares.

   8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall become void and of no further force and effect (except as specified in Section 6.8), and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective officers or directors under this Agreement except as set forth in the provisions of Sections 6.8 and 8.3 and Article 9, provided that such termination shall relieve any party for liability for any breach of this Agreement prior to such termination.

   8.3 Termination Fee.

   (a) If this Agreement is terminated pursuant to Section 8.1(c)(2), or 8.1(d)(2), (3), (4) or (5), then, the Company shall pay to Parent, concurrent with such termination, $2.0 million by wire transfer of immediately available funds to an account designated by Parent, such $2.0 million being the sole remedy of the Parent or the Merger Sub in the event of a termination of this Agreement pursuant to the terms and conditions of Section 8.1(c)(2) or 8.1(d)(2), (3), (4) or (5).

   (b) The Company acknowledges that the agreements contained in this Section
8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement.

                                   ARTICLE 9

                                 Miscellaneous

   9.1 No Survival of Representations and Warranties. None of the representations and warranties made in this Agreement shall survive beyond the Effective Time.

   9.2 Entire Agreement. This Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement, constitute the entire agreement among the Parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. Without limiting the foregoing, the parties acknowledge that this Agreement supersedes the letter agreement dated May 16, 2001.

   9.3 Amendment. This Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties hereto.

   9.4 Extension; Waiver. At any time prior to the Effective Time, any Party hereto may, unless otherwise noted herein and only to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

   9.5 Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Illinois. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the state of Illinois or a federal court sitting in the state of Illinois and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding.

   9.6 Assignment; Binding Effect. Neither this Agreement, nor any rights, obligations or interests hereunder, may be assigned by any Party hereto, except with the prior written consent of the other Parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.

   9.7 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date personally delivered or sent by telephonic facsimile transmission (with a copy via other means specified herein) or upon receipt if sent via nationally recognized overnight courier or the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section 9.7 of a change of address:

     If to the Company:

       Argosy Education Group, Inc.
       20 South Clark Street, Suite 300
       Chicago, IL 60603
       Telephone: (312) 899-9900
       Telecopy: (312) 201-1907
       Attention: Michael C. Markovitz, Ph.D.

     With a copy to:

       Kirkland & Ellis
       200 East Randolph Drive
       Chicago, IL 60601
       Telephone: (312) 861-2075
       Telecopy: (312) 861-2200
       Attention: Gerald T. Nowak

     and to:

       Michael C. Markovitz, Ph.D.
       c/o Argosy Education Group, Inc.
       20 South Clark Street, Suite 300
       Chicago, IL 60603
       Telephone: (312) 899-9900
       Telecopy: (312) 201-1907

     If to Parent or Merger Sub:

       Education Management Corporation
       300 Sixth Avenue
       Pittsburgh, PA 15222
       Telephone: (412) 562-0900
       Telecopy: (412) 562-0934
       Attention: John R. McKernan, Jr.

     with a copy to:

       Kirkpatrick & Lockhart
       Henry W. Oliver Building
       Pittsburgh, PA 15222-2312
       Telephone: (412) 355-6500
       Telecopy: (412) 355-6501
       Attention: Elliot S. Davis, Esq. and Robert P. Zinn, Esq.

     and to:

       Kirkpatrick & Lockhart
       1251 Avenue of the Americas, 45th Floor
       New York, NY 10020
       Telephone: (212) 536-4090
       Telecopy: (212) 536-3901
       Attention: William J. Phillips, Esq.

   9.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

   9.9 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

   9.10 Specific Performance. The Parties agree that the assets and business of the Company as a going concern constitute unique property and, accordingly, each Party shall be entitled, at its option and in addition to any other remedies available as herein provided, to the remedy of specific performance to effect the Merger as provided in this Agreement.

   9.11 No Reliance. Except for the Parties to this Agreement and except as otherwise provided in Section 6.12: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the Parties contained in this Agreement; and (b) the Parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the Parties contained in this Agreement.

   9.12 Exhibits and Disclosure Letters. The Exhibits, Company Disclosure Letter and Parent Disclosure Letter are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits, Company Disclosure Letter and Parent Disclosure Letter shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

   9.13 No Third Party Beneficiary. Except as provided pursuant to Sections 6.11, 6.12 and 8.2 hereof, the terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

   9.14 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such voided or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such voided or unenforceable provision.

   9.15 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

   9.16 Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

                            [SIGNATURE PAGE FOLLOWS]

   In Witness Whereof, the Parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first written above.

                                          Education Management Corporation

                                                 /s/ John R. McKernan, Jr.
                                          By: _________________________________
                                            Name: John R. McKernan, Jr.
                                            Title:  Vice Chairman

                                          HAC, Inc.

                                                 /s/ John R. McKernan, Jr.
                                          By: _________________________________
                                            Name:
                                            Title:

                                          Argosy Education Group, Inc.

                                                 /s/ Michael C. Markovitz
                                          By: _________________________________
                                            Name: Michael C. Markovitz, Ph.D.
                                            Title:  Chairman of the Board

                                                                         ANNEX B


                            STOCK PURCHASE AGREEMENT

                                    BETWEEN

                        EDUCATION MANAGEMENT CORPORATION

                                      AND

                              MICHAEL C. MARKOVITZ

                            DATED AS OF JULY 9, 2001

                            STOCK PURCHASE AGREEMENT
                            Dated as of July 9, 2001

   The parties to this Stock Purchase Agreement (this "Agreement") are Michael
C. Markovitz ("Seller"), a stockholder of Argosy Education Group, Inc., an Illinois corporation (the "Company") and Education Management Corporation, a Pennsylvania corporation (the "Buyer").

   The Company, along with its Subsidiaries, owns and operates the Schools (as defined below). The Seller is the owner directly or indirectly of 4,900,000 shares of Class B common stock, $.01 par value per share of the Company ("Company Class B Common Stock") (the "Shares"). The Seller desires to sell and the Buyer desires to purchase all of the Shares. As of the date hereof, Buyer, HAC Inc. ("HAC"), a wholly owned subsidiary of the Buyer and the Company have entered into that certain Agreement and Plan of Merger dated July 9, 2001 providing for the merger of HAC with and into the Company (the "Merger Agreement"). In consideration of the mutual promises, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.

                                  Definitions

   When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified:

   "Accrediting Body" shall mean any entity or organization, whether private or quasi-private, whether foreign or domestic, which engages in the granting or withholding of accreditation of private post secondary schools in accordance with standards and requirements relating to the performance, operations, financial condition and/or academic standards of such schools.

   "Affiliate" shall mean, in relation to any party hereto, any entity directly or indirectly controlling, controlled by or under common control with such party and shall include a party's executive officers, directors and with respect to natural persons shall include such person and his or her spouse, siblings, or ancestors, any lineal descendants, or their siblings, or ancestors, or trust for the benefit of the foregoing.

   "Antitrust Laws" shall have the meaning set forth in Section 6.1(b).

   "Balance Sheet" shall mean the May 31, 2001 balance sheet of the Company provided to the Buyer.

   "Balance Sheet Date" shall mean May 31, 2001.

   "Bankruptcy Exception" shall have the meaning set forth in Section 3.2.

   "Buyer Damages" shall have the meaning set forth in Section 8.2

   "Buyer Indemnitees" shall have the meaning set forth in Section 8.2,

   "Closing" shall have the meaning set forth in Section 2.3.

   "Closing Date" shall have the meaning set forth in Section 2.3.

   "Company Class B Common Stock" shall have the meaning set forth in the recitals.

   "Company Common Stock" shall mean the Company Class A Common Stock, $.01 par value per share, and the Company Class B Common Stock.

   "Company Financial Statements" shall mean the audited Consolidated Balance Sheets, Consolidated Statement of Operations, Consolidated Statement of Cash Flows and Consolidated Statement of Shareholders' Equity of the Company, and the related notes thereto, for the most recent two (2) fiscal years, and the unaudited interim consolidated financial statements of the Company for the nine
(9) month period ended and at May 31, 2001.

   "DOE" shall mean the United States Department of Education.

   "Effective Time" shall mean the time at which the Merger becomes effective, pursuant to the Merger Agreement.

   "Escrow Account" shall have the meaning set forth in Section 2.4(a).

   "Escrow Agent" shall have the meaning set forth in Section 2.4(a).

   "Escrow Agreement" shall have the meaning set forth in Section 2.4(a).

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

   "GAAP" shall mean United States generally accepted accounting principles consistently applied.

   "Governmental Entity" shall mean any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission.

   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

   "Incumbent Directors "shall have the meaning set forth in Section 2.5.

   "Indemnified Party" shall have the meaning set forth in Section 8.4.

   "Indemnity Threshold" shall have the meaning set forth in Section 8.2.

   "Knowledge" shall mean the actual Knowledge after reasonable inquiry of the Seller.

   "Law" shall mean any foreign, federal, state or local governmental law, rule, regulation or requirement, including any rules, regulations and orders promulgated thereunder and any orders, decrees, consents or judgments of any governmental regulatory agencies and courts having the force of law other than any Environmental Laws.

   "Lien" shall mean, with respect to any asset (real, personal or mixed): (a) any mortgage, pledge, lien, easement, lease, title defect or imperfection or any other form of security interest, whether imposed by Law or by contract; and
(b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

   "Material Adverse Effect" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions has materially and adversely affected or could reasonably be expected to materially and adversely affect the results of operations, financial condition, assets, liabilities or business of the Buyer or the Company, in each case including its respective Subsidiaries together with it taken as a whole, as the case may be.

   "Merger" shall have the meaning set forth in Section 5.19.

   "Merger Agreement" shall have the meaning set forth in the recitals.

   "Other Approvals" shall have the meaning set forth in Section 2.4(b)

   "Party" shall mean each of the Seller and the Buyer.

   "Person" shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership or any other legal entity.

   "PPPAs" shall have the meaning set forth in Section 2.4(b).

   "Purchase Price" shall have the meaning set forth in Section 2.1.

   "School" shall mean any school regulated as such by the DOE, other Governmental Entity or Accrediting Body and owned or operated by the Company or any of its Subsidiaries, including the American Schools of Professional Psychology, Medical Institute of Minnesota, PrimeTech Institute, University of Sarasota, John Marshall Law School and Western State University College of Law.

   "Schools' Accrediting Bodies" shall have the meaning set forth in Section 2.4(b).

   "SEC" shall mean the Securities and Exchange Commission.

   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

   "Seller Damages" shall have the meaning set forth in Section 8.3.

   "Seller Indemnitees" shall have the meaning set forth in Section 8.3.

   "Shares" shall have the meaning set forth in the recitals.

   "Stockholders" shall mean all Persons owning any shares of Company Common Stock.

   "Student Financial Assistance Programs" shall mean those programs created by the Higher Education Act of 1965, as amended, and administered by the DOE, as well as any state student assistance programs or other government-sponsored student assistance programs.

   "Subsidiary" shall mean any entity, a majority of the outstanding equity of which (or any class or classes, however designated, having ordinary voting power for the election of members of the board of directors of such entity) shall at the time be owned by the relevant Person directly or through one or more corporations which are themselves Subsidiaries.

   "Tax" or "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity.

   "Title IV" shall mean Subchapter IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A. (s)1070 et seq. and any amendments or successor statutes thereto.

   "Title IV Program" shall mean any program of student financial assistance administered pursuant to Title IV.

                                  ARTICLE II.

                                The Transaction

   2.1 Sale and Purchase of Shares. At the Closing referred to in Section 2.3, upon the terms and subject to the conditions of this Agreement, the Seller shall sell to the Buyer and the Buyer shall purchase from the Seller the Shares for a purchase price of $12.00 per Share (the "Purchase Price").

   2.2 Payment of Consideration; Delivery of Shares. At the Closing, the Buyer shall deliver the Purchase Price to the Escrow Agent (as defined in Section 2.4(a)) at the Closing by either, at Buyer's election, (a) wire transfer of federal funds or (b) deposit of a letter of credit from a financial institution reasonably acceptable to Seller and the Seller shall deliver the certificate(s) for the Shares together with duly executed stock powers executed in blank to the Escrow Agent. At the Closing, title to the Shares shall pass to Buyer. At the Closing, Seller shall deliver the Shares free and clear of any Liens, encumbrances or adverse claims of any nature.

   2.3 Closing. The closing of the sale and purchase of the Shares (the "Closing") shall take place as soon as practicable following the satisfaction or waiver of all conditions to the obligations of the parties to this Agreement to consummate the transactions contemplated hereby as set forth in Sections 6.1 and 6.2 (other than conditions with respect to actions to be taken at the Closing itself) (the "Closing Date") at the offices of Kirkpatrick & Lockhart LLP, Henry W. Oliver Building, 535 Smithfield Street, Pittsburgh, PA 15222, or at such other place and time as the parties may agree upon in writing

   2.4 Escrow; Department of Education Approval.

   (a) Escrow. The parties shall appoint an institution mutually and reasonably acceptable to Buyer and Seller to act as escrow agent (the "Escrow Agent") pursuant to an escrow agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"). The Purchase Price or letter of credit payable in accordance with Section 2.2 shall be deposited with the Escrow Agent to be held in an escrow account (the "Escrow Account") subject to the terms and conditions set forth in this Section 2.4.

   (b) Escrow Release. On the next business day following satisfaction (or, written waiver by Buyer) of the following conditions, the Escrow Agent shall pay to the Seller the Purchase Price, less the amount of any claims for Buyer Damages under Section 8.2 (the "Escrow Release"), and any interest earned on the funds escrowed shall be paid to Buyer:

     (i) receipt of (A) a provisional program participation agreement for each of the Schools from the DOE to allow the Schools to continue to participate after the Closing under the same conditions as they currently do in the programs of Title IV and without adversely affecting the financial aid benefits available to the current students of the Schools and prospective students of the Schools (collectively, the "PPPAs") and (B) all final approvals to the extent required to be obtained from the following relevant Accrediting Bodies: American Bar Association, North Central Association of Colleges and Schools, American Psychological Association, Southern Association of Colleges and Schools, Accrediting Bureau of Health Educational Schools, Western Association of Schools and Colleges, National Accrediting Agency for Clinical Laboratory Sciences, Committee on Accreditation for Medical Assistant Education, Joint Review Committee on Education in Radiologic Technology, American Veterinary Medical Association, and Commission on Dental Accreditation of the American Dental Association (the above listed Accrediting Bodies shall be collectively referred to herein as the "Schools' Accrediting Bodies") in order for the Schools to continue to operate in the manner in which they currently operate and have historically operated (or, to the extent such operation is changed by the restructuring of certain schools into Argosy University, in a manner consistent with such restructuring) (collectively, the "Other Approvals"), and

     (ii) the closing of the Merger pursuant to, and in accordance with, the Merger Agreement.

   Each Party hereby agrees to cooperate fully with the other Party in promptly seeking the PPPAs and the Other Approvals and promptly supplying any information that may be requested by the DOE and the Schools' Accrediting Bodies or any other Accrediting Body. Any one or more of the conditions set forth in clauses (i) or (ii) may be waived in whole or in part by the Buyer in its sole discretion.

   (c) Rescission. If the Escrow Release has not occurred for any reason by December 31, 2001, the transactions contemplated by this Agreement shall be automatically rescinded.

   (d) Upon rescission, no party shall have any liability to any other party other than in respect of any prior breach of this Agreement, and the amount deposited in the Escrow Account, together with interest thereon, shall be returned to the Buyer immediately and the stock certificate(s) representing the Purchased Shares shall be returned to the Seller immediately.

   (e) Effect of Rescission. In the event of a rescission of the Closing, this Agreement (other than Sections 2.5 and 2.6 hereof) shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller hereunder thereafter; provided further, however, that nothing herein shall relieve any party for liability for any breach hereof prior to such rescission.

   2.5 Voting.

   (a) Seller hereby agrees that, prior to the Closing Date and after any rescission under Section 2.4, at any meeting of the Stockholders, however called, and at every adjournment or postponement thereof, and in any action by written consent of the Stockholders, he shall (i) appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, (ii) vote the Shares in favor of the Merger and approval and adoption of the Merger Agreement, and any action required in furtherance thereof, (iii) vote the Shares against any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of the Company in the Merger Agreement, and (iv) vote the Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including any other extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company and a third party or any other proposal of a third party to acquire the Company. Without limiting the generality of the foregoing, Seller shall irrevocably vote all of the Shares in favor of the Merger promptly upon the setting of a record date for the meeting of Stockholders at which the Merger will be submitted to a vote of Stockholders. Seller's obligation under this Section 2.5 shall terminate on the termination of the Merger Agreement.

   (b) Buyer hereby agrees that, after the Closing Date and until the earlier of the Effective Time of the Merger or the Escrow Release, at any meeting of the Stockholders, however called, and at every adjournment or postponement thereof, and in any action by written consent of the Stockholders, it shall (i) appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, (ii) vote the Shares in favor of the Company's directors who are the current incumbent directors at the time of the signing of this Agreement (the "Incumbent Directors") and any persons nominated by the Incumbent Directors to fill any vacancies that may be created on the Company's Board of Directors (other than any persons designated by or affiliated or associated with any person or entity that is proposing to engage in any acquisition of an interest in, or business or business combination with, the Company), (iii) vote the Shares against any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of the Company in the Merger Agreement, and (iv) vote the Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including any other extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company and a third party or any other proposal of a third party to acquire the Company.

   2.6 Irrevocable Proxy. Each of the parties agrees that, in the event it shall fail to comply with the provisions of Section 2.5 hereof, such failure shall result in the irrevocable appointment of the other as its attorney and proxy, with full power of substitution and resubstitution, to vote the Shares at any meeting of Stockholders, however called, or in connection with any action by written consent by the Stockholders, in each case only as and to the extent provided in Section 2.5 hereof; provided, however, that, without limiting the foregoing, in any such vote or other action pursuant to such proxy, no party shall have the right (and such proxy shall not confer the right) to vote against the Merger, to vote to reduce the Merger Consideration (as defined in the Merger Agreement) or otherwise modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any Stockholders (including Seller) under this Agreement or the Merger Agreement or to reduce the obligations of Buyer, HAC or the Company thereunder; and provided, further, that the proxy granted pursuant to this Section 2.6 shall irrevocably cease and shall be of no further force or effect upon the earlier of the Escrow Release or the termination of the Merger Agreement or this Agreement in accordance with its terms. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE, SUBJECT TO THE FOREGOING AND SECTION 2.5 HEREOF, AND COUPLED WITH AN INTEREST. Each of the parties hereby revokes all other proxies and powers of attorney with respect to the Shares that it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) with respect thereto, other than as contemplated by Section 2.5 hereof.

                                  ARTICLE III.

                  Representations and Warranties of the Seller

   As an inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Seller represents and warrants to the Buyer as follows:

   3.1. Shares. The Shares are validly issued, fully paid and nonassessable. All of the Shares are owned of record, legally, beneficially and exclusively by the Seller, except for the Shares held by the MCM Trust and the MCM Dynastic Trust (the "Seller Trusts"). Seller has full and sole power to vote and dispose of the Shares owned by the Seller Trusts. The Seller holds the exclusive right and power to vote and dispose of the Shares owned by him or the Seller Trusts. The Shares are free and clear of any and all Liens or other encumbrances. Upon delivery of certificates representing the Shares under this Agreement, the Buyer will acquire good and valid legal and exclusive title to the Shares, free and clear of any Liens or other encumbrances or any adverse claims of any nature. There are no outstanding subscriptions, options, warrants, preemptive rights, exercise rights, exchange rights, appreciation, phantom stock or other rights to acquire from the Seller any of the Shares.

   3.2. Authorization; Enforceability. This Agreement constitutes the valid and binding obligation of the Seller and is, and the other documents and instruments required by this Agreement to be executed and delivered by the Seller will be, when executed and delivered by the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors (the "Bankruptcy Exception") and subject to general equity principles and an implied covenant of good faith and fair dealing.

   3.3. No Violation or Conflict. Subject to the receipt of the clearance or expiration or termination of the waiting period described in Section 6.1(b) and the approvals described in Section 6.1(c) and on Section 4.4 of the Company Disclosure Letter to the Merger Agreement, the execution and delivery of this Agreement by the Seller and all documents and instruments required by this Agreement to be executed and delivered by the Seller do not, and the consummation by the Seller of the other transactions contemplated hereby and the Seller's compliance with the provisions hereof will not, result in any violation of, or default under any agreement, contract or binding commitment to which Seller or any Seller Trust is a party to or by which Seller or any Seller Trust is bound.

   3.4. No Litigation. There are no actions, suits, investigations, injunctions, orders, decrees, claims or proceedings of any nature or kind whatsoever, at law or in equity, instituted, or pending against Seller or any Seller Trust, or to Seller's Knowledge, threatened by any Person or any outstanding orders, judgments, injunctions, awards or decrees which are intended to, or might reasonably be expected to, prohibit any of the transactions contemplated hereby or impair Seller's ability to fulfill his obligations under this Agreement.

   3.5. No Broker or Finder. No broker, finder or other party is entitled to any fee or other compensation in connection with the sale of Shares contemplated under this Agreement, other than J.P. Morgan (pursuant to the letter dated May 25, 2001, a copy of which has been provided to Buyer).

   3.6. Tax matters. Seller will furnish Buyer and/or Escrow Agent all taxpayer information reasonably necessary to determine any withholding obligation that may be imposed with respect to the payment of the consideration to Seller for the Purchased Shares under applicable tax law.

   3.7. Absence of Company Breach. Seller has no Knowledge of any breach of any representation and warranty made by the Company in the Merger Agreement.

   3.8. Disclosure. None of the representations or warranties of the Seller contained herein is false or misleading in any material respect or omits to state a fact necessary to make the statements herein not misleading in any material respect.

                                  ARTICLE IV.

                  Representations and Warranties of the Buyer

   As an inducement to the Seller to enter into this Agreement and consummate the transactions contemplated hereby, the Buyer represents and warrants to the Seller as follows:

   4.1. Organization; Business. Buyer is a corporation duly and validly organized and existing under the Laws of the jurisdiction of its incorporation and is qualified to do business as a foreign corporation and in good standing in the jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation by Buyer except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on Buyer.

   4.2. Authorization; Enforceability. The execution, delivery and performance by Buyer of this Agreement is within the corporate power and authority of Buyer and, subject to the provisions hereof, has been duly authorized by the Board of Directors of Buyer. No other corporate proceeding (including a vote of the stockholders of the Buyer) or action on the part of Buyer is necessary to authorize the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Buyer will be, when executed and delivered by Buyer, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforcement thereof may be limited by the Bankruptcy Exception and subject to general equity principles and an implied covenant of good faith and fair dealing.

   4.3. No Violation or Conflict. Subject to the receipt of the clearance or expiration or termination of the waiting period described in Section 6.1(b) and the approvals described in Section 6.1(c), the execution and delivery of this Agreement by Buyer and all documents and instruments required by this Agreement to be executed and delivered by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby and Buyer's compliance with the provisions hereof will not, result in any violation of any provision of the certificate of incorporation, bylaws or contracts of Buyer except such as could not reasonably be expected to have a Material Adverse Effect.

   4.4 Sufficient Funds. Buyer has received a commitment letter from National City Bank pursuant to which Buyer expects to have available to it, at the Effective Time, sufficient funds to consummate the transactions contemplated by this Agreement, including payment of the Purchase Price and all related costs and expenses.

   4.5. Investment Intent. Buyer hereby represents that the Purchased Shares it is acquiring pursuant to this Agreement are being purchased for its own account for purposes of investment and not with a view to, or for sale in connection with, any public distribution thereof. In addition, Buyer acknowledges that the Purchased Shares being purchased pursuant to this Agreement have not been registered under the Securities Act, and may not be resold without registration under such Act or unless an exception or exemption therefrom is available.

   4.6. Broker's and Finder's Fee. The Buyer has not incurred any brokers', finders' or any similar fee in connection with the transaction contemplated by this Agreement.

   4.7. Disclosure. None of the representations or warranties of the Buyer contained herein is false or misleading in any material respect or omits to state a fact necessary to make the statements herein not misleading in any material respect.

                                   ARTICLE V.

                            Covenants and Agreements

   5.1. Regulatory and Other Approvals.

   (a) The Seller and the Buyer will (i) within a reasonable period of time after execution of this Agreement take any reasonable actions necessary to file notifications under the HSR Act and any applicable laws of Canada, (ii) comply within a reasonable period of time with any binding request for additional information received from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act or from any other Governmental Entity pursuant to the other Antitrust Laws, and (iii) request early termination of the applicable waiting period.

   (b) The Seller shall use all commercially reasonable efforts to cause the Company and each of its Subsidiaries to cooperate with Buyer to take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to (i) solicit input from Governmental Entities and Accrediting Bodies regarding the process of obtaining regulatory, Accrediting Body and DOE approvals, obtain all state education regulatory body, Accrediting Body and DOE approvals, make all filings with and give all notices to Governmental Entities and Accrediting Bodies, and obtain all licenses required of the Company to consummate the transactions contemplated hereby, including without limitation those described in the Company Disclosure Letter to the Merger Agreement, (ii) provide such other information and communications to such Governmental Entities and Accrediting Bodies or other persons as Buyer or such Governmental Entities and Accrediting Bodies may request and (iii) obtain all state education regulatory body, Accrediting Body and DOE approvals, making all filings with and giving all notices to Governmental Entities and Accrediting Bodies and obtaining all licenses required of Buyer to consummate the transactions contemplated hereby. The Seller will use his commercially reasonable efforts to cause the Company to provide prompt notification to Buyer when any such state education regulatory body, Accrediting Body or DOE approval or license referred to in clause (i) above is obtained, taken, made or given, as applicable, and will promptly advise Buyer of any communications (and promptly provide copies of any such communications that are in writing or filings) with any Governmental Entity or Accrediting Body regarding the transactions contemplated by this Agreement. In addition:

     (i) The Seller shall use all commercially reasonable efforts to cause the Company, within ten (10) days from the date of this Agreement, to file a pre-acquisition application with DOE in order to obtain a written statement from DOE, to the satisfaction of Buyer in its sole discretion, that the DOE does not see any impediment to issuing the PPPAs to the Company following the Closing, which agreement will prevent any interruption of Title IV Program funds from the DOE to the Company and will not include (A) unusual or burdensome conditions, including, but not limited to, any requirement to administer Title IV Program funds on a reimbursement or cash monitoring basis or to post a letter of credit or other financial security with the DOE in an amount which is reasonably expected by Buyer to materially reduce the economic benefits that Buyer or its Affiliates anticipated to receive in this transaction, or (B) any requirement that would impose restrictions or limitations on the activities of Buyer or its Affiliates unrelated to the Company or its Schools; provided, however, that the filing deadline contained in this Section 5.1(b)(i) shall be contingent on the Buyer cooperating fully with the Company to provide all information and materials necessary for the Company timely to file such pre-acquisition application.

     (ii) The Seller and Buyer will cause their representatives to promptly and regularly advise each other and the Company concerning the occurrence and status of any discussions or other communications, whether oral or written, with any state education regulating body, Accrediting Body or Governmental Entity or other third party with respect to any consent or the PPPAs, including any difficulties or delays experienced in obtaining any consent, and of any conditions proposed, considered, or requested by any consent or the PPPAs.

     (iii) Buyer will cooperate fully with the Seller and the Company in their efforts to obtain any consents and the PPPAs, but Buyer will not be required to (i) make any expenditure or payment of funds (other than fees and expenses of Buyer's counsel, if any) or (ii) permit any adverse changes in, or the imposition of any adverse condition to, any approval, license, or contract as a condition to obtaining any consent or the PPPAs. Such cooperation shall include Buyer's full cooperation in timely filing applications and other documents (including applications and other documents filed prior to the Closing) necessary to obtain any consent or the PPPAs.

     (iv) Buyer will allow the Seller's and the Company's agents and representatives to participate in any meetings or telephone calls with any state education regulatory body, Accrediting Body or Governmental Entity to discuss the status of any consent or the PPPAs; provided, however, that the Seller and his agents will confer in advance with Buyer to agree on the issues to be discussed in such meeting or telephone call and will not introduce any issues that are not agreed to in advance and will not respond to any compliance issues first introduced in such meeting or telephone call by the state education regulatory body, Accrediting Body or Governmental Entity.

     (v) The Seller will use all commercially reasonable efforts to cause the Company to ensure that its appropriate officers and employees shall be available to attend, as any Governmental Entity may reasonably request, any scheduled hearings or meetings in connection with obtaining any consent or the PPPAs.

   (c) Subject to the terms and conditions herein provided, the Seller and Buyer will take all reasonable steps necessary or desirable, and proceed diligently and in good faith and use all reasonable efforts to obtain all approvals required by any contract to consummate the transactions contemplated hereby.

   (d) Each of Buyer and the Seller shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any United States Governmental Entity with respect to the transactions contemplated by this Agreement under the Antitrust Laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, and, if by mutual agreement, the Buyer and the Seller decide that litigation is in their best interests, each of the Buyer and the Seller shall cooperate and use all commercially reasonable efforts to vigorously contest and resist any such action or proceedings and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of any such transaction. Each of Buyer and the Seller shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or any applicable laws of Canada with respect to such transactions as promptly as commercially reasonable after the date of this

Agreement. The obligations of Buyer and Seller under this Section 5.1 with respect to the Antitrust Laws shall not require Buyer or Seller to obtain or attempt to obtain any such waiver, permit, consent, approval or authorization if obtaining such waiver, permit, consent, approval or authorization would require disposition of any assets of Buyer or Seller or any affiliate of either.

   5.2. Publicity. The Buyer shall consult with the Seller before issuing any press release or otherwise making any public announcements, including any announcement to employees and current or prospective students, with respect to this Agreement or the transactions contemplated hereby (except to the respective directors and officers of the Company and the Buyer), and shall not issue any such press release or make any such public announcement prior to such consultation, except as required by Law, including but not limited to applicable securities laws and Nasdaq National Market listing requirements or rules. The Seller shall not make any press release or public announcement regarding this Agreement or the transactions contemplated hereby.

   5.3. Costs and Expenses. The Buyer and the Seller shall each pay all their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all accounting, legal and appraisal fees and settlement charges, except that the Company shall pay Seller's reasonable costs and expenses associated with the transactions contemplated hereby. The Seller shall pay all sales or other transfer taxes on the sale of the Shares and timely pay such amounts to the appropriate authorities. The Buyer shall pay the Hart-Scott-Rodino filing fee required in connection herewith.

   5.4. Notification of Certain Matters. Between the date of this Agreement and the Closing Date, the Seller will promptly notify the Buyer in writing if it becomes aware of any development, fact or condition that (i) is reasonably likely, individually or with other existing developments, facts or conditions, to result in a Material Adverse Effect with respect to the Company or any of its Subsidiaries, or (ii) causes or constitutes a breach of any agreement or covenant under this Agreement applicable to him or of his representations and warranties as of the date of this Agreement, or if he becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

   5.5. Stockholder Litigation. The parties shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective commercially reasonable efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. No party shall consent to any settlement or order that would have the effect of prohibiting the transactions contemplated hereby or by the Merger Agreement without the consent of the other party.

   5.6. Exclusivity. Until the earlier of the Closing Date or such date as this Agreement is terminated, the Seller will not, and will use all commercially reasonable efforts to cause the Company to not, directly or indirectly, communicate with any party other than the Buyer concerning (a) the sale or other disposition of the Shares and (b) except in his capacity as an executive officer or director of the Company, in either case acting in accordance with a decision of the full Board of Directors, any material portion of the equity or assets of the Company by merger, consolidation, operation of law or otherwise.

   5.7. Merger Agreement. Seller shall use all commercially reasonable efforts to cause the Company to comply with all of its obligations pursuant to, and satisfy the conditions to closing under, the Merger Agreement.

   5.8. Undertaking of Seller--Excluded Assets.

   (a) Seller hereby undertakes that if the Company is directed by Buyer to sell, divest, donate or otherwise dispose of the stock of John Marshall Law School, Inc. ("JMLS") and/or PrimeTech Canada, Inc. ("PrimeTech") pursuant to
Section 6.23 of the Merger Agreement, Seller will, at the request of the Company, offer to purchase the stock of JMLS and/or PrimeTech, as the case may be, and all associated assets and liabilities, for a purchase price of $1.00. Seller hereby agrees that in connection with any purchase of the stock of JMLS and/or PrimeTech, such purchase shall be made by Seller without recourse to the Company and the Company shall make no representations or warranties or other undertakings to the Seller in connection therewith, and the closing of such purchase by Seller shall be conditioned solely on obtaining all material regulatory approvals necessary in order to transfer control of such entity or entities to Seller. Within 15 days of receipt of notice from Buyer, Seller will, and will cause the Company to, apply for all requisite regulatory approvals and will use all (and will cause the Company to use all) commercially reasonable efforts to obtain such approvals, and will close the purchase of JMLS and/or PrimeTech as promptly as practicable.

   (b) Buyer hereby waives any and all claims against Seller, his affiliates and agents and representatives in connection with such sale, other than any claims arising out of a breach of the provisions of this Section 5.8.

   (c) In connection with the purchase of JMLS and/or PrimeTech, Seller shall cause JLMS and/or PrimeTech to enter into an indemnity agreement reasonably satisfactory to Buyer pursuant to which JMLS and PrimeTech will hold the Company harmless from claims, obligations and liabilities of or relating to it or its operations.

   5.9. Leeds Letter Agreement. Seller hereby agrees and undertakes to satisfy any and all obligations of the Company incident to that certain letter from the Company to Leeds Equity Associates, L.P. and its affiliates dated June 7, 2001 (and to reimburse the Company prior to the Closing for any payments made thereunder).

   5.10 No Liens, Etc. Seller shall not dispose of any of the Shares or any interest herein or grant any power of attorney or proxies with respect thereto. Seller shall not permit any Liens or other encumbrances or adverse claims of any nature to exist with respect to any of the Shares.

                                  ARTICLE VI.

                        Conditions Precedent to Closing

   6.1. Conditions Precedent to the Obligations of the Buyer. The obligations of the Buyer under this Agreement are subject to the fulfillment, prior to the Closing, of each of the following conditions (any one or more of which may be waived in whole or in part by the Buyer at the Buyer's sole option and which conditions are set out herein for the exclusive benefit of the Buyer):

     (a) Representations and Warranties; Covenants. Each of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. The Seller shall have performed and complied in all respects with all obligations, covenants and conditions required by this Agreement to be performed or complied with by him prior to or on the Closing Date.

     (b) Clearances. The expiration of all applicable waiting periods in connection with the transactions contemplated hereby and by the Merger Agreement pursuant to the HSR Act, and the receipt of all required approvals from any Governmental Entity and the expiration of all required waiting periods pursuant to any material applicable statutes, rules, regulations, orders or decrees of Canada that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (together with the HSR Act, the "Antitrust Laws"), shall have been obtained by Buyer, Seller and the Company.

     (c) Education Department Approvals. The issuance of the following Permits, approvals and permissions to the extent required for the continued operation of each of the Schools in the same manner as currently operated:
  (i) final approval by the California Bureau for Private Postsecondary and Vocational Education, Georgia Nonpublic Post-secondary Education Commission, Illinois Board of Higher Education,

  Tennessee Higher Education Commission, Arizona State Board for Private Postsecondary and Vocational Education, Florida State Board of Private Postsecondary and Vocational Education, Washington Higher Education Coordinating Board, Minnesota Higher Education Services Office, Virginia State Council for Higher Education, The Supreme Court of Georgia, Committee of Bar Examiners of the State Bar of California, and Ontario Ministry of Education and any successor to such agencies, (ii) receipt of a pre-acquisition review by the DOE acceptable to the Buyer, including any required approvals of governmental authorities or Accrediting Bodies in connection therewith, and (iii) receipt of DOE approval, in connection with the proposed reorganization of certain of the Company's Schools into Argosy University.

     (d) Consents and Other Approvals. The conditions set forth in Section 7.3(e) and (f) of the Merger Agreement shall have been satisfied.

     (e) Litigation. No statute, regulation or order of any governmental body shall be in effect that prohibits the transactions contemplated by this Agreement or the Merger Agreement or that would limit or adversely affect the Buyer's ownership of the Shares or control of the Company. There shall not have been threatened, nor shall there be pending, any action or proceeding by or before any governmental body challenging the lawfulness of or seeking to prevent or delay any aspect of such transactions or seeking monetary or other relief by reason of the consummation of any of such transactions.

     (f) No Breach of Merger Agreement. The Company shall not be in material breach of any provision of the Merger Agreement.

     (g) Closing Certificate and Documents. The Seller shall have executed and delivered a certificate dated the Closing Date to Buyer stating that all representations and warranties of the Seller under this Agreement are true and correct and that all obligations of Seller set forth in this Agreement have been complied with.

     (h) No Material Adverse Change. From the date of this Agreement to the Closing Date there shall not have been any event or development which could reasonably be expected to result in a Material Adverse Effect with respect to the Company.

     (i) Vote of the Seller on Merger. The Company shall have set a record date for the meeting of Stockholders at which the Merger is to be submitted to the Stockholders, and Seller shall have voted all of the Shares owned by him and by the Seller Trusts as of such record date in favor of the Merger as contemplated by Section 2.5(b).

     (j) Board of Directors. Arrangements satisfactory to Buyer shall have been made to ensure that the Board of Directors of the Company shall be reconstituted in a manner satisfactory to Buyer promptly following the Escrow Release.

     (k) Ownership of Shares. Buyer shall have received evidence satisfactory to it that the representations made by Seller in Section 3.1 with respect to the Seller Trusts and the Shares owned by the Seller Trusts are accurate, it being understood that if Buyer is not satisfied that this condition has been met, it may elect to exclude the Shares held by one or more of the Seller Trusts from the Shares to be purchased at the Closing hereunder.

   6.2. Conditions Precedent to the Obligations of the Seller. The obligations of the Seller to proceed with the Closing hereunder are subject to the fulfillment prior to or at the Closing of the following conditions (any one or more of which may be waived in whole or in part by the Seller at his sole option and which conditions are set out herein for the exclusive benefit of the Seller).

   (a) Representations and Warranties: Covenants. Each of the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects, as of and with reference to the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and with reference to such date. The Buyer shall have performed and complied with all obligations, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

   (b) Litigation. No order of any governmental body shall be in effect that restrains or prohibits the transactions contemplated hereby.

   (c) Clearances. The waiting period pursuant to the HSR Act shall have expired, and all required clearances from any Governmental Entity pursuant to any material applicable statutes, rules, regulations, orders or decrees from Canada that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, shall have been obtained by the Buyer, the Seller and the Company or all applicable waiting periods thereby required shall have expired or been terminated.

   (d) Closing Certificates. The Buyer shall have furnished to the Seller a certificate of one of its officers, dated on the Closing Date, certifying to the fulfillment of the conditions set forth in subparagraph (a) of this Section 6.2.

   (e) The Buyer shall have executed an Employment Agreement with Seller in the form attached as Exhibit C to the Merger Agreement and such Employment Agreement shall not have been terminated by Buyer.

                                  ARTICLE VII.

                  Covenant Against Competition and Disclosure

   7.1. Non-Competition by the Seller. To afford to the Buyer the full value of its purchase, the Seller, for a period of three (3) years after the Closing Date, shall not directly or indirectly (a) engage or become interested in (as owner, stockholder, partner or otherwise) the operation of any business which owns, operates, administers or establishes any post-secondary proprietary program or institution that, in the Buyer's reasonable judgment, competes with the Buyer or any of the Schools, (b) disclose to anyone, or use in competition with any of the Schools, any information with respect to any confidential or secret aspect of the operations of any of the Schools, (c) solicit or recruit, directly or indirectly, call on, accept business from, interfere with, or attempt to divert or entice away any person who at any time is an employee or student or a prospective student of any of the Schools, or (d) contact any current or past representatives of any of the Schools for purposes of recruiting students for other schools; provided, however, that nothing in this
Section 7.1 shall be deemed to preclude Seller from (i) lecturing or teaching, whether paid or unpaid and whether for a competitor of the Buyer or otherwise,
(ii) writing or publishing academic materials so long as it is not for a competitor of the Company or (iii) owning one percent (1%) or less of the stock of a publicly held corporation whose stock is traded on a national securities exchange or nationally recognized stock market or three percent (3%) or less of a private equity fund. It is further acknowledged by the parties that Seller's ownership of JMLS and/or PrimeTech pursuant to Section 5.8 shall not be considered to be in violation of this Section 7.1.

   7.2. Remedies. The Seller acknowledges that the remedy at law for breach of the provisions of Section 7.1 will be inadequate and that, in addition to any other remedy the Buyer and each of the Schools may have, the Buyer and each of the Schools will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required.

   7.3. Blue-Pencil. If any court construes the covenant in Section 7.1, or any part thereof, to be unenforceable because of its duration or the area covered thereby, the court shall have the power to reduce the duration or area to the extent necessary so that the provision is enforceable, and such provision, as reduced, shall then be enforceable.

                                 ARTICLE VIII.

                  Survival of Representations; Indemnification

   8.1. Survival of Representations. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto, other than those made in Section 3.7 shall survive the Closing for a period of two (2) years from the date of Closing, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under this
Article VIII. Notwithstanding the foregoing, Seller's representations pursuant to Section 3.1 shall survive the Closing without regard to the time limitation set forth in the preceding sentence.

   8.2 Indemnification by the Seller. The Seller shall indemnify, defend, save and hold the Buyer and its officers, directors, employees, agents, representatives and affiliates (collectively, the "Buyer Indemnitees") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses, including reasonable attorneys' fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Buyer Damages") asserted against, imposed upon, resulting to or incurred by any of Buyer Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from (i) a breach of any of the representations and warranties made by the Seller in this Agreement, or in any certificate or document furnished pursuant hereto by the Seller, (ii) any claim or other cause of action asserted or brought by an unaffiliated third party which alleges any state of facts or other circumstances which if meritorious would result in or constitute a breach or violation of any of the representations and warranties made by the Seller in this Agreement, or in any certificate or document furnished pursuant hereto by the Seller, and (iii) a breach or non-fulfillment of any of the covenants or agreements made by the Seller in or pursuant to this Agreement.

   Seller shall not have any liability for indemnification pursuant to this
Article VIII for breaches of representations, warranties, covenants or agreements unless and until the aggregate amount of all Buyer Damages incurred by Buyer Indemnitees exceeds in the aggregate $100,000 (the "Indemnity Threshold"), at which point Seller shall be liable for all Buyer Damages. The maximum Buyer Damages Seller shall be responsible for shall be the aggregate Purchase Price. Notwithstanding anything to the contrary contained herein, the limitations set forth above shall not apply to claims based on fraud or intentional misrepresentation.

   8.3 Indemnification by the Buyer. The Buyer shall indemnify, defend, save and hold the Seller and his agents and representatives (collectively, the "Seller Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses, including reasonable attorneys' fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Seller Damages") asserted against, imposed upon or resulting to or incurred by any Seller Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from, (i) a breach of any of the representations and warranties made by the Buyer in this Agreement or in any certificate or document furnished pursuant hereto by the Buyer, and (ii) a breach of any of the covenants or agreements made by the Buyer in or pursuant to this Agreement.

   8.4 Notice of Claims. If any Buyer Indemnitee or Seller Indemnitee (an "Indemnified Party") believes that it has suffered or incurred any Buyer Damages or Seller Damages, as the case may be ("Damages") for which it is entitled to indemnification under this Article VIII, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Parties") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Parties of such action or suit. The failure of an Indemnified Party to give any notice required by this Section
8.4 shall not affect any of such party's rights under this Article VIII except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

   8.5 Third Party Claims. The Indemnifying Party shall have the right to conduct and control, through counsel of its choosing and reasonably acceptable to the Indemnified Parties, any third party claim, action or suit, and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Parties advance notice of any proposed compromise or settlement. The Indemnifying Party shall permit the Indemnified Parties to participate in the defense of any such action or suit through counsel chosen by them, provided that the fees and expenses of such counsel shall be borne by the Indemnified Parties. If the Indemnifying Parties undertake, conduct and control the conduct and settlement of such action or suit, (i) the Indemnifying Parties shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of the Indemnified Party;
(iii) the Indemnifying Parties shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party;
(iii) the Indemnifying Parties shall permit the Indemnified Party to participate in (but not control) such conduct or settlement, at the Indemnified Party's sole expense, through counsel chosen by the Indemnified Party; and (iv) the Indemnifying Parties shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Parties and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Parties.

                                  ARTICLE IX.

                                 Miscellaneous

   9.1. Termination.

   (a) the parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

   (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing has not occurred on or before January 31, 2002, unless failure results primarily from the Buyer itself breaching any representation, warranty or covenant contained in this Agreement, or unless an extension is mutually agreeable to the Seller and the Buyer; and

   (c) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing has not occurred on or before January 31, 2002, unless failure results primarily from the Seller itself breaching any representation, warranty or covenant contained in this Agreement, or unless an extension is mutually agreeable to the Seller and the Buyer.

   9.2. Construction. As used herein, unless the context otherwise requires: references to "Article" or "Section" are to an article or section hereof; "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or attachment hereto; references to an agreement or other instrument or law, statute or regulation are referred to as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision) and all regulations, rulings and interpretations promulgated pursuant thereto; and the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

   9.3. Notices. All notices, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made the second day after mailing, if sent by registered or certified mail, return receipt requested, upon delivery, if sent by hand delivery, when received, if sent by prepaid overnight carrier, with a record of receipt, or the first day after dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, return receipt requested), to the parties at the following addresses:

     (i) if to the Buyer to:

       Education Management Corporation
       300 Sixth Avenue
       Pittsburgh, PA 15222
       Facsimile: (412) 562-0934
       Attention: John R. McKernan, Jr.

       and

       Kirkpatrick & Lockhart LLP
       1251 Avenue of the Americas, 45th Floor
       New York, NY 10020
       Telephone: (212) 536-4090
       Facsimile: (212) 536-3901
       Attention: William J. Phillips, Esq.

     (ii) if to the Seller:

       Michael C. Markovitz, Ph.D.
       c/o Argosy Education Group, Inc.
       20 South Clark Street, Suite 300
       Chicago, IL 60603
       Telephone: (312) 899-9900
       Facsimile: (312) 201-1907

       and

       Kirkland & Ellis
       200 E. Randolph Drive
       Chicago, IL 60601
       Telephone (312) 861-2000
       Facsimile: (312) 861-2200
       Attention: Gerald T. Nowak

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

   9.4. Assignment. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted heirs, successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto, without the prior written consent of the other parties hereto.

   9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to its conflict of law doctrines.

   9.6. Amendment and Waiver; Cumulative Effect. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of any other party, (ii) waive any inaccuracies in representations by any other party,
(iii) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement where otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

   9.7. Entire Agreement; No Third Party Beneficiaries. This Agreement and the Schedules attached hereto set forth all of the promises, covenants, agreements, conditions and undertakings of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except the provisions of Sections 8.2 and 8.3 relating to Buyer Indemnitees and Seller Indemnitees who are intended to benefit from such indemnities.

   9.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

   9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

   In Witness Whereof, the parties have executed or have caused this Agreement to be executed by their authorized officers as of the date first written above.

                                          Education Management Corporation

                                                 /s/ John R. McKernan, Jr.
                                          By: _________________________________
                                            Name:John R. McKernan, Jr.
                                            Title:Vice Chairman

                                          Seller

                                                /s/ Michael C. Markovitz
                                          _____________________________________
                                               Michael C. Markovitz, Ph.D.

                                                                       Exhibit A

                            FORM OF ESCROW AGREEMENT

   This Escrow Agreement ("Escrow Agreement") is made and entered into as of
the   day of      , 2001 by and among Michael C. Markovitz, a stockholder of
Argosy Education Group, Inc. (the "Seller"), Education Management Corporation,
a Pennsylvania corporation (the "Buyer"), and        , as Escrow Agent (the
"Escrow Agent").

                                  Witnesseth:

   Whereas, Seller and Buyer have concurrently entered into that certain Stock Purchase Agreement dated as of July 9, 2001, (the "Stock Purchase Agreement"), pursuant to which Buyer agreed to purchase, and Seller agreed to sell the Shares;

   Whereas, pursuant to the Stock Purchase Agreement, Buyer agreed to deposit the Purchase Price and Seller agreed to deliver the certificates for the Purchased Shares into escrow to be distributed in accordance with the terms and conditions set forth in the Stock Purchase Agreement;

   Whereas, Seller and Buyer desire to appoint the Escrow Agent to hold and disburse the Escrow Fund (as hereinafter defined);

   Whereas, unless otherwise defined herein, capitalized terms used in this Escrow Agreement have the definitions ascribed to them in the Stock Purchase Agreement.

   Now, Therefore, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I.

                          Appointment of Escrow Agent

   Seller and Buyer appoint [      ] as Escrow Agent to receive, hold,
administer and deliver the Escrow Fund in accordance with this Escrow Agreement and the Escrow Agent accepts such appointment, all subject to the terms and conditions set forth in this Escrow Agreement.

                                  ARTICLE II.

                         Deliveries to the Escrow Agent

   2.1. Escrow Fund. Simultaneously with the execution of this Escrow Agreement, the Buyer is depositing with the Escrow Agent, the principal sum of
$    (the "Principal Amount") and Seller is delivering the certificate(s)
representing the Purchased Shares together with duly executed stock powers executed in blank. The Principal Amount together with any interest thereon and the Purchased Shares are hereinafter collectively referred to as the "Escrow Fund." The Escrow Agent shall invest the Escrow Fund in Permitted Investments (as hereinafter defined) in accordance with joint written instructions of Buyer and Seller. [Absent written instructions to the contrary, the Escrow Agent shall invest the Escrow Fund in an Armada Money Market Fund, for which the Escrow Agent or an affiliate serves as an investment advisor and receives a fee.] [Agreement to be modified to permit deposit of LC a Buyer's election.]

                                  ARTICLE III.

                  Disposition of the Escrow Fund and Documents

   3.1. Use of Escrow Fund. The rights of Seller and Buyer to the Escrow Fund shall be as set forth in the Stock Purchase Agreement. Seller and Buyer covenant that they will not assign or encumber or attempt to assign or encumber the Escrow Fund and neither the Escrow Agent nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

   3.2. Request of the Parties. Upon receipt of a joint written request (the "Request") from Seller and Buyer (the "Instructing Parties") to disburse all or a portion of the Escrow Fund, the Escrow Agent shall disburse the funds specified in the Request in accordance with such Request. In the event the Escrow Agent receives a written objection to the Request the Escrow Agent shall hold the Escrow Fund pending disbursement pursuant to Section 3.4.

   3.3. Notice of Rescission. Unless the Escrow shall have previously released prior to December 31, 2001 (or the next preceding business day), the Escrow Agent shall disburse the Principal Amount together with any interest to Buyer and the Purchased Shares to Seller and the Escrow Agent shall not be governed by any notice provisions or other objection period mechanisms noted above.

   3.4. Court Order or Joint Instructions. The Escrow Agent may deposit the Escrow Fund with the Clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceeding. If at any time the Escrow Agent receives a final non-appealable order of a court of competent jurisdiction or of an arbitrator selected by the Buyer and the Seller directing delivery of the Escrow Fund, the Escrow Agent shall comply with the order or instruction. The Escrow Agent shall comply with joint written instructions signed by Buyer and Seller directing delivery of the Escrow Fund. Upon any delivery or deposit of the entire Escrow Fund as provided in this Section 3, the Escrow Agent shall not be governed by any notice provisions or other objection period mechanisms noted above.

                                  ARTICLE IV.

                        Delivery of Notices; Statements

   4.1. If Seller shall send any certificate, notice, request, demand or other communication (each a "Certificate") to the Escrow Agent, Seller shall simultaneously send such Certificate to Buyer by facsimile and certified mail. If Buyer shall send a Certificate to the Escrow Agent, Buyer shall simultaneously send such Certificate to Seller by facsimile and certified mail.

   4.2. All Certificates hereunder or with respect hereto shall be in writing and shall be deemed to have been duly given or made (i) upon the third (3rd) business day after the date of mailing, if delivered by certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid courier or overnight service (such as Federal Express), with a record of receipt, or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

     (i) if to Seller:

       Michael C. Markovitz, Ph.D.
       c/o Argosy Education Group, Inc.
       200 South Clark Street, Suite 300
       Chicago, IL 60603
      -------------------------
      -------------------------
       Telephone: (312) 899-9900
       Facsimile: (312) 201-1907

       and

       Kirkland & Ellis
       200 E. Randolph Drive
       Chicago, IL 60601
       Telephone: (312) 861-2000
       Facsimile: (312) 861-2200
       Attention: Gerald T. Nowak

     (ii) if to Buyer:

       Education Management Corporation
       300 Sixth Avenue
       Pittsburgh, PA 15222
       Attention: Robert T. McDowell
       Senior Vice President and Chief Financial Officer
       Telephone: (412) 562-0900
       Facsimile: (412) 562-0934

       and

       Frederick W. Steinberg, Esquire
       Vice President, General Counsel and Secretary
       Education Management Corporation
       300 Sixth Avenue
       Pittsburgh, PA 15222
       Telephone: (412) 562-0900
       Facsimile: (412) 562-0934

     (iii) if to Escrow Agent, to:

       [  ]




       Telephone:
       Facsimile:

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

   4.3. The Escrow Agent shall promptly deliver or cause to be delivered to Seller and Buyer monthly bank statements reflecting the status of, and any activity in, the account.

                                   ARTICLE V.

                                  Escrow Agent

   5.1. Compensation. Buyer shall pay any fees due to the Escrow Agent for the services to be rendered by the Escrow Agent under this Escrow Agreement (including indemnification, if any). Buyer agrees to pay Escrow Agent reasonable compensation for the services to be rendered hereunder and will pay or reimburse Escrow Agent upon request for all expenses, disbursements and advances, including attorneys' reasonable fees, incurred or made by it in connection with carrying out its duties hereunder.

   5.2. Resignation. The Escrow Agent may resign at any time after the date hereof upon giving Seller and Buyer not less than 30 days prior written notice. In such event, the acting escrow agent shall deliver any part of the Escrow Fund then in its possession to a successor escrow agent; the successor escrow agent shall be such person, firm or corporation as shall be mutually agreed upon by Seller and Buyer. Such resignation shall not be effective until a successor agrees to act hereunder; provided, however, that if no successor is appointed and acting hereunder within 30 days after such notice is given, the Escrow Agent shall deliver the Escrow Funds into a court of competent jurisdiction.

                                  ARTICLE VI.

              Liabilities and Indemnification of the Escrow Agent

   The Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed herein in carrying out or executing the purposes and intent of this Escrow Agreement; provided, however, that nothing herein contained shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. The Escrow Agent's duties and obligations under this Escrow Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any party hereto or to any third party as a result of any action or omission taken or made by the Escrow Agent in good faith. Buyer shall indemnify the Escrow Agent, hold the Escrow Agent harmless, and reimburse the Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) the Escrow Agent may suffer or incur by reason of its execution and performance of this Escrow Agreement. In the event any legal questions arise concerning the Escrow Agent's duties and obligations hereunder, the Escrow Agent may consult his counsel and rely without liability upon written opinions given to it by such counsel.

   The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

   In the event that there shall be any disagreement between any of the parties to this Escrow Agreement, or between them or either of any of them and any other person, resulting in adverse claims or demands being made in connection with this Escrow Agreement, or in the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.

   [     ] is acting solely as Escrow Agent and is not a party to, nor has it reviewed or approved the Stock Purchase Agreement or any other agreement or matter of background related to this Escrow Agreement, other than the Escrow Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Escrow Agreement to be so authorized on behalf of the party or parties involved. Permitted Investments shall mean and include any of the following securities:

     (a) Direct obligations of the United States of America, unconditionally guaranteed as to the payment of interest and principal by the United States of America.

     (b) Repurchase agreements or similar arrangements: (i) with financial institutions, including the Escrow Agent if applicable, having or the parent company of which shall have a current Standard & Poor's Corporation or other equivalent rating for any purpose, including outstanding indebtedness, of at least "A", pursuant to which there shall have been delivered to the Escrow Agent, or its designee, Permitted Investments of the type set forth in subsection (a) having at all times a fair market value of at least 100% of the value of such agreement; or (ii) with financial institutions, including the Escrow Agent if applicable, not meeting the rating requirements of (i) above pursuant to which there shall have been delivered to the Escrow Agent or its designee, Permitted Investments of the type set forth in subsection (a) having at all times a fair market value of at least 100% of the value of such agreement.

     (c) Shares of an open-end, diversified investment company which is registered under the Investment Company Act of 1940 and which (i) invests exclusively in Permitted Investments of the types set forth in (a) or (b) above, (ii) seeks to maintain a constant net asset value per share in accordance with regulations of the Securities Exchange Commission, and
  (iii) has aggregate net assets of not less than $50,000,000.00 on the date of purchase.

     (d) Certificates of Deposit issued by national banks, including the Escrow Agent, having combined capital and surplus of not less than $100,000,000.00 and whose deposits are insured by Federal Deposit Insurance Corporation and having a rating of its unsecured, senior debt obligations within one of the three highest rating categories by any nationally recognized rating service.

                                  ARTICLE VII.

                                  Termination

   This Escrow Agreement shall be terminated by (a) written mutual consent signed by all parties, or (b) a final order, decree or judgment of a court of competent jurisdiction, the time of perfection of any appeal of such order, decree or judgment having expired. This Escrow Agreement shall automatically terminate if and when all amounts due under the Stock Purchase Agreement are paid in full.

                                 ARTICLE VIII.

                                Other Provisions

   8.1. Benefit and Assignment. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. In the event that the bank acting as the Escrow Agent merges or consolidates with another bank or sells or transfers all or substantially all of its assets or trust business, then the successor or resulting bank shall be the Escrow Agent hereunder without necessity of further action or the execution of any document, so long as such successor or resulting bank meets the requirements of a successor escrow agent hereunder.

   8.2. Entire Agreement; Amendment. Except as set forth in the Stock Purchase Agreement, this Escrow Agreement contains all the terms agreed upon by the parties with respect to the subject matter hereof. This Escrow Agreement may be amended only by a written instrument signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

   8.3. Headings. The headings of the articles, sections and subsections of this Escrow Agreement are for ease of reference only and do not evidence the intentions of the parties.

   8.4. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

                    [Rest of Page Intentionally Left Blank]

   In Witness Whereof, the parties hereto have duly executed this Escrow Agreement as of the date first above written.




                                          _____________________________________
                                            Michael C. Markovitz, Ph.D.
                                            SSN    -  -

                                          Education Management Corporation


                                          By: _________________________________

                                          Title:_______________________________

                                          EIN:

                                          [                                   ]

                                          _____________________________________
                                          Escrow Agent

                                                                         ANNEX C

              ILLINOIS BUSINESS CORPORATION ACT--RIGHT TO DISSENT

Sec. 11.65. Right to dissent.

   (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions: (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30; (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business; (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (i) alters or abolishes a preferential right of such shares; (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;
(iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or
(4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

   (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

   (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights. (Source: P.A. 85-1269.)

Sec. 11.70. Procedure to Dissent.

   (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

   (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

   (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

   (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

   (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

   (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an Action Against Their Shares And All Parties Shall Be Served With A Copy Of The Petition. Nonresidents May Be Served By Registered Or Certified Mail Or By Publication As Provided By Law. Failure Of The Corporation To Commence An Action Pursuant To This Section Shall Not Limit Or Affect The Right Of The Dissenting Shareholders To Otherwise Commence An Action As Permitted By Law.

   (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

   (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

   (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

     (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

     (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

   (j) As used in this Section: (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable. (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances. (Source: P.A. 86-1156.)

                                                                         ANNEX D

                                                                Telephone: 415
                                                                371 3000

                                                                J.P. Morgan
                                                                Securities
                                                                Inc.
                                                                One Bush
                                                                Street
                                                                San Francisco,
                                                                CA 94104

July 6, 2001

The Board of Directors
Argosy Education Group, Inc.
20 South Clark Street, Suite 300
Chicago, IL 60603

Members of the Board of Directors:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.01 per share (the "Company Common Stock"), of Argosy Education Group, Inc. (the "Company") other than Dr. Markovitz of the consideration to be received by such holders in the proposed merger (the "Merger") of the Company with a wholly-owned subsidiary of Education Management Corporation (the "Merger Partner"). Pursuant to the Agreement and Plan of Merger, dated as of July 9, 2001 (the "Merger Agreement"), among the Company, the Merger Partner and Homer Acquisition Corporation, the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Merger Partner and its affiliates, will be converted into the right to receive $12.00 per share in cash. We understand that Dr. Markovitz has separately agreed to sell the shares of Company Common Stock held by him to the Merger Partner for a price of $12.00 per share pursuant to the Stock Purchase Agreement, dated as of July 9, 2001, between such Dr. Markovitz and the Merger Partner (the "Stock Purchase Agreement").

   In arriving at our opinion, we have (i) a draft of the Merger Agreement dated July 5, 2001 and a draft of the Stock Purchase Agreement dated July 5, 2001; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
(iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) visited certain representative facilities of the Company and performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

   In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

   In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have also assumed that the Merger will be consummated as described in the Merger Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

   Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be in the proposed Merger and we express no opinion as to the underlying decision by the Company to engage in the Merger.

   We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. As we have advised you, we and our affiliates, in the ordinary course of business, have, from time to time, provided, and in the future may continue to provide, commercial and investment banking services to the Merger Partner. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

   On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the holders of the Company Common Stock other than Dr. Markovitz in the proposed Merger is fair, from a financial point of view, to such holders.

   This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

                                          Very truly yours,

                                          J.P. MORGAN SECURITIES INC.

                                          J.P. Morgan Securities Inc.

                         ARGOSY EDUCATION GROUP, INC.

                                     PROXY


          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 31, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael C. Markovitz and Jim Otten and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Argosy Education Group, Inc., an Illinois corporation (the "Company"), which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at The Northern Trust Company, 50 South LaSalle Street, 6/th/ Floor Assembly Room, Chicago, Illinois, 60675 on Wednesday, October 31, 2001 at 10:00 a.m. (Central time) or at any adjournment or postponement thereof, as shown on the voting side of this card.

                             --------------------

                               See Reverse Side

                             --------------------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Special Meeting of Stockholders
                            ARGOSY EDUCATION GROUP, INC.

                               October 31, 2001



[X] Please mark your votes as in this example.

1. To approve the Agreement and Plan of Merger dated July 9, 2001, by and among Argosy Education Group, Inc., Education Management Corporation and HAC Inc., and the transactions contemplated by such Agreement and Plan of Merger, including the merger.

                           FOR    AGAINST    ABSTAIN
                           [_]      [_]        [_]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     This proxy, when properly executed, will be voted as specified. If a choice is not specified, this proxy will be voted "FOR" Proposal 1 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Special Meeting.

     This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

     Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                   _________________________________________


                   _________________________________________
                   Signature(s)              Date